Prospectus Supplement (Sales Report) No. 8 dated July 13, 2010 to Prospectus dated May 24, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated May 24, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated May 24, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 466454

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466454	$15,000	$15,000	11.12%	1.00%	July 12, 2010	July 16, 2015	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 466454. Member loan 466454 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,958 / month
Current employer:	MEXICAN ACCENT, LLC	Debt-to-income ratio:	12.91%
Length of employment:	10+ years	Location:	NEW BERLIN, WI

Home town:
Current & past employers:	MEXICAN ACCENT, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1985	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,429.00	Public Records On File:	0
Revolving Line Utilization:	18.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDERS INTEREST A-N-D COMMITED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Sunday 07.04.2010 at 7:37 AM ET	Type your answer here.Thank you for the information.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here The balance on the mortgage is $70,812.91. The current market value is $100,500.00. ..
1. How much is your mortgage? 2. How much is your car payment? 3. What is your job? 4. What was the recent credit inquiry for? (1 within the last 6 months according to your profile)	Type your answer here.1. The current balance on the mortgage is $70,812.81. 2. Monthly car payment is $443.52 (Current balance on auto loan is $2,830.00. 3. My job is Plant Controller. 4. The credit inquiry was made by Wells Fargo Bank for a line of credit.

Member Payment Dependent Notes Series 500777

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500777	$13,125	$13,125	11.49%	1.00%	July 8, 2010	July 13, 2015	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 500777. Member loan 500777 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,000 / month
Current employer:	Emerson Network Power / Liebert	Debt-to-income ratio:	8.07%
Length of employment:	10+ years	Location:	Middletown, NY

Home town:
Current & past employers:	Emerson Network Power / Liebert
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > I have outstanding revolving credit cards with balances at interest rates of between 20 - 30%. I am currently paying all credit cards on time but I want to reduce interest rates to a more reasonable rate.

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,651.00	Public Records On File:	0
Revolving Line Utilization:	58.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Indy Mac Bank holds the title to my home. 2). Equity is minimal. House was valued at $442,000 prior a refinance in June of 2007. The refinance was for $351,000 for a renovation on the home. Unfortunately, the real estate bubble collapse of 2008 - 2009 resulted in a loss of value in the range of 10 - 15% depending on which which local real estate agent you speak with.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	This was answered previously but here goes again. IndyMac Bank holds my mortgage in the amount of $351,000 refinanced in June of 2007. Since then the value of my home has dropped from an appraised value of $442,000 to a value of somewhere between $375,000 to $400,000 so there is very little equity due to the real estate decline..
Hello: I%u2019m interested in learning more about your loan to see if I can fund it. Could you please help by answering the following two questions? 1. Can you talk about who your employer is and what your position/responsibilities are? More importantly, how secure do you feel your job will be in the next 3-4 years? Why? 2. Worst case scenario (and hopefully this never happens), what contingency plans would you take if you weren%u2019t working at your present position?	I am a sales engineer for Emerson Network Power and have been employed there since 1999. My responsibilities include the design and sale of Uninterruptible Power Supplies for Corporate and Commercial Customers. Since I am the first line of contact for customers, and because of my tenure, the position I hold would be one of the last to be cut during any downturn or slow period. Of course in the uncertainty of these economic times anything is possible so I do have several options available in the event of a job loss, including going to work for clients I currently sell to, hiring myself out as a power consultant or even starting my own business. I also have a sizeable 401K account that I can draw on to meet expenses until I can replace my income.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $13,125 Debt Consol category loan. My questions are: Number [1] Transunion Credit Report shows the $56,561 Revolving Credit Balance total debt (58.90 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month. If any is a HELOC, what are $ loan amount and APR pct?) Number [4] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for TWO answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Saturday 07.03.2010 at 03:45 ET.	RCB breaks down as follows: AT&T is used for business expenses for my employer and are paid down as expense reports are reimbursed. Chase RCB has a balance of $8317.59 but 80% of that balance is a 3.99% and 20% at 20.24% which is the portion of this debt I am looking to pay down under the Lending Club loan. I am paying $331 toward that balance. Discover Balance to finance wife's Master's in Elementary Education and is being paid down by student loans as loans are issued with an additional contribution of $100.00 per month. Bank of America RCB is $5,698.71 at 11.24% and will be consolidated under the Lending Club loan. Currently paying $109 a month toward this loan. Hudson Valley Credit Union balance is Car Loan with a remaining balance of $10,277.00 and currently being paid off at $402.00 per month. Wells Fargo is RCB for a Temperdic Mattress with balance of $2,272 at 0% being paid off at $114.00 per month Brace Setters is for my daughters braces with a balance of $2,476.00 at 0% interest being paid off at $155.00 per month. HELOC Balance is $34,397 at @3.625% and being paid down at $200.00 per month. I took the 5 year term on the Lending Club Loan because my wife is still finishing up her Master's in Elementary Education and I wanted the flexibility of the lower payment until my wife is out in the job market. Our plan is to dedicate more toward paying down this loan once she goes to work.
You might want to check with Chase about the payoff of 20% that is at 20.24% if that is your more recent than the 3.99% teaser rate purchases. They usually make you pay off the teaser rate balance first. How close is your wife to finishing her degree? Thanks in advance.	By law under the new credit card legislation Chase must credit all principle payments to the higher interest rate first. My wife's courses finish December 2010.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? These answers will definitely help lenders lend.	These were the major charges: In a effort to improve our financial circumstances we made a $5,000 investment in what we thought was a legitimate entrepreneurial coaching program, Robert Kiyosaki's Rich Dad Coaching Program. The program delivered a lot less than promised. We also investigated and invested $4,000 in a debt reduction program from No More Mortgage. An analysis from that company showed by allowing them to auto pay our Mortgage, Equity Loan, Car Loans, and all Revolving Charge cards would save us hundreds of thousands of dollars in interest. Spending $4,000 to saved hundreds of thousands seemed like a worthwhile endeavor. We still use that service today. Wife's college expenses for her teaching masters go on a Discover Card some of which is paid down by student loans and $100 per month. $4,000 is on a revolving charge with Temperpedic Mattress which is 0% interest for the life of the loan. Oldest daughters braces is $3,500.00 also a 0% interest on a Revolving Charge. Monthly Expenses: Mortgage inc Taxes $2,755.00 Equity Loan $ 105.00 Verizon Wireless $ 130.00 Land Line and Internet $ 101.00 Bank of America CC $ 109.00 TemperPedic $ 114.00 Car Payment $ 402.00 Utility $ 202.00 Discover $ 100.00 Life Insurance $ 87.00 Bracesetters $ 155.00 IRA $ 7,000.00 401K $230,000.00 Savings $ 5,500.00

Member Payment Dependent Notes Series 511923

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511923	$2,200	$2,200	7.88%	1.00%	July 7, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 511923. Member loan 511923 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	Bowen Photography	Debt-to-income ratio:	1.20%
Length of employment:	< 1 year	Location:	Villa Rica, GA

Home town:
Current & past employers:	Bowen Photography
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1987	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$770.00	Public Records On File:	0
Revolving Line Utilization:	14.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 381 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Friday 07.02.2010 at 10:25 AM ET.	Thank you for you input! I just started a wedding and portrait business back in April and I am slowly but surely upgrading my equipment. I have a few weddings coming up in the next few months and after comparing the cost to rent lenses versus the cost of taking out a loan, well, in the long run it will cost about the same, but this way I will have the lens in my possession earlier. Again, thanks for your advice!
Would you please explain in detail what this venture is.	See above answer.

Member Payment Dependent Notes Series 513036

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513036	$21,000	$13,800	11.86%	1.00%	July 12, 2010	July 9, 2015	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 513036. Member loan 513036 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,417 / month
Current employer:	Roster Financial	Debt-to-income ratio:	15.67%
Length of employment:	3 years	Location:	DELRAN, NJ

Home town:
Current & past employers:	Roster Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/25/10 > Loan is to pay off Citibank credit card Borrower added on 07/01/10 > This loan is to pay off a credit card that is held joinlty with my husband. The credit card changed terms making it a higher variable rate. The card is closed and can't not be used. I'm looking for a fixed lower rate and plan to pay this $600 a month. I just moved into a brand new home so I cannot use home equity loan.

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,033.00	Public Records On File:	0
Revolving Line Utilization:	24.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance is shown as only $6,000. Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Citibank in joint name with husband, balance is $20k - payment varies each month - i pay $600 and continue to plan to pay that amount to payoff - i want this loan for lower fixed rate. Not sure what you are looking at that shows a credit balance.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I just recently purchased a brand new home with a mortgage under my and my husband's name for $400k. If I had equity in my home I would of done a home equity loan but I don't since we just moved in May. This loan I'm requesting is just for a lower rate on credit card I have in joint name with my husband.
What is the current interest rate and amount owed on the credit card?	$20858 and 15.99%
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	My income, after taxes joint with my husband is aprox $8k a month. Bills combined are about $5700 with $2300 left over a month.

Member Payment Dependent Notes Series 517179

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517179	$3,000	$3,000	15.21%	1.00%	July 13, 2010	July 23, 2015	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 517179. Member loan 517179 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,430 / month
Current employer:	AR Administrative Office of the Courts	Debt-to-income ratio:	2.22%
Length of employment:	2 years	Location:	Alexander, AR

Home town:
Current & past employers:	AR Administrative Office of the Courts
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > My car that has been breaking down frequently finally died for good. I need to purchase another vehicle, but would like to avoid banks to avoid having to keep full coverage insurance. My salary is very sufficient to support a loan like this, and I currently have no installment loans. My only debts are my house and two credit cards, with less than 2500$ on them combined. I am an honest person with a good credit score, I work for the Arkansas Administrative Office of the Courts (So my job is very secure) and I am an Operation Iraqi Freedom veteran. Please help me out!

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,064.00	Public Records On File:	0
Revolving Line Utilization:	36.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 520055

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520055	$25,000	$25,000	16.32%	1.00%	July 9, 2010	July 12, 2013	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 520055. Member loan 520055 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	MADISON Performance Group	Debt-to-income ratio:	11.28%
Length of employment:	2 years	Location:	NEW YORK, NY

Home town:
Current & past employers:	MADISON Performance Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > Dear Lenders: As I turned the corner into my 30s, I started realizing that my lifestyle was not indicative of my income. Granted, living in Manhattan can have this impact on many professionals, however, I found my particular financial constraints to be beyond requiring a closely monitored budget. In analyzing my finances, I realized how severely imbalanced much budget was due to carrying an enormous amount of credit card debt. This is an old debt, this is a debt due to times of unemployment during the dotcom bubble 10 years ago, this is a debt due to medical issue in my late 20s and it is a debt that has weighed heavily on me. I thought if I worked hard enough on it, it would eventually get paid off. In the past two years, I have not been able to make any headway at all. From trying to get APRs reduced, to trying to consolidate credit, to stacking credit card payments, I've reached a deadlock in many directions. Three key factors make me an excellent candidate for a loan. -The first is that I have a healthy income which can support loan payments. -The second is that I'm making changes in my personal life that will help me to pay off my loan at a faster rate than anticipated. In 6 weeks, I'll be moving out of Manhattan into a less expensive apartment and a less expensive neighborhood in Queens, NY. I'm selling my car so that I can eliminate my car insurance and using the sale money to help pay off my debts, I've switched gyms to reduce membership fees, and am canceling cable to help cut down on monthly bills. -The third is that I am a well educated borrower with a support network that can help me make sound financial decisions for my future. I thank you for you consideration.

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	59
Revolving Credit Balance:	$26,317.00	Public Records On File:	0
Revolving Line Utilization:	79.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
EMAIL INTENT PROVIDE INSIGHT WHAT NEED TO DO AND QUICKLY ATTRACT LENDER $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office < $1 deposit verifies bank account, NEXT step borrower Employment- Income verification aka "Credit Review". Employment - income verifications independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income documents to submit- 2 Earning Statements, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer provides Fax Machine telephone number and will indicate doc, or pdf format if documents sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because: (1) Loan attract lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loans funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY-ON. WAITING UNTIL LISTING'S END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING, DEPOSITING $. Credit Reviewers goal to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying < $1 deposit posted bank account, ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags F-A-R BEHIND loans listed same day, but Credit Review quickly finished in 1 day and loan Approved for later issue. The lenders role is exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts borrower's employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time LC borrower. Lender 505570 U S Marine Corps-RETIRED Tuesday 06.29.2010 at 06:25 AM ET	Dear Lenders: As I turned the corner into my 30s, I started realizing that my lifestyle was not indicative of my income. Granted, living in Manhattan can have this impact on many professionals, however, I found my particular financial constraints to be beyond requiring a closely monitored budget In analyzing my finances, I realized how severely imbalanced much budget was due to carrying an enormous amount of credit card debt. This is an old debt, this is a debt due to times of unemployment during the dotcom bubble 10 years ago, this is a debt due to medical issue in my late 20s and it is a debt that has weighed heavily on me. Looking back, I do not think I was fully aware of my upward creeping Annual Percentage Rates or what a high APR meant. It seems like I would call to get them lowered and my request would be made and then not long after they were raised again. In the past two years, I have not been able to make any headway at all. From trying to get APRs reduced, to trying to consolidate credit, to stacking credit card payments, I've reached a deadlock in many directions. I have three key factors make me an excellent candidate for a loan. -The first is that I have a healthy income which can support loan payments. -The second is that I'm making changes in my personal life that will help me to pay off my loan at a faster rate than anticipated. In 6 weeks, I'll be moving out of Manhattan into a less expensive apartment and a less expensive neighborhood in Queens, NY. I'm selling my car so that I can eliminate my car insurance and using the sale money to help pay off my debts, I've switched gyms to reduce membership fees, and am canceling cable to help cut down on monthly bills. -The third is that I'm a well educated borrower with a support network that can help me make strong financial decisions towards my future.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Hello and thank you for your consideration. My goal is to bring each credit card under the 20% mark borrowed to owed. I have four credit cards that need to be paid off. After Lending Club fees I have approximately $23,000 in loan money to work with. 1. Citibank - just over $10,000 - this card I would pay off in full 2. Chase - just over $8,200 - the limit on this card is $9,900. I would pay off $6,220, leaving me with a balance of $1,980 which gets me to the 20% borrowed to debt ratio. 3. Chase - just over $1,800 - The limit on this card is $2,500 - I would pay of $1,300 leaving me a balance of $500 which gets me to the 20% borrowed to debt ratio 4. Bank of America - just over $6,100 - the rest of the money $5,480 will go to this card. The limit on this card is $6,600. I would have a balance of $620 which is way less than the 20% borrowed to owed ratio. This month I paid $1,200 payments to my credit cards. So reducing that to $882 a month will have a significant impact on my budget. I will still have about $3,900 left over in revolving credit. Which I will pay off quickly due to that fact that every single one of my cards has a 29.99% APR. If I were to receive loan money, I would consult a close contact who works in finance and is more knowledgeable than I am - although, I do feel like I have done my homework. If you see a better approach, I would welcome your opinion. Thanks.
What is Madison PG and what is your position there?	MADISON Performance Group: We work within the recognition and incentives industry. We specialize in performance based recognition and create application platforms which support recognition programs for other companies. I am a senior Project Manager responsible for our largest account, a global consulting firm with over 180k users in 55 countries. My responsibilities include being the key owner of the client relationship, managing technical development and the project work plans for technical initiatives, recognition strategy, reporting, data analysis and just about everything having to do with day to day operations. I work directly with executive leadership, my company's c-suite, as well as the executive global leadership of my client company.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Are you the sole wage earner? Thanks.	Hello and Thank you for your consideration: Monthly expenses: $ Housing: $ 1600 (this is my rent. I know it seems very high but I live in Manhattan and this is actually quite reasonable for the market. In two weeks, as part of my debt reduction plan, I am moving to Queens, NY and reducing my rent by $300) Insurance: $ 135 (insurance which will be alleviated because I'm selling my car) Car expenses: 0 (my car is not currently being driven) Utilities: $ 150 Phone, cable, internet: $ 320 Food, entertainment: $ 600 Clothing, household expenses $ 200 Credit cards and other loans: $ 1200 Other expenses: $ 200 (includes a gym membership and smaller expenses like monthly offering to my church, monthly copayment for prescriptions, one off dry cleaning bills)
I like your motivation and you have made lifestyle changes to work towards the goal that the loan will help you reach. I work for Chase in their collection department. I know industry wide you can probably settle a lot of your cards, assuming they are past due at least a month. If having a settlement on your credit report wont kill you then that is an option. (You would lose use of the card). Other than that I am happy to help fund this loan. I appreciate your honesty and showing how you are changing your life to help instead of simply relying on a reduced interest rate. Good luck to you.	Thank you so much for your words of encouragement! I'm very excited for these future changes!

Member Payment Dependent Notes Series 523435

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523435	$12,000	$12,000	10.75%	1.00%	July 8, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523435. Member loan 523435 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	West Virginia Wesleyan College	Debt-to-income ratio:	20.25%
Length of employment:	3 years	Location:	BUCKHANNON, WV

Home town:
Current & past employers:	West Virginia Wesleyan College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > I've made some bad decisions, mixed with bad luck and all topped off with a divorce. I'm just trying to get out of the hole and get a fresh start and get some financial control in my life again... My job is very stable and my old credit cards have already been cut up, i may be in debt but i never miss payments .. I'm just looking to get this burden off myself and my kid and my family

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,373.00	Public Records On File:	0
Revolving Line Utilization:	36.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at the college?	I am an IT support specialist / mobile systems technician. Basically, I fix student and faculty laptops and technical problems.

Member Payment Dependent Notes Series 523540

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523540	$14,000	$14,000	11.12%	1.00%	July 8, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523540. Member loan 523540 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Student Ministries Inc.	Debt-to-income ratio:	6.78%
Length of employment:	8 years	Location:	AUSTIN, TX

Home town:
Current & past employers:	Student Ministries Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > We are employed by Student Ministries, Inc/Big Top Productions, a non-profit 501(c)3 charity for artist and community development. This charity has been active since 1973 and we have been on the board since 2001. We are good borrowers: we never miss payments, we fully own our house (no mortgage), have no education loans, and are four months away from paying off our car. Our only debt is in two credit cards which we used to fund some house repairs on our historic home. We would like to use this loan to finish the repairs and pay off the high-interest credit card debt. Our monthly budget is $6000. This includes charity donations that we give to others.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	11
Revolving Credit Balance:	$13,944.00	Public Records On File:	0
Revolving Line Utilization:	53.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You say "we" -- which one of you is applying for the loan? Is the $5000 monthly income combined income, or income of the Borrower? Thank you in advance. ~ CriticalMiss	Hi, sorry that wasn't clear. I am the one applying. The $5000 is the borrower's/my income. Thank you.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. No 2. There is no mortgage or HELOC. 3. Value is $363,000
Can you explain the delinquency on your record?	Hi, this was a late payment on a credit card a few years ago; I accidentally and unfortunately underpaid my bill by $18. This also happened to be the remaining balance of the account, so I thought the card was completely paid off until I received the next bill, at which time I immediately paid off and have not used the card since.

Member Payment Dependent Notes Series 525780

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525780	$5,000	$5,000	7.51%	1.00%	July 12, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525780. Member loan 525780 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,280 / month
Current employer:	Polyworks LLC	Debt-to-income ratio:	15.96%
Length of employment:	5 years	Location:	Providence, RI

Home town:
Current & past employers:	Polyworks LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$157.00	Public Records On File:	0
Revolving Line Utilization:	0.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Please list your current debt balances and interest rates. 2. What was the recent (within last 6 months) credit inquiry for? 3. How much is your rent? 4. How much is your car payment? 5. What is your job? 6. What is your net (after tax and medical deductions) monthly income?	1. a. School loan = 11,091.17 @ 3.25%; b. American Express card = $317 @ 17.24%; c. WaMu/Chase Visa card = $306 @ 24.24% 2. Recent credit inquiry purpose for this particular loan and primarily for personal inform 3. Not rent payment at the moment. 4. No car payment. 5. Working as R&D operator in urethane technology 6. Net monthly income is roughly 1800.00
What is it you plan on using the requested funds for?	Plan on using the requested funds to cover my wedding expenses, as much as I don't have wanted to.

Member Payment Dependent Notes Series 526359

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526359	$3,800	$3,800	11.12%	1.00%	July 12, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526359. Member loan 526359 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Sharon Regional Health System	Debt-to-income ratio:	15.45%
Length of employment:	10+ years	Location:	New Castle, PA

Home town:
Current & past employers:	Sharon Regional Health System
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > New lawn tractor

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	14
Revolving Credit Balance:	$9,266.00	Public Records On File:	0
Revolving Line Utilization:	23.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage loan balance is $86,000 No HELOC Home value $128,000

Member Payment Dependent Notes Series 527345

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527345	$25,000	$25,000	11.86%	1.00%	July 12, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527345. Member loan 527345 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Total Petrochemicals	Debt-to-income ratio:	22.28%
Length of employment:	10+ years	Location:	Huffman, TX

Home town:
Current & past employers:	Total Petrochemicals
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > This loan is strictly to consolidate higher interest rate credit cards and pay the balances off in a timely manner. I am an excellent borrower because I make my monthly payments on time, every time! For example, our 2 vehicles are currently paid off, one of which was paid off 6 months early. This loan will definitely help my family's monthly budget. As for my job, I have worked for my company for 20 years ... the past 10 years have been as a plant operator. I plan to stay there for many more years to come. Borrower added on 07/06/10 > My wife also has a very stable position as a school teacher in our community.

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55,508.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are you currently paying each month on the debts you plan to pay off with this loan?	Type your answer here.$1200.00
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.1.$1271.00 and no HELOC 2. $295,000.00
I am sorry - I suspect you provided the monthly payment rather than the loan balance (i.e. how much you still owe the bank on the mortgage). Can you check your answer?	Type your answer here.$205000.00

Member Payment Dependent Notes Series 529104

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529104	$20,000	$20,000	11.49%	1.00%	July 13, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529104. Member loan 529104 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	M and T BANK	Debt-to-income ratio:	20.95%
Length of employment:	3 years	Location:	WASHINGTON, DC

Home town:
Current & past employers:	M and T BANK
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,368.00	Public Records On File:	0
Revolving Line Utilization:	44.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what is your responsibility with your employer? Thank you	$20,000 @ 11.49% loan will consolidate the following debts: VISA: $9766 @ 13.24% ($200/Month) MASTERCARD: $4304.32 @ 11.90% ($200/Month) TERM LOAN: $4361.57 @ 12.00% ($333.36/Month) Responsibility with employer: * Account Management * Business Development * Financial Analysis

Member Payment Dependent Notes Series 532230

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532230	$5,000	$5,000	14.35%	1.00%	July 8, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532230. Member loan 532230 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Toyota of Union City	Debt-to-income ratio:	9.83%
Length of employment:	< 1 year	Location:	Jacksonville, FL

Home town:
Current & past employers:	Toyota of Union City
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,413.00	Public Records On File:	0
Revolving Line Utilization:	53.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I only owe the amount shown $184910 on my home. It originally appraised at 264K but now appraises for $202K.

Member Payment Dependent Notes Series 533539

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533539	$2,950	$2,950	10.75%	1.00%	July 8, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533539. Member loan 533539 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Napoli Foods	Debt-to-income ratio:	2.92%
Length of employment:	2 years	Location:	WATERBURY, CT

Home town:
Current & past employers:	Napoli Foods
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,301.00	Public Records On File:	0
Revolving Line Utilization:	32.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you elaborate on your employer %u2013 what you do, where you work, future job security , etc.	talked to man on phone regarding matter
1. In your profile, there are 2 recent inquiries listed. What were these 2 recent credit inquiries (within the last 6 months) for? 2. What are the balances, interest rates, and creditor names for each of your debts? Which of these will you be consolidating?	talked to man on phone regarding matter

Member Payment Dependent Notes Series 533602

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533602	$7,500	$7,500	13.98%	1.00%	July 7, 2010	July 7, 2015	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533602. Member loan 533602 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Buffalo Games	Debt-to-income ratio:	18.85%
Length of employment:	3 years	Location:	TONAWANDA, NY

Home town:
Current & past employers:	Buffalo Games
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	59
Revolving Credit Balance:	$4,071.00	Public Records On File:	0
Revolving Line Utilization:	47.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	I am looking to pay off several credit card: CitiCard approx $1,800 monthly pmt $40.00 Chase approx $1,400 monthly pmt $40.00 Best Buy approx $1,000 monthly pmt $25.00 Ann Taylor appox $300 monthly pmy $10 CareCredit approx $2,500...not sure monthly pmt since we just had to use for our pet to get better. Like I said on my application, I am just looking for a monthly payment for all of these debts. A loan that isn't going to kill me and will allow me pay it off rather quickly.
You claim your loan is for debt consolidation. Your revolving credit balance is listed as $4,071.00, but you are asking for $7,500. What will the extra $3,429 be used for? What other debts do you have? What is Buffalo Games? What were the circumstances surrounding your delinquency 59 months ago?	What you are probably not seeing is the CareCredit we just had to take to pay a vet bill for our beloved Pet in the amount of $2,500. So that is part of it. I listed above to another investor that in total I have approximately $7,000 that I will be paying off and that is all I will be getting from Lending Club (approx $7,100). This loan is stictly to make all these small payments consolidated into one and then I will be able to pay it off quicker.
Thank you for the additional detail on your loan request. However, you only answered one of my three questions. Again: What is Buffalo Games? What were the circumstances surrounding your delinquency 59 months ago?	Buffalo Games is a puzzle and board game manufacturer in Buffalo, NY. The circumstances were that my mother took a loan/credit card under my name and decided to not pay on it. I had to scample to pay it off so that I didn't have that over my head when I went to go buy a house down the road, which thank goodness I was able to go.

Member Payment Dependent Notes Series 533955

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533955	$10,000	$10,000	15.21%	1.00%	July 9, 2010	July 9, 2015	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533955. Member loan 533955 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Safety Solutions Inc	Debt-to-income ratio:	12.35%
Length of employment:	3 years	Location:	DAYTON, OH

Home town:
Current & past employers:	Safety Solutions Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	4
Revolving Credit Balance:	$8,102.00	Public Records On File:	0
Revolving Line Utilization:	46.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 533972

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533972	$25,000	$25,000	11.86%	1.00%	July 8, 2010	July 8, 2015	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533972. Member loan 533972 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Aarons Inc	Debt-to-income ratio:	13.96%
Length of employment:	10+ years	Location:	KENNESAW, GA

Home town:
Current & past employers:	Aarons Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/24/10 > pay off american express card

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,831.00	Public Records On File:	0
Revolving Line Utilization:	32.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.1) Mortgage is with Bank Of America in my name and my wife 2) Mortgage amount was $266,500 balance is now $243,000

Member Payment Dependent Notes Series 534250

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534250	$15,000	$12,950	13.23%	1.00%	July 12, 2010	July 9, 2015	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534250. Member loan 534250 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Bank Of America	Debt-to-income ratio:	14.91%
Length of employment:	< 1 year	Location:	Fairfield, CT

Home town:
Current & past employers:	Bank Of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/25/10 > I suffered a couple of major setbacks within the last couple years - I underwent a length and expensive divorce while simultaneously experiencing loss of a great job due to the financial markets meltdown. As a result, unfortunately, I acquired debt via credit cards and 401k withdrawals to make ends meet (I am the breadwinner of a household that includes my 2 small children). I am finally back on my feet and seek to restore my credit through debt consolidation by utilizing lower interest rates. In addition to my credit card debt, I have immediate bills that need to be paid off ASAP including the remainder of school tuition, medical bills (I broke my foot), IRS penalties and a small down payment on a used car as my current car essentially died. I have a new great job at a large, global organization. My salary is $85,000. I do not not have a mortgage and until now, have not had a car payment. My main monthly 'nuts' include childcare, rent and bill payment. By obtaining a loan through Lending Club, I will be able to take advantage of one main monthly payment with a one (lower APR).

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1975	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	43	Months Since Last Delinquency:	10
Revolving Credit Balance:	$3,954.00	Public Records On File:	0
Revolving Line Utilization:	39.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Absolutely.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what is your responsibility with your employer? Thank you	Hi...Thx for your question. My CC debts include: Citi = $9,751 (minimum = $258) BoA (AMEX) = $7,407 (minimum = $315) BoA (MC) = $11,911 (minimum = $414) I will allocate a large portion of the monies to the card with the highest interest rate first (my cards vary between 25%-29% APR) and work my way down. The rest of the monies will be used to pay off non-credit card related immediate debts namely a small IRS penalty for withdrawing funds from my 401k (which I had to do when I was in fairly dire financial straits about a year ago). I am a campus recruiter at Bank of America Merrill Lynch - I recruit college students for the firm's technology analyst program (they join upon graduation). I am not on the retail side of the business, I am part of the investment bank. Hope this helps.

Member Payment Dependent Notes Series 534867

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534867	$13,750	$13,750	16.32%	1.00%	July 12, 2010	July 10, 2015	July 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534867. Member loan 534867 was requested on June 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Dbl Labs	Debt-to-income ratio:	18.84%
Length of employment:	4 years	Location:	St. Cloud, MN

Home town:
Current & past employers:	Dbl Labs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/26/10 > schooling Borrower added on 07/07/10 > schooling is for further education in real estate and stocks.

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,155.00	Public Records On File:	0
Revolving Line Utilization:	44.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" or "Other" category loan is 1 of 399 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Sunday 06.27.2010 at 5:47 AM ET	the purpose of the loan is to further educate me in real estate classes and stock classes. after stock classes will be looking at 10% return each month except for one month. the real estate to help find 2 home and resale.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	no mortgages. the house is about 200,000, and lived for 20 years.
I'll be funding part of your loan... but you're likely to do better if you happen to relist by making your loan purpose more clear. You also need to respond to questions should you receive them.	loan is for further education in real estate and stocks.
Can you provide information on your loan? There is no description, no substantive explanation, and obviously this has hurt your application. Providing some information may attract more lenders to fund your loan in the last two days. You could start with, what will you do with the funds once received? If it is to consolidate, what loans will you pay off and what are the current rates? If it is to go to school, how will you pay this off and how does it fit in with other expenses? You indicate that you "own" your home. Is this in your name? If so, what do you owe on it and what is it worth?	the schooling is for real estate and stock schooling. the home is under my parents name. its net worth about 200,000.00.

Member Payment Dependent Notes Series 535006

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535006	$15,000	$15,000	11.86%	1.00%	July 9, 2010	July 6, 2015	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535006. Member loan 535006 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,167 / month
Current employer:	Octapharma USA	Debt-to-income ratio:	18.07%
Length of employment:	2 years	Location:	Hoboken, NJ

Home town:
Current & past employers:	Octapharma USA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/22/10 > I currently have a loan that I would like to pay off with this loan from Lending Club, after that I would like to pay off my credit card. I have recently earned a raise at work that along with this loan will allow me to comfortably make payments aggresively towards this loan once a rid myself of my current debt. Borrower added on 06/22/10 > I plan to use this loan to pay off my current debt. I have recently earned a rasie at my job that along with this loan will allow me to rid myself of current debt and aggresively pay off this current loan from Lending Club.

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,849.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a "Debt Consolidation" loan, could you please list the debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held? Also, since there is no pre-payment penalty on Lending Club loans, do you plan on paying this loan off early? Or making regularly scheduled payments for the full 5 years. Don't feel pressured to answer that you'll be paying it off early, both are totally reasonable options depending on your situation.	I have a loan with Credit One Financial Solutions that has a remaining balence of $3,335. I have a Discover Credit Card with a balence of $8,300. My plan is to immediately pay off both of these debts and afterwards aggresively pay off this loan from Lending Club. My plan is to make monthly payments of at least $500
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I belive I can answer all of your questions in one summary. I am a college graduate of 3 years now that has been living at home. I struggled as many do to initially find employment and come across a great opportunity about 2 years ago with an entry level position in a pharma company. Since it was entry level I wasnt initially paid well but have done a successfull job which recently rewarded me with a significant raise that along with this loan will allow me to pay off my current debts, start fresh if u will and aggresively pay off this loan from Lending Club. I am in Sales so I travel a lot, so living at home for a couple of more years while I try to secure myself financially is something that I am not opposed to and plan on doing. Any further questions please ask.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Credit One Financial Solutions $3335 Discover Credit Card $8300 I plan to immediately pay off both of these loans and aggresively pay off the Lending Club loan afterwards. Any further questions please ask
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	1. I have a loan with Credit One financial Solutions that I would immediately pay off as well as a credit card debt with DIscover that I would immediately pay off, both totalling $11,635 currently. 2. I am in Sales for a privately owned pharmacuetical company, I took a postion at an entry level about 2 years ago that didnt intially pay well but recently rewarded me with a raise that along with this loan will allow me to rid myself of past mistakes/debt and have the financial means to aggresively pay off this loan. As far as a contingency plan I dont have one but my company is doing well despite the economic problems and in my 2 years have not had 1 employee laid off. While my recent raise will certainly help I will also be due for a promotion at the end of the calender year that I will hopefully earn. This would allow me to pay off the Lending Club loan even faster. 3. I live at home with my parents still and since I am in sales I travel a lot so it is not something that bothers me like most. So I have no rent expense, phone is covered by company. I take transit to my office and expense rental cars when need be. I have a monthly Gym payment of $75 4.Please see above 5. None\ 6. I invest 6% of my salary into my 401k plan 7. Please see above

Member Payment Dependent Notes Series 535030

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535030	$7,000	$7,000	17.19%	1.00%	July 12, 2010	July 6, 2015	July 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535030. Member loan 535030 was requested on June 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	broadway heights dairy	Debt-to-income ratio:	10.45%
Length of employment:	10+ years	Location:	medford , NY

Home town:
Current & past employers:	broadway heights dairy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/22/10 > 2 children set wedding dates for 2011

A credit bureau reported the following information about this borrower member on June 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,663.00	Public Records On File:	0
Revolving Line Utilization:	97.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.the titlie is in mine and my wife's names. the appraisal came in at $260,000 and the new loan balance is $251,000.
Borrower, No questions asked; No answers required. Email FYI. After The Lending Club Home Office less than $1 deposit verifies bank account, NEXT step is borrower Employment- Income Verification "Credit Review". Employment verification is independent of income verification and vice verse. Home Office Credit Reviewer contact you by email or telephone. Reviewer tells you for loan category-$ value the income documents you submit- 2 Earnings Statements or Direct Deposit receipts, 2009 IRS 1040, or if self-employed-small business owner, a IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides Fax Machine telephone number and indicate doc, pdf preferred format if document sent via email. When Credit Review completed, application lenders see reflect Credit Status "Approved" for funded loan's $ deposit. Approved Credit Status benefit borrower because: (1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After a loan funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review PROACTIVE. It can be completed quickly if is borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED DURING A LOANS EARLY FUNDING. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal is to complete a required borrower Credit Review within 4-days after loan listed. If Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted to bank account, you ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located at the bottom of Home Page. Located there are both Member Support Department's email address and the Toll Free telephone number (support@lendingclub.com|866-754-4094). Home Office closed Sat, Sun, national, and California Holidays. Earlier Credit Review finished, loan is "Approved" for issue, means sooner loan attracts lender who commit $ to fund it. The borrower who takes excessive time for Credit Review to be completed because of their procrastination, loan's $ funding lags FAR-BEHIND loans listed same day but Credit Review quickly completed and a loan Approved for issue. A participating lenders role is to exclusively fund selected loans; we do nothing else except ask clarifying questions. Home Office Credit Reviewer is only person who conducts the borrower's employment-income verification. They are only person to whom borrower sends all required income documents. I'll revisit later and ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-Retired Wednesday 06.23.2010 at 6:53 AM ET	Type your answer here.siemper fi! u rah!
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $2,000 Wedding Expenses category loan. My questions are: Number [1] Brief description your employer Broadway Heights Diary? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $17,663 Revolving Credit Balance total debt (97.00 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.23.2010 at 07:43 ET.	Type your answer here.1)local dairy co. that delivers all varieties of dairy & dairy products to local supermarkets, deli's, resturants, etc..2) i load the trucks overnight, do inventories, i am senior union plant worker overnight. 3)we pay all the cads at least 50.00 more than the mim due. 4) 60 mos..
Borrower, Your loan now listed for several days for lender consideration. Loan currently attracted only 14 percent funding. Reason for little funding is because loan application that all lenders view still does NOT show that required borrower Employment-Income verification a/k/a "Credit Review" was completed. Review Status does NOT show that loan is "Approved" for issue when either 100 percent funded or when partially funded and 14 days maximum listing time expires. If you were previously contacted by Home Office Credit Reviewer a-n-d submitted required income verification documents then YOU need to FOLLOW-UP and ask Credit Reviewer WHY nothing accomplished to upgrade loans Review Status? Refer to bottom Lending Club Home Page "CONTACT US" for Member Support Department email address and Toll Free telephone number. Home Office is CLOSED Saturday, Sunday, national and California,Holidays. Good luck with your follow-up rquest. Lender 505570 USMC-RETIRED Friday 06.25.2010 6:39 AM ET.	Type your answer here.income info being faxed on sat, 6/26/10.
R U ONE OR TWO INCOME FAMILY	Type your answer here.we are a two income family. my wife works full time also.

Member Payment Dependent Notes Series 535116

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535116	$20,000	$12,600	15.95%	1.00%	July 9, 2010	July 8, 2015	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535116. Member loan 535116 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,135 / month
Current employer:	U.S. Navy	Debt-to-income ratio:	13.65%
Length of employment:	10+ years	Location:	NEW LONDON, CT

Home town:
Current & past employers:	U.S. Navy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	81
Revolving Credit Balance:	$15,798.00	Public Records On File:	1
Revolving Line Utilization:	84.50%	Months Since Last Record:	54
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer U S Navy. Re: Your loan application. My questions are:: (1) Active duty military: Provide current Rank?** a-n-d Pay Grade?; If an Enlisted Member Expiration Current Contract Date is when? (ETOS) (Officers are "Indefinite".) (2) Loan application shows Length of Employment as 10 years. Future intentions are to: Extend enlistment? Reenlist? Continue to 20-years and qualify for military retired pension? Or what else? (3) If DoD Civilian Employee: Provide equivilent GS Pay Grade, In-Step Level a-n-d current Position (Job/What you do) for employing military service branch. *"Company or Field Grade" Officer, "CO", "XO", "Senior Enlisted", "Higher Enlisted", "Career Military" generic terms do not provide L C civilian dominated lenders anything useful to make their decision to help fund your loan. Semper Fidelis, USMC-RETIRED Lender 505570 Friday 06.25.2010 @ 05:30 AM ET	I'm a Lieutenant, O3E, the E means prior enlisted so I have a higher pay scale than a regular Lieutenant. I've been in the Navy for 16 years and 11 months. I plan to retire after 22 years or more, depends on if I make Lieutenant Commander. I'm currently the Executive Officer for Naval Submarine Support Center in Groton, CT.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $20,000 "Major Purchase (Debt Consol) category loan. My questions are: Number [1] Transunion Credit Report shows 1 Public Record om File from 54 months ago. What was Public Record? a-n-d What was final disposition of this public Record? Number [2] Transunion Credit Report shows the $15,798 Revolving Credit Balance total debt (84.50 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] $20,000 loan; $15,798 Revolving Credit Balance; $4,202 is the extra cash that will be received (less your loan's origination fee) that is either consolidating, or is refinancing, what specific debts that are not currently included in a Credit Report Revolving Credit Balance total debts? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use a 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 06.25.2010 at 05:48 AM ET.	1. Public record was a medical bill that I was unaware of because I transferred to another location. The hospital filed the wrong paperwork and billed me instead of getting payment through tricare.Tricare worked with me to show the hospital was at fault with there claim for payment and cleared me of the claim. I found out about the claim when I was trying to purchase my home and I resolved it to allow me to purchase my home. 3. I intend to pay off this loan within 3 years or earlier. My intentions for the loan are to purchase and own an operating beauty salon.
Are you military or civilian? Rank or Rating? Specifically, what are the loan proceeds to be used for?	I am an active duty Naval Officer, Lieutenant. The proceeds of the loan will be to purchase a beauty salon.
Purpose of loan?	The purpose of the loan is to purchase a beauty salon.
Where is the beauty salon? Will you actively be involved in management of the salon? If so, how? If not, who will be managing it? What is its current cash flow?	The beauty salon is in a shopping plaza. The current owner will remain on board as the manager and manage the salon.
LT, do you intend on remaining within the Navy over the course of your loan or moving to the private sector?	I will be in the Navy through the course of the loan.

Member Payment Dependent Notes Series 535244

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535244	$25,000	$17,625	11.86%	1.00%	July 12, 2010	July 9, 2013	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535244. Member loan 535244 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	chandler-amtek engineering	Debt-to-income ratio:	22.95%
Length of employment:	3 years	Location:	HOUSTON, TX

Home town:
Current & past employers:	chandler-amtek engineering
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/25/10 > Consolidation, 4 loans into one... Borrower added on 06/25/10 > TO pay off 4 loans and get one monthly payment.

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	74
Revolving Credit Balance:	$17,546.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1.No I do not hold the title on my house. 2. I have maybe 10k in equity on the house in question. I still owe 119,166.00 on the house at this current time. The house is valued at 131,000.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. No I dont hold the title to my house. 2. I hold about 10k in my house at this current time. I just recently invested into it. The house value is 131,000 and my balance is 119,660. I am trying to obtain this loan so I can pay off 3 credit cards and a medical loan. I would like to wrap these into one monthly payment. I travel outside of the country alot for my job. I am a field service engineer for the oil field.
How much do you presently pay for the four loans per month? Thank you.	1300.00 a month and sometimes more. At this time I am looking for a monthly payment that I can count on not to change to much. Plus I travel out of the country for my job alot. So I like to have my bills set in stone. Thank you...
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Will you make payments by electronic debt? Thanks for your answer to these 2 Q	Yes this loan will come right out my account monthly. Right as of now my current bills are at 1500.00 a month. But with those other bills my fiance also brings in a income to the household that I didnt include in my income on loan amount. So she pays her part of everything. so with her income and mine we bring in about 75-80k a year. Thank you
Your revolving credit balance reads $17,546. Why are you asking for 25K? Thank you	I have a medical loan of 7,058.00, A Mastercard balance of 10,000.00, A Visa of 6,800.00, and another Visa of 1800.00. I wasnt to combine these into one monthly payment and pay them off quickly. Plus they now have a higher monthly fee on them. The medical loan has a high interest rate. This is why I asked for 25k.

Member Payment Dependent Notes Series 535267

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535267	$20,000	$20,000	14.84%	1.00%	July 7, 2010	July 7, 2013	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535267. Member loan 535267 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Broward County School Board	Debt-to-income ratio:	12.30%
Length of employment:	4 years	Location:	FORT LAUDERDALE, FL

Home town:
Current & past employers:	Broward County School Board
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	20
Revolving Credit Balance:	$1,249.00	Public Records On File:	0
Revolving Line Utilization:	32.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Tell me a story that will make me want to invest. Please include job description at BCSB.	Hello there! I'm currently a high school teacher for the Broward County School Board and have the magnificent opportunity to educate students in Algebra and Geometry. Although I have a B.S. in Business Management and Finance my true passion is to teach. Aside from being a teacher, I'm also responsible for the curriculum for all of the geometry teachers, school textbooks, student obligations, and club fundraising. My passion for education started several years ago because of my mother's dance studio. As soon as I was old enough to assist dance classes I did and it made me realize how much I enjoy helping others and working with others. It is because of her dance studio that I'm requesting this loan. She began her business 18 years ago with the hopes that it would, one day, become my dance studio. My mom has finally given me the chance to invest in her business and make it flourish even more. I will continue to be a full-time school teacher, but my opportunity to become more involved in the business has really inspired me to take the lead.

Member Payment Dependent Notes Series 535269

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535269	$8,400	$8,400	11.12%	1.00%	July 9, 2010	July 7, 2015	July 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535269. Member loan 535269 was requested on June 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,667 / month
Current employer:	Assumption Parish School Board	Debt-to-income ratio:	9.52%
Length of employment:	10+ years	Location:	Napoleonville, LA

Home town:
Current & past employers:	Assumption Parish School Board
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,437.00	Public Records On File:	1
Revolving Line Utilization:	23.70%	Months Since Last Record:	107
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	I am using the money for debt consolidation to pay off lawyer fees and IRS fees. I have plenty of monthly monies but I am trying to raise my credit score into the 700's. This loan will be a small portion of my $116,000 annual salary. My rent is $400 a month with a lease note on my vehicle in the $500's a month. My debt to income ratio is inpecable.
Your credit balance is $4,437 but you're borrowing $8,400. Where is the extra money going?	The rest of the money is going to my son to help him pay off lawyers fees associated with his pending divorce.
Please explain the bankruptcy you had in the past. How do you plan to avoid additional debt while paying this loan off?	The bankruptcy was over 10 years ago and was due mainly to helping two of my kids who were struggling with job lay offs, while my wife fell sick and was not able to work for awhile as a self-employed beautician. I wish to consolidate the bills i have now into one note, that is why i am seeking to get $8400. How i plan to avoid additional debt is simple: i am still teaching full time and receive a full monthly check to go with my retirement check from previous years of service to go along with social security for my wife and I. Also, we own property which has oil wells on them, so we recieve a monthly check for oil royalites. The major reason i want this loan is to raise my credit score from 698 into the 700's, which is due mainly because of that bankrupcty 10 years ago.

Member Payment Dependent Notes Series 535472

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535472	$10,000	$10,000	13.98%	1.00%	July 13, 2010	July 12, 2015	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535472. Member loan 535472 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Georgia Ports Authority	Debt-to-income ratio:	13.87%
Length of employment:	5 years	Location:	Pembroke, GA

Home town:
Current & past employers:	Georgia Ports Authority
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	36
Revolving Credit Balance:	$4,212.00	Public Records On File:	0
Revolving Line Utilization:	24.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 535811

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535811	$5,400	$5,400	15.58%	1.00%	July 8, 2010	July 9, 2015	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535811. Member loan 535811 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	ATT	Debt-to-income ratio:	2.55%
Length of employment:	10+ years	Location:	Calera, AL

Home town:
Current & past employers:	ATT
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/26/10 > I am requesting this loan to dig up and repair not only my septic tank and field lines, but also my water pipes leading from my house to the street. A little about my history is that I do not have the best credit rating due to where my husband and I were at several years ago. About 5 years ago I was still moving up in the company I work for. My husband was laid off in his job with an adverstising firm. We had a lot of school loans, credit card debt, etc. When we were younger we did not make the best decisions on purchases and spending. Like a lot of young people, we had lots of credit card debt and were in over our heads. We could make payments on the credit cards when we were both working, though we were not making a lot of headway in paying them down. Then when my husband lost his job we took on more debt just to stay afloat. We missed a lot of payments. Over the last 5 years I have moved up in my job and now make around $90,000 a year. My husband makes between $55,000 and $75,000, depending on the amount of overtime he gets during the year. In the last few years my husband and I have dug ourselves out of over $80,000 in debt. All we have now is a house payment at $1,100/15 years, his truck payment $360/month 2 1/2 years remaining, and an old personal loan $157/month – matures 2014 at 8%. It has just been in this last year that we finally got to this point. Then this happens. I don’t have the $12,000+ saved up to fix the small flood in my front yard. (I asked for $14,000 as I will have to have my walk path re-poured and don’t know exactly how much that will cost.) I really can’t wait another 6-8 months to save the money to get this fixed. I really need to get it fixed in the next few weeks before it gets really bad. I can’t tell you how badly I do not want to take on this loan. I don’t want to be back in debt but do not have a choice. We have checked with several banks and they will lend us the money, since we have such great income. But because of all of the past debt we had where we were late on our payments (when my husband had no job and I was only making around $35,000 a year) they want to loan it to us at 23-25%. If that is my only choice I will have to accept it. But, my husband encouraged me to give it a few days and try this site since the interest rate is lower. I am very nervous about getting a loan in this manner but he says “have faith” and see what this brings. So here I am, having faith, and asking for people to take a chance and invest in me.

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	18
Revolving Credit Balance:	$203.00	Public Records On File:	0
Revolving Line Utilization:	1.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with ATT?	Associate Director - Information Technology (IT). Highly rated on my yearly reviews and believe my job is very stable given my performance. In the 11 years with the company I have moved from a starting poisiton (non-management) at $22K/year to managment position with pay and compensation $90K/year.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	My home is in my name. My mortgage total is at $138,000. The value of home around $148,000.
Greetings from Seattle. Have faith. This is a great site to get a loan at a reasonable rate. People from all over the country and from all walks of life will help fund your loan. Lending Club makes the whole process easy and painless. Remember, we are just regular people lending you money based on what you tell us. We hope you respect that and simply make your payments on time. We have faith in you. As you continue to get your finances squared away I hope you will return to Lending Club as a lender. You will have the opportunity to help out folks just like yourself. Best of luck to you and your husband.	Thank you for your words of encouragement. I intend to repay every penny of whatever loan we end up with. This is just one last obstacle I intend to hurdle. I am just thankful that there are people out there running this site and helping each other. My husband and I will definately be back to help out as lenders before too long. I don't intend to ever be back where we were 5 years ago. I hate credit cards and I hate the thought of paying interest to another bank. That is another big reason we are trying the lending club route. Whether we get funded here or not, and have to go the bank route, I do plan that someday soon, now that we are on the positive side of income vs debt equation, to be back to help invest in others. Thank you all for what you do.
I'm interested in funding your loan and impressed that your revolving credit balance is $200 (it looks like you pay off your credit cards each month). I just have a few questions. (1) Can you explain the delinquency from 18 months ago? (2) Would you be willing to get your income verified by Lending Club? (3) Are you planning to use the full 5 years to pay the loan back?	Yes I pay off my credit cards each month if I use them. I try never to use them. As for the questions: (1) I am not sure, but only thing I know if is there was a hospital bill that was outstanding for only $120. I did not know I even had it until I got a collection letter 6 months after the hospital visit. I paid it the day I received it from the collection agency. I have a health savings account and had no reason not to pay it other than I had no idea it was outstanding. (2) I certainly do not mind having my income verified by Lending Club. I assumed that they would do this as part of the verification process. We generally have between $2,000 and $2,500 a month in disposable income (depends on my husbands overtime - if none $2K, if few days then $2,500). (3) No. I would like to pay the loan back in 9-12 months. My husband does some advertising contract work in January each year and gets a check for $10K in February and I usually get a check for $10K-$15k as a performance bonus in mid March. I plan to pay the loan off in full at that time. The only reason I chose a 5 year loan is because I am very adamant about never being in debt again. I was not willing to take on more than $300 a month in payment as it keeps us able to pay the bills on just one income if something were to happen to my husband???s job. If something were to happen to mine I would get a severance package which, when applied to our mortgage, this debt, etc. then we could pay all of the bills off of his income alone. I believe both of our jobs are very stable but having him being laid off a little over 5 years ago and getting in over our heads, I do not ever want to go back to that.
Investors will be more confident about funding your Loan if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion.	Thank you I will attempt to contact them Wednesday morning.
Congratulations on getting your financial house in order. Having gone through that painful process myself many years ago, I know how difficult it can be. Sent some funding your way and good luck on full funding.	Thank you very much. I greatly appreciate it.
What is your husband's position and stability?	My husband is a sales representative. I would say it is one of the most stable jobs in the company as far as the position itself. They are constantly hiring so there is no danger of him being laid off. Most people do not make it in the job as there are strict sales quotas and constant monitoring for rule violations. It is very demanding job. But, to date my husband has always met his goals and follows every rule/policy set forth so have no reason to suspect that he will not contiune to do well in his job.
I admire your determination and resilience. I am investing more than I normally do in any given note in yours. I would ask you not to let me down but I can see in every word that you typed that you are determined first and foremost not to let yourself down. I hope you get full funding.	Thank you. I promise I will not let you down.

Member Payment Dependent Notes Series 536180

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536180	$25,000	$25,000	13.23%	1.00%	July 12, 2010	July 10, 2015	July 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536180. Member loan 536180 was requested on June 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	halifax regional hospital	Debt-to-income ratio:	21.32%
Length of employment:	6 years	Location:	ALTON, VA

Home town:
Current & past employers:	halifax regional hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > I keep getting questions from lenders, so I would like to let you all know my situation. at this time, I am paying 623.00 a month on my car for 2 more years, 400.00 a month on my house for 6 more years, 300.00 a month on 1 credit card, 300.00 amonth on a second credit card, and about 200.00 a month on a third credit card. most of the credit card bills came about while I was going to nursing school to become a rtegistered nurse. That is about 1800.00 dollars a month to 5 different places. With this loan, I could pay about 200.00 dollars less per month, and probably pay the credit cards off earlier. If you would like, you could lend me 70,000.00 thousand dollars, and I could pay off everything. I would then be able to pay 1200.00 dollars per month for 6 years, which would save me 600.00 dollars per month, and net your company 16,400 dollars in 6 years. Sounds like a win-win situation. I pay my debts ( you can look at my credit record and see this), so the question is, who wants to gain from my repayment?

A credit bureau reported the following information about this borrower member on June 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	69
Revolving Credit Balance:	$11,620.00	Public Records On File:	0
Revolving Line Utilization:	59.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1) yes 2) I am not sure
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1) yes 2) I am unsure
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Halifax Regional Hospital? Number [2] Transunion Credit Report shows the $11,620 Revolving Credit Balance total debt (59.90 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that are actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Loan is providing extra $13,380 in cash. What other debts are to be consolidated that are not reflected in $11,620 Revolving Debt Balance? Number [4] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for FOUR answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.30.2010 at 11:47 PM ET.	1) registered nurse 2) my credit card debts are more than shown here.3) see above 4) 4-5 years at least
Would you mind disclosing your job title at Halifax Regional Hospital and a brief statement of what you do there?	registered nurse
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you plan to pay off. 3.Are you the sole wage earner? Thanks.	1) mortgage-400.00 car-623.60 phone-65.00 credit cards-800.00 utilities-120.00 cable and internet-150.00 food-100.00 2) none except credit cards and unsure of interest rates 3)my son just graduated, and he has been working for the last 2 years. I pay the bills, and he uses his wages for himself, with no expense to me. ( great child).
I am concerned that you do not know the interest rates of the loans you will be paying off. Please list your loan amounts & interest rates that you will be paying off.	1) I have 3 credit cards citi card- 9000.00- rate between 13 and 17% chase- 5500.00- rate between 13 and 17% chase- 3500.00- rate between 13 and 17%
Why do you want to pay off debt at 13%, with a 13.23% loan?	I'm trying to get one monthly payment of about 5-6 hundred dollars for 4-5 years, instead of 3 payments of 8 hundred dollars for 10 years
Borrower, After P2P lending media coverage, loans now 2X to 3X prior listing levels; 350 - 400 loans are listed daily. High-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, Home Improvement loans. Partially funded loan exceeding 60 pct is eligible for issue. $10 - $25K range loans end at approximately 70 percent funded when 14-days time expired. An option is to accept partially funded loan or cancel. Another option is re-list same loan or modified version 14-days time. The chances are excellent that an already employment - income verified "Approved" for issue loan that is relisted for 14-days will fund at higher level than orginally. After 13 days listed, $25,000 loan 40 pct funded and 1 more day remains before 14-days expires. Good news is funding pace always quickens closer loan approaches 14-days expiration. Question: If loan ends 70 or hopefully higher percent funded when the 14-days maximum time expires, will you accept a partially funded loan? Or do you intend to cancel loan and to re-list? Following loan information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to borrower credit review requirement, borrower can list their second loan for consideration and possible lender funding. In interim, borrower can advantageously use a lower APR pct loan's net proceeds and partially payoff higher pct existing Credit Card Revolving Credit Balance debts. Advance thanks for your answer to question accepting a partially funded loan. Lender 505570 USMC-RETIRED Virginia Bch, VA Friday 07.09.2010	I do not want a partially funded loan, nor do I intend to do this again Thank You

Member Payment Dependent Notes Series 536231

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536231	$25,000	$25,000	13.98%	1.00%	July 12, 2010	July 8, 2015	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536231. Member loan 536231 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,542 / month
Current employer:	Honeywell	Debt-to-income ratio:	10.95%
Length of employment:	9 years	Location:	Surprise, AZ

Home town:
Current & past employers:	Honeywell
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > Loan will be used to repay money borrowed from my 401K account with my current employer. The total money borrowed against my 401K is $24,300 and is paid by weekly with an automatic deduction from my paycheck in the amount of $265 ($530/month). I am in a need to repay these loans as I have been offered a new job at a substantial increase in pay and will be penalized with a early withdrawal if the founds are not repaid before I leave the company. New salary will be a 30% increase from my current salary.

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$62.00	Public Records On File:	1
Revolving Line Utilization:	0.60%	Months Since Last Record:	115
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I do currently have a mortgage on my home and being in Arizona are home values have dropped to the point of no equity. I am sure I would not break even on the money I invested into landscaping and swimming pool if I was to sell this year.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	I have two loans that were both taken out against my own 401K account so I am accentially paying myself back. The total of the loans is $24,300 and is repaid biweekly in the amount of $265.
Please list out the debt you will consolidate including outstanding balance, monthly payments and interest rates. Also, please include a list of your monthly budget showing how this loan will fit into your financial plans. Thank you.	This loan is payment is slightly higher than the amount currently being paid for the two loans being consolidated. I would not be seeking a loan for this other than to avoid the taxation penalty that will occur if not repaid before I leave my company and take the new position be offered.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	That will depend on the amount that is funded. I will need to run the numbers on my tax penalty if I am unable to pay back the full amount of my 401K loan before I leave the company. If it makes sense to take the loan and repay only half of my 401 loan I will take a partial funding.

Member Payment Dependent Notes Series 536278

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536278	$18,000	$18,000	11.86%	1.00%	July 8, 2010	July 8, 2015	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536278. Member loan 536278 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,048 / month
Current employer:	morgan stanley smith barney	Debt-to-income ratio:	16.62%
Length of employment:	1 year	Location:	ft lauderdale, FL

Home town:
Current & past employers:	morgan stanley smith barney
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > to consolidate credit card debt

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,712.00	Public Records On File:	0
Revolving Line Utilization:	63.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" or "Other" category loan is 1 of 394 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Friday 06.25.2010 at 6:17 AM ET	Credit Card Consolidation_ to pay off my high interest cards - up to 23% interest Fia Services nordstrom bank citicards bank of america discover etc
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	1. purpose of the loan is to consolidate my credit cards as i am paying approx 1200.00 monthly. Need to secure my excellent credit rating and by consolidating my monthly payments this will help me secure my credit score and allow me to have excess dollars for monthly expences. 2. employer. Morgan stanley smith barney, Sr Registered Client service associate, gross monthly approx 5500.00. bring home 3700.00 net monthly. contingency plan, have money in savings approx 8000.00, between Brokerage and Bank accounts. and approx 6000.00 401k. My Job is stable, i have team practice with two financial advisors i have been with for over 8years. 3.Rent 1100.00, cable/electric about 200.00, car is paid for, car insurance paid for in 6 month increments. total exepenses includeing food and outside of credit card is about 1600.00. 4. Discover 1500.00, 18% pay 100.00 monthly capitol one 2000.00 - 22% 100.00 monthly Nordstrom - 2800.00 22% 100.00 monthly Fia card services 2400.00 18% 100.00 monthy Chase 4000.00 23$ 150.00 monthly Bank of america (upromise) 1400.00 18% 100.00 monthly citibank 3800.00 23% 150.00 monthly 5. no past dilinquencies. 6. investments listed above. 7. yes sole wage earner. 8. savings balances listed above Yes the monthly payment will be auto debited from my checking account. thank you for your consideration cindy hiers
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes, however need as much as possible to consolidate as much as i can. thank you. cindyhiers

Member Payment Dependent Notes Series 536299

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536299	$15,000	$15,000	17.19%	1.00%	July 12, 2010	July 12, 2015	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536299. Member loan 536299 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,030 / month
Current employer:	Flagstar Bank	Debt-to-income ratio:	10.40%
Length of employment:	8 years	Location:	SOUTHGATE, MI

Home town:
Current & past employers:	Flagstar Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > Major Purchase Loan Borrower added on 06/28/10 > Major home improvments for birth of our upcoming children Borrower added on 06/28/10 > I have always made all payments to any loans on time or earlier then expected! I have NEVER had a late payment in my life! And actually hope to have this money back sooner then expected. Thanks so much for helping us out!

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,485.00	Public Records On File:	0
Revolving Line Utilization:	98.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	Major home improvements.
What is the major purchase?	Major home improvements
What do you do at Flagstar Bank?	Advertising project coordinator.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes I own my own home. I have $13,000 in equity.
EMAIL INTENT PROVIDE INSIGHT WHAT NEED TO DO AND QUICKLY ATTRACT LENDER $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office < $1 deposit verifies bank account, NEXT step borrower Employment- Income verification aka "Credit Review". Employment - income verifications independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income documents to submit- 2 Earning Statements, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer provides Fax Machine telephone number and will indicate doc, or pdf format if documents sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because: (1) Loan attract lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loans funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY-ON. WAITING UNTIL LISTING'S END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING, DEPOSITING $. Credit Reviewers goal to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying < $1 deposit posted bank account, ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags F-A-R BEHIND loans listed same day, but Credit Review quickly finished in 1 day and loan Approved for later issue. The lenders role is exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts borrower's employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time LC borrower. Lender 505570 U S Marine Corps-RETIRED Tuesday 06.29.2010 at 06:25 AM ET	Thanks for the insite and advice! This lending idea is a great concept! It is really going to help our family out is a great way! Hope you climb aboard! I will not let you down! Thanks again for the advice! PS Thanks for serving our country! That is the ultimate gift!
If your spouse works outside the home, what is your total family monthly income?	60 + including here the plus is the funds she generates with her own small buisness she started. We count the constat funds the + is just a bonus. We have no real other debt at this time. A small crd. card balance and home payment! My car is paid off and she only owe 3,000 on her's so we'd more than like ly use some of that to pay the rest of that off and do the repairs needed to the home. I have never been late on a payment in my life.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $15,000 H I P category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Flagstar Bank? Number [2] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for TWO answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.30.2010 at 12:57 PM ET.	Good afternoon! Thanks for your interest in helping my family! I am a marketing/adv. project coordinator at Flagstar. With this loan I hope to pay the rest of the wife's car off ($3000) and finish the home improvments on our home for the birth of our twins! I am hoping to have this paid in 3 years but, asked for a longer term just incase. I have always made all payments for loans on time! Never had late payments or defaults! Thanks again for your support! You & the other lenders are making our dreams a reality!!!! I will not let you down.
G and G, Please explain your $6,485.00 revoving credit balance.	It is one crd card that I will be paying off at months end! More or less I used it to est crd. Hope this helps!
I understand this isn't a debt consolidation loan, but I'm interested in your revolving debt. It appears the credit companies have been lowering your debt ceiling. - Do you have a plan for lowering your credit card usage? - Do you contribute to some sort of savings account each month? - Do you have a plan for reducing your credit card debt?	Thanks I am actually doing a remod of our home as we are having twins and already have two little ones. As for my crd card I am paying that off at the end of the month. My wife and I do have a set amount place in savings every pay period. Thanks again!

Member Payment Dependent Notes Series 536354

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536354	$10,000	$10,000	7.14%	1.00%	July 7, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536354. Member loan 536354 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,917 / month
Current employer:	Eastport Analytics	Debt-to-income ratio:	15.98%
Length of employment:	1 year	Location:	Falls Church, VA

Home town:
Current & past employers:	Eastport Analytics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > The economic down turn left me with a house I couldn't sell and bills pilling up. I was able to weather the storm by borrowing money. Eventually, I moved and got a better paying job. Now, I’m working to pay down all my debts. This loan will help speed that up because Lending Club rates are better than most of my credit cards. Thank you. PS I just noticed I misspelled Credit in the title, sigh, spelling errors are always getting the best of me.

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$120,123.00	Public Records On File:	0
Revolving Line Utilization:	38.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 536578

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536578	$25,000	$23,075	15.58%	1.00%	July 9, 2010	July 8, 2015	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536578. Member loan 536578 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,500 / month
Current employer:	P&S Dental	Debt-to-income ratio:	2.52%
Length of employment:	5 years	Location:	new york city, NY

Home town:
Current & past employers:	P&S Dental
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/24/10 > fund spent to increase value of new condo apartment. Always had credit score over 700. Never have defaulted on any debt, no bad credit history whatsoever. Dentist for more than five years.$9000-10000 income/month.

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,961.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You make $9500/month and need a loan? Please provide more info.	I have just bought an apartment and want do important renovations.Since I have only put a 20% down payment I don't qualify yet for a HELOC, so I want to get a loan instead of further using my savings.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $25,000 H I P category loan. My questions are: Number [1] Position (Job/What you do) currently for employer P and S Dental? Number [2] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for TWO answers that help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.30.2010 at 11:20 PM ET.	i am a young dentist.The loan is solely to finance renovations to a new apartment and preserve my savings for rainy days.I would want to repay the loan as soon as possible but I like the comfort of small monthly payments.

Member Payment Dependent Notes Series 536598

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536598	$25,000	$16,925	13.98%	1.00%	July 9, 2010	July 8, 2015	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536598. Member loan 536598 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	St. Timothy Catholic Community	Debt-to-income ratio:	13.42%
Length of employment:	5 years	Location:	Mesa, AZ

Home town:
Current & past employers:	St. Timothy Catholic Community
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > Recently single Mother of 2 committed to setting a good example by getting out of the debt circle once and for all by paying off credit cards and lowering interst rates.

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	47
Revolving Credit Balance:	$30,535.00	Public Records On File:	0
Revolving Line Utilization:	69.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
EMAIL INTENT IS PROVIDE INSIGHT WHAT YOU DO TO QUICKLY ATTRACT LENDER'S $. Borrower, NO questions asked; NO answers required. Email is FYI. After Lending Club Home Office less than $1 deposit verifies bank account, NEXT step a borrower Employment- Income Verification "Credit Review". Employment verification independent income verification and vice verse. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value income documents you submit- 2 Earnings Statements or a Direct Deposit receipt, 2009 IRS 1040, or if self-employed or small business owner, IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides Fax Machine telephone number and indicate doc, pdf preferred format if document sent via email. When a Credit Review completed application lenders see reflect Credit Status "Approved" for funded loan's $ deposit. Appproved Credit Status benefits borrower because: (1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed funding pace will quicken. (3) After a loan funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review to be proactive and can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED DURING A LOANS EARLY LISTING. WAITING UNTIL LISTING AT END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. A Credit Reviewer goal is to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying a less than $1 deposit posted to bank account, then ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located at bottom of Home Page. Located there are Member Support Department's email address and Toll Free telephone number (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, national and CA, Holidays. Earlier the Credit Review finished, loan is "Approved" for issue, means sooner your loan attracts lenders who commit their $ to fund it. A borrower who takes excessive time for Credit Review to be completed because of their procrastination, then their loan $ funding lag F-A-R BEHIND loans listed same day but a Credit Review was quickly finished (usually ONE day) and loan is Approved for later issue. A participating lenders role is to exclusively fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer is only person who conducts borrower's employment-income verification. They are the only persons to whom a borrower sends all required income documents. I'll revisit later and then ask questions about loan. Information benefits 1ST time LC borrower. Lender 505570 U S Marine Corps-Retired Friday 06.25.2010 at 5:15 AM ET	Thank you for considering my request.
What is your job (What you do) at St Tim's? How much total $ per month are currently PAID on all Credit Cards debts?	I am the Director of Human Resources and Safe Environment Training. Responsible for all HR functions for both the parish and a day-care - 8th grade school, as well as screening and maintaining credentials on all volunteers. My current payments are $700 - $800 as I try to throw more $ and the lowest one each month.
I am interested to help fund your $ category loan. My questions are: Number [1] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for answer that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Saturday 06.26.2010 at 07:55 AM ET.	Bingo - I am specifically looking for somthing without a pre-payment penalty. I want to get myself out of this mess as quickly as possible but being realistic I can't do it in 36 months. So my answer would be between 3 - 5 years.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what is your responsibility with your employer? Thank you	I have 2 credit cards with large balances that would both be paid by these funds. A Visa ($11,500 @ 13.25%) and Discover ($13,800 @ 11.5%.) Between the 2, I pay close to $500 per month and am very anxious to pay them off and close the accounts. I am a newly single Mom of 2 who wants to start over, paying the debt I owe. I work full time as a human resources director - (hiring, firing, compensation, benefits, employee relations...) High personal ethics, intregity and commitment are absolutes in my life and business. Thank you for your interest.
Borrower, After P2P lending media coverage, loans now 2X to 3X prior listing levels; 350 - 400 loans are listed daily. High-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, Home Improvement loans. Partially funded loan exceeding 60 pct is eligible for issue. $10 - $25K range loans end at approximately 70 percent funded when 14-days time expired. An option is to accept partially funded loan or cancel. Another option is re-list same loan or modified version 14-days time. The chances are excellent that an already employment - income verified "Approved" for issue loan that is relisted for 14-days will fund at higher level than orginally. After 13 days listed, $25,000 loan 30 pct funded and 1 more day remains before 14-days expires. Good news is funding pace always quickens the closer loan approaches 14-days expiration. Question: If loan ends 70 or hopefully higher percent funded when the 14-days maximum time expires, will you accept a partially funded loan? Or do you intend to cancel loan and to re-list? Following loan information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to borrower credit review requirement, borrower can list their second loan for consideration and possible lender funding. In interim, borrower can advantageously use a lower APR pct loan's net proceeds and partially payoff higher pct existing Credit Card Revolving Credit Balance debts. Advance thanks for your answer to question accepting a partially funded loan. Lender 505570 USMC-RETIRED Tuesday 07.06.2010 at 10:53 PM ET	To be honest - I'm not sure. I was just told today that I could put a better description of what I planned to do with the funds on the site. That may be part of the problem with my funding. @ 60% I can make a big dent in my debt (paying off 1 card) but really wanted to get down to 1 payment which is what the full amount will do for me.
Both the loans you are paying off are at lower interest rates than the loan offered to you by Lending Club. I am happy to fund your loan in you want it but I confess I am confused by why, if your goal is to pay it off quickly, you would consolidate into a higher interest rate, to say nothing about the closing costs of the loan that you will be ADDING to your debt.	I tried to come up with an average & may have the percentages a bit wrong as they are at several levels depending on the timing & amount of purchases. But my real reason is that these are cards that were once joint accounts. The creditor will not close the account (and release me of future liability) until they are paid. I don't want to take the risk of new debt that would be out of my control. Thank you for your consideration.

Member Payment Dependent Notes Series 536717

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536717	$16,000	$10,350	11.86%	1.00%	July 9, 2010	July 8, 2015	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536717. Member loan 536717 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	corfini gourmet	Debt-to-income ratio:	8.85%
Length of employment:	3 years	Location:	burien, WA

Home town:
Current & past employers:	corfini gourmet
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > this loan is for debt consolidation. I never miss a payment and I always pay on time. I have a steady work history and have recently been promoted at my company. Just signed a new 2 year lease at my current residence.

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,360.00	Public Records On File:	0
Revolving Line Utilization:	69.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is corfini gourmet and what do you do there?	Corfini is a small yet fast growing company that distributes both meat and dry goods to the greater seattle area. I am in charge of tracking both orders and drivers. our website is corfinigourmet.com
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	I am using this Loan to pay off high intrest rate credit cards. I work for corfini gourmet and can honestly say neither the company or myself is going away anytime soon. as far as costs...I have No car payment,children or garnishments to speak of. just ran into a couple bad spots with both medical bills and moving costs that got the better of me for a moment. right now I owe a bank of america card 9000 and chase card around 5000 so those are going to be paid off. as for the extra, probably going to the dentist. I aways pay my bills on time as my credit score indicates. I also have my girlfriend that lives with me and helps with bills. our combined incomes is somewhere in the range of 55000. I am in negotions for a considerable raise which will also help pay this loan off on time or early.

Member Payment Dependent Notes Series 536780

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536780	$25,000	$15,500	11.49%	1.00%	July 9, 2010	July 8, 2015	July 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536780. Member loan 536780 was requested on June 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Office Depot	Debt-to-income ratio:	10.06%
Length of employment:	6 years	Location:	Pittsburgh, PA

Home town:
Current & past employers:	Office Depot
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,185.00	Public Records On File:	0
Revolving Line Utilization:	12.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Office Depot?	Store Manager
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. My home is in my name with chase banc mortgage' Home value 210,000 Mortgage 174,000
Member 693412 (Home Improvement 122 View) Please explain your $6,185,00 revolving credit balance and planned improvements.	Type your answer here. Vacation to disney for 8 days for family: myself/wife/2kids/my parents
What is it you plan on using the requested funds for?	REMODELING
Can you be a bit more specific about the remodeling project? How did you arrive at your budget total? Do you have a contractor lined up? Plans if job runs more than your budget? I'm not interested in monthly expenses, but how does the $550 LC loan amount fit into your current budget? Thanks in advance for answers, I'm interested in this loan.	Have had two subcontactors give bids. Kitchen being completley renovated with new cabinets, countertops, and appliances. New carpet throught. Bathroom renovation.

Member Payment Dependent Notes Series 537011

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537011	$15,000	$15,000	7.88%	1.00%	July 7, 2010	July 9, 2013	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537011. Member loan 537011 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,900 / month
Current employer:	MP Tech Consultants LLC	Debt-to-income ratio:	13.06%
Length of employment:	< 1 year	Location:	Seattle, WA

Home town:
Current & past employers:	MP Tech Consultants LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > Simply working on IRS payoff for 2009 and relocation costs. As part of restructuring my finances to return to normalcy and focus on savings and new investments. Borrower added on 06/28/10 > I am currently working as a Senior PM (consultant) for a major software company, and on a career surge. I have survived without impact to my credit history a divorce (cheating spouse) and job loss. I have a low debt and simply wish to rebuild my ability to focus on savings. I am open to any questions you may have. Borrower added on 06/28/10 > Additional proof of income has been submitted as requested. Also an update: I have received an upgrade in salary effective 7/8/2010 Borrower added on 07/01/10 > Pending response from IRS. Again if anyone has any questions please contact me directly. Borrower added on 07/05/10 > Still pending IRS transcript to complete approval process. I will answer any questions you may have. Feel free to email me. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" or "Other" category loan is 1 of 394 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Saturday 06.26.2010 at 5:47 AM ET	Purpose of the loan is to consolidate one credit card and pay my 2009 Taxes due. I am working on restructuring my finances quickly and put more capital towards my savings. Next is to finalize home sale and to move forward with investment goals.

Member Payment Dependent Notes Series 537022

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537022	$10,500	$10,500	11.49%	1.00%	July 12, 2010	July 13, 2015	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537022. Member loan 537022 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,061 / month
Current employer:	Mayo Foundtion	Debt-to-income ratio:	20.16%
Length of employment:	10+ years	Location:	Rochester, MN

Home town:
Current & past employers:	Mayo Foundtion
Education:

This borrower member posted the following loan description, which has not been verified:

I have been working at the company for 33 years, Learned how to re budget my money. I would like to not have to use credit cards anymore. I am hoping for one payment at a lower interest rate.

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,847.00	Public Records On File:	0
Revolving Line Utilization:	32.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here The house is in my name.I still have a mortgage on the house.and home equity loan. That I used for improvements.Total of $74,000 that I still owe.
What is the current amount owed and interest rate on the card you wish to consolidate?	Type your answer here.3893.00, 13%and 4500.00 11.75%
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $10,500 CC REFI category loan. My questions are: Number [1] Brief description your employer Mayo Foundation ? Number [2] Position (Job/What you do) currently for employer? Number [3] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 07.02.2010 at 12:41 PM ET.	Mayo Foundation is the largest Hospital,clinic in SE MN, Has satellite clinics in MN,IA,WI, Has 30,000 employee in Rochester, I work in the cardiac researsh area.My intentions is to pay it loan off in 3 to 4 years.
What is the current value of your home (use Zillow if unsure)?	Type your answer here.5 years ago was the last appriasel $99,500.00.A year ago a put in a new concerte driveway,and three years ago new siding on the house.

Member Payment Dependent Notes Series 537078

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537078	$14,400	$10,600	11.49%	1.00%	July 12, 2010	July 9, 2015	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537078. Member loan 537078 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	VNA Private Care	Debt-to-income ratio:	20.28%
Length of employment:	< 1 year	Location:	Revere, MA

Home town:
Current & past employers:	VNA Private Care
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/25/10 > Hello, Thank you for considering funding my loan. This loan will help me get back on track financially. I would like to eliminate credit card debt and stop using credit cards altogether. At this time I pay close to $1000 in credit card monthly payments. I pride myself in being responsible and paying off my debts, but this high monthly payment makes it hard for me to save money. I intend to pay more than the monthly amount but it would be easier if I could take advantage of paying a lower rate and paying the money owed sooner. I would like to be able to save to have my own place one day. Thank you again for your consideration.

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,246.00	Public Records On File:	0
Revolving Line Utilization:	66.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	Thanks for your questions and in taking the time to get a clearer picture of my specific situation. I am the sole earner in my household, single female 42yo with no children. I will answer your questions one at a time. 1) The purpose of my loan is to consolidate my debt. I will use the loan to pay of 4 of my 5 active cards. I will pay the highest interest rate cards first. I hope to be clear of debt in 3 years, but requested the five year loan as a cushion for unforseen expenses that might come up. 2) I am employed as a fulltime home health aide/hospice aide for the VNA Private Care in Boston. This industry does not have layoffs and I have consistently been working 40-50 hours a week. I am also a MA state certified nurse assistant and have the possibilty of working at a hospital, nursing home or other senior care centers which are abundant in the region I live in. 3) I pay @$200/mo for car insurance (2009 Nissan Versa) and just lowered my cell phone bill to @$75/mo. 4) I intend to pay these cards: Chase (1) $3870 - 29.99% - $150 -200 mo Chase (2) $1800 - 29.99% - 100/mo Citibank $3920 - 29.99% - 150-200/mo Macys Visa $3398 - 24.50% - 150-200/mo I will still owe $750 on Macys Store card and $4000 on Discover, which I pay 14.24% on ($150/mo). 5) I do not have any past delinquincies or public records. 6) I do not have any investments at this time. 7) I am the sole wage earner. 8) I have two savings accounts, but at this time I have only $75 saved and $400 in my checking account. I will have Lending club make automatic deductions from my savings account. I appreciate your time and consideration. This loan would be of such great assistance as I can get myself on a more positive and productive financial situation. I intend to use the money I save from having a lower interest loan be put in a savings account and build more wealth so that in the near future I can purchase a home. Thank you again. Lilliana

Member Payment Dependent Notes Series 537095

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537095	$22,000	$22,000	18.67%	1.00%	July 9, 2010	July 9, 2015	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537095. Member loan 537095 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,498 / month
Current employer:	Blackwood Medical Inc.	Debt-to-income ratio:	13.16%
Length of employment:	4 years	Location:	Philadelphia, PA

Home town:
Current & past employers:	Blackwood Medical Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	42	Months Since Last Delinquency:	8
Revolving Credit Balance:	$11,024.00	Public Records On File:	0
Revolving Line Utilization:	26.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, title is in the names of my spouse and myself. Our home is worth approximately $235,000 with outstanding mortgage balance of approximately $223,000.
For what purpose do you want to borrow this money? What is your job? What was your delinquency 8 months ago?	Would like to consolidate credit card balances into a single monthly payment. I believe the delinquency was an oversight, I missed a payment on a credit card bill but caught up on the balance once the oversight was discovered.
what do you do at Blackwood Medical Inc.? Revolving Credit Balance $11,024.00 why are you asking for $22,000? what is the interest rate on your debt?	Recently promoted to Director of Finance at Blackwood. My records indicate credit balances of approximately $16000 plus my spouse's balance of approximately $6000. We would like to combine these into a single monthly payment and pay off our balances as quickly as possible.
Good Evening, Please verify your account and income with lending club, and I will be happy to help fund your loan. Thanks!	My account has been verified and my income information has been e-mailed as instructed by LendingClub.com.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $22,000 CC REFI category loan. My questions are: Number [1] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for answer that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.30.2010 at 11:25 PM ET.	My intention is to pay the loan off over the 5 year maximum allowed.
what is the interest rate on your debt?	Interest rates on debt range from 23.25% to 26%
What does Blackwood Medical, Inc, do? I can't find a website. What are business prospects?	Blackwood Medical, Inc. rents and sells medical equipment with our primary focus on respiratory equipment including oxygen, CPAP and bipap machines which are used by patients with sleep apnea. Our company conducts business under the name Continuing Care. We have a related company which conducts sleep studies and refers patients needing equipment to us.
I hope not, but if your loan does not fully fund do you plan on accepting as funded or do something else? Thank You	Yes, I anticipate accepting the funds even if the loan does not fully fund.
R U A DUAL INCOME FAMILY. WHAT IS TOTAL INCOME. IF LOAN DOESNT FULLY FUD WILL U TAKE THE PROCEEDS	Yes, I am a member of a dual income family. I anticipate taking the proceeds even if the loan does not fully fund.
Your credit report shows a delinquency 8 months ago. Can you explain what happened? Thanks, Joe	I believe that I overlooked making a credit card payment. Once I realized this, I made a payment so that my account was current.
Borrower, After P2P lending media coverage, loans now 2X to 3X prior listing levels; 350 - 400 loans are listed daily. High-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, Home Improvement loans. Partially funded loan exceeding 60 pct is eligible for issue. $10 - $25K range loans end at approximately 80 percent funded when 14-days time expired. An option is to accept partially funded loan or cancel. Another option is re-list same loan or modified version 14-days time. The chances are excellent that an already employment - income verified "Approved" for issue loan that is relisted for 14-days will fund at higher level than orginally. After 12 days listed, $22,000 loan 76 pct funded and 1 more day remains before 14-days expires. Good news is funding pace always quickens the closer loan approaches 14-days expiration. Chances are excellent loan may 100 pct fund before time expires. Question: If loan ends 80 or hopefully higher percent funded when the 14-days maximum time expires, will you accept a partially funded loan? Or do you intend to cancel loan and to re-list? Following loan information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to borrower credit review requirement, borrower can list their second loan for consideration and possible lender funding. In interim, borrower can advantageously use a partially funded loan's net proceeds and partially payoff higher pct existing Credit Card Revolving Credit Balance debts. Advance thanks for your answer to question accepting a partially funded loan. Lender 505570 USMC-RETIRED Tuesday 07.06.2010 at 10:55 PM ET	My loan request is currently 80% funded and it is my intention to accept this loan. I do hope that it continues to fund until the expiration of the 14 day funding period.

Member Payment Dependent Notes Series 537162

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537162	$16,000	$16,000	11.49%	1.00%	July 12, 2010	July 12, 2015	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537162. Member loan 537162 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Sierra Kings Womens Health Center	Debt-to-income ratio:	10.53%
Length of employment:	7 years	Location:	Dinuba, CA

Home town:
Current & past employers:	Sierra Kings Womens Health Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	73
Revolving Credit Balance:	$48,774.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Chase Visa $10,000 monthly payment $250.00 Citibank $5,000 monthly payment $150.00 Macy's $1,000 monthly payment $50.00
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Home Loan is in Mine and spouse Lauro Gonzalez. Equity $25,000
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $16,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Sierra Kings Womens Health Center? Number [2] Transunion Credit Report shows the $48,774 Revolving Credit Balance total debt (49.10 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month. If any is a HELOC, what is loan $ amount and APR pct?) Number [3] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Saturday 07.03.2010 at 03:43 ET.	My Job Title is Physician Assistant Certified. I plan to pay off lending club in 2-3 years sooner if possible. The amount I pay now is $450-500
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	$2,500
Please provide details of the listed delinquency that occurred six years ago. Thank you.	I have had no delinquency there was one that showed on credit report and resolved this with the lender they had wrong information

Member Payment Dependent Notes Series 537294

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537294	$19,200	$19,200	15.21%	1.00%	July 8, 2010	July 9, 2013	July 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537294. Member loan 537294 was requested on June 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	National Mango Board	Debt-to-income ratio:	12.89%
Length of employment:	3 years	Location:	Longwood, FL

Home town:
Current & past employers:	National Mango Board
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/26/10 > I am an immigrant to the U.S. and now I am eligible to a retirement income from my native country. However, I have to pay a lump sum. The retirement income will be about U$1,500 per month. Borrower added on 06/29/10 > I've been on my current job for over 3 years. It's a very stable job and I have a montly income of $4,374 which will allow me to comfortably pay for the loan.

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,814.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" or "Other" category loan is 1 of 394 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Saturday 06.26.2010 at 5:47 AM ET	I am immigrant to the U.S. and now I am eligible to have a retirement income (for life) from my native country. However, I need to pay a lump sum to achieve this benefit. That retirement income will be about U$1,500 per month.
What is National Mango Board and what do you do there?	The National Mango Board is a commodity board oversighted by the USDA. I handle all the industry programs (domestic and abroad). My title is Industry Relations Specialist.
EMAIL INTENT PROVIDE INSIGHT WHAT NEED TO DO AND QUICKLY ATTRACT LENDER $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office < $1 deposit verify bank account, NEXT step borrower Employment- Income verification a/k/a "Credit Review". Employment - income verifications independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income documents to submit- 2 Earning Statements, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer provides Fax Machine telephone number and will indicate doc, or pdf format if documents sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because: (1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan is funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider a Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY ON. WAITING UNTIL A LISTING'S END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING, DEPOSITING $. Credit Reviewers goal to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying < $1 deposit posted bank account, ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom Home Page. Member Support Department email address, toll free telephone number (support@lendingclub.com 866-754-4094). Home Office closed on Sat, Sun, CA, US Holidays for live telephone calls; answering machine is available 24/7. A Fax Machine available 24/7. Earlier Credit Review finished, and loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan $ funding lags F-A-R BEHIND loans listed same day but Credit Review quickly finished in 1 day and loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. Home Office Credit Reviewer is the only person who conducts borrower's employment-income verification. They are only persons to whom a borrower sends all required income documents. THIS EMAIL ASKS NO QUESTIONS. I will revisit later and then ask questions about loan. Information benefits the 1ST time LC borrower. Lender 505570 U S Marine Corps-Retired Saturday 06.26.2010 at 11:29 AM ET	I???ll be waiting to receive your question and will be glad to provide further information.
Borrower, Loan application shows Income Verification completed (check-marked). But Credit Review Status still shows "In Review". Credit Review process only ONE-HALF way completed. Credit Review Status needs to be completed and upgraded to "APPROVED" for a promissory note to be issued later and after loan funds the net $ proceeds can be deposited into a bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Refer to "CONTACT US" at bottom Home Page. Located there is the Member Service Department's email address and toll free telephonenumber. After Credit Status is "APPROVED" your loan will attract more lenders and their funding $ will increase. NO reply required. Lender 505570 USMC-RETIRED Wednesday 06.30.2010 at 2:16 PM ET	Thank you very much for your advice. It's very much appreciated!
If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 36-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for answer that helps other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.30.2010 at 2:37 PM ET.	At this time I'm planning to use the 2 to 3 yrs maximum time allowed.
What country are you from and why do you want to pay a lump sum for this retirement? You currently have a good income -- why not just wait?	I'm from Brazil. For a woman to retire in Brazil, she has to contribute to the system for 30 years. I have contributed for 25 years and 9 months before I moved here. If I ever want to retire there, I must pay the remaining years and must to be current to date, i.e. the longer I wait to pay, the bigger the amount will be. However, the benefit it will be for life, so I think it's worth the effort.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes, I will. Family members who will help me to complete the amount I need.
Are you a U.S. citizen?	I'm a Permanent Resident.

Member Payment Dependent Notes Series 537433

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537433	$6,500	$6,500	13.98%	1.00%	July 7, 2010	July 12, 2015	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537433. Member loan 537433 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Research Data Group	Debt-to-income ratio:	0.11%
Length of employment:	< 1 year	Location:	San Francisco, CA

Home town:
Current & past employers:	Research Data Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	17
Revolving Credit Balance:	$42.00	Public Records On File:	0
Revolving Line Utilization:	4.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Research Data Group and what do you do there?	We are an SEC compliance company focused on EDGAR filings and XBRL implementation services. I am a Regional Sales Manager
what is this loan for, and what is the one delinquency, and any other debts?	I am financing a vehicle. The delinquency I believe was regarding my student loans. There was a slight mix up on my part at one point and it was late for a payment. My only other debt is student loan for grad school.

Member Payment Dependent Notes Series 537441

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537441	$10,200	$10,200	16.32%	1.00%	July 12, 2010	July 14, 2015	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537441. Member loan 537441 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,333 / month
Current employer:	Convergys Corporation	Debt-to-income ratio:	16.07%
Length of employment:	2 years	Location:	Valrico, FL

Home town:
Current & past employers:	Convergys Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	16
Revolving Credit Balance:	$5,023.00	Public Records On File:	0
Revolving Line Utilization:	96.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1). The total balance is around $120K. And, I do not have any HELOC. 2). Current value of the house is $131K.
Can you explain your home improvement project? What is the total budget? Can you get your income verified?	The home imporvement project is as follow: 1. Replace the roof 2. Fix the gutter system 3. Repaint paito area The total budget is around $8850 to $9250. I sent two copies of pay stubs, my employer's contact information, and information to verify my income last Friday-7/2/2010 to credit@lendingclub.com
Thanks so much for your answers. I really appreciate it. Still really interested in funding you, but have a few more questions that I hope you don't mind answering. (1) Can you explain the delinquency? (2) What are your major monthly expenses (mortgage, car, student loans, child care, credit cards)? (3) Is there a second wage earner in your household and if so how much does he/she make? Thanks so much!!!	1).To be honest, I know that I was later twice in the past 7-8 months because I was working in Canada and totally forgotten. But, if you give me the account's name, i might be able to explain better. 2). My major monthly expenses are as followed: a. Mortgage - 1301/month. b. Car is 2rd(250/month), and I only owe 1360 c. Student loans is 3rd - 224/month d. The total credit card debt is about 5K My annual salary is 76K/year. 3). Yes. She makes 36K/year Thank you for asking and have a good day...
As prospective lenders, we see a highly condensed Transunion credit report which mentions 1 delinquency only 16 Months ago. Please explain.	Below is the explaination for being late 16 months ago. A while back, I have two major credit cards debt. 1). Sears, 2). Citi cards So, my solution was to pay off one card as fast as I could. That card was CITI. I picked CITI card because it was manageble financially for me at that time. Thus, I was late on Sears card, trying to free up CITI Card 16 months ago. Now, if you looked at the Transunion's report, you should see the following balances: 1). Sears Card is now $0.00. 2). CITI card is now $0.00.
just FYI, we are the little people and are not privy to your Transunion report. I'm sending some $$$ your way. Good luck!	Thank you. Have a good weekend.

Member Payment Dependent Notes Series 537505

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537505	$7,000	$7,000	7.14%	1.00%	July 8, 2010	July 12, 2013	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537505. Member loan 537505 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,800 / month
Current employer:	Temperatures Unlimited	Debt-to-income ratio:	3.14%
Length of employment:	3 years	Location:	Palmdale, CA

Home town:
Current & past employers:	Temperatures Unlimited
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > i will use this money to remodel home details Borrower added on 06/28/10 > major purchase loan Borrower added on 06/28/10 > I will need this money to fix things around my house, i will not put my cridit score at risk so ill make sure i make my payments on time and i do plan to pay off this loan before the 36 month period, i do have a stable job .

A credit bureau reported the following information about this borrower member on June 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,656.00	Public Records On File:	0
Revolving Line Utilization:	29.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to purchase with this loan? Loan description?	Ijust bought a home and it needs several thing to be remodel painting the walls. fix the yard and maibe after everythings fix bye a furniture

Member Payment Dependent Notes Series 537523

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537523	$24,250	$24,250	13.23%	1.00%	July 12, 2010	July 10, 2015	July 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537523. Member loan 537523 was requested on June 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,417 / month
Current employer:	BAE Systems	Debt-to-income ratio:	21.21%
Length of employment:	6 years	Location:	DUDLEY, MA

Home town:
Current & past employers:	BAE Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/27/10 > Looking to pay down high interest credit cards. Currently hold a stable job, been with same company with progressive level of experience in management for over 6 years.

A credit bureau reported the following information about this borrower member on June 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,107.00	Public Records On File:	0
Revolving Line Utilization:	77.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	I wish to pay $20k against a loan to Citibank, which is currently at $28k, and I pay $600-$1000 monthly. I was planning to hold the remaining $3k of the loan to handle some household expenses.
You refer to "household expenses." Are these one-time expenses or normal living expenses? Please explain.	Sorry, to be more specific - my fiance just finished up her professional degree and she has just gotten her first job (as a Vet). We are in the process of moving and need to cover some of the costs of moving. Thanks.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $24,250 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer BAE Systems? Number [2] Transunion Credit Report shows the $ 30,0Revolving Credit Balance total debt (77.00 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.30.2010 at 11:47 PM ET.	Thank you for you questions. [1] At BAE Systems, I work in the Operations organization, where I have been managing the production of night vision technologies for the US Army and Marine Corps. Effective next week, I have been asked to take on a new position to help generate and deploy a new Operations Strategy for our entire business sector. [2] At this time, I am actually paying $1300/month to these debts. [3] My intention is to pay down this loan in 3 yrs vs. the 5 requested. I hope these answers help to clarify any concerns in your mind, or in the mind of other members, so that you can make the best investment decision, wherever that may be. Regards, and a sincere "thank you" for your service.
Borrower, After P2P lending media coverage, loans now 2X to 3X prior listing levels; 350 - 400 loans are listed daily. High-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, Home Improvement loans. Partially funded loan exceeding 60 pct is eligible for issue. $10 - $25K range loans end at approximately 80 percent funded when 14-days time expired. An option is to accept partially funded loan or cancel. Another option is re-list same loan or modified version 14-days time. The chances are excellent that an already employment - income verified "Approved" for issue loan that is relisted for 14-days will fund at higher level than orginally. After 13 days listed, $24,250 loan 64 pct funded and 1 more day remains before 14-days expires. Good news is funding pace always quickens closer loan approaches 14-days expiration. Question: If loan ends 80 or hopefully higher percent funded when the 14-days maximum time expires, will you accept a partially funded loan? Or do you intend to cancel loan and to re-list? Following loan information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to borrower credit review requirement, borrower can list their second loan for consideration and possible lender funding. In interim, borrower can advantageously use a lower APR pct loan's net proceeds and partially payoff higher pct existing Credit Card Revolving Credit Balance debts. Advance thanks for your answer to question accepting a partially funded loan. Lender 505570 USMC-RETIRED Virginia Bch, VA Friday 07.08.2010	Thank you for your question. If at the end of the 14 day period the loan has not be completely funded, I still intended to have the loan issued.
WHAT IS UR TOTAL HOUSEHOLD INCOME	Previously, income had been $101k/year. Effective this week, it is now $165k/year due to my fiance having started a new job after completing her professional degree this spring.

Member Payment Dependent Notes Series 537688

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537688	$4,900	$4,900	15.58%	1.00%	July 8, 2010	July 10, 2015	July 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537688. Member loan 537688 was requested on June 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	hill plumbing	Debt-to-income ratio:	6.10%
Length of employment:	8 years	Location:	lynchburg, SC

Home town:
Current & past employers:	hill plumbing
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$720.00	Public Records On File:	0
Revolving Line Utilization:	16.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	placing a lean on my home is not a viable option for obtaining such a small amount. thank you
The question has nothing to do with placing a lein on your house. We are trying to determine your ability to repay this loan. There are 400 other borrowers seeking our funding dollars.	i currently have a single mortgage, no helocs, i just refinced the note 1.5years ago for the sole purpose of a much better interest rate. the current equity giving consideration to the fact that i have only been the home for 4 years (value--71000///////current note balance 64800
Hello, Your note is categorized as a debt consolidation loan, but your information states that your revolving debt balance is only $750. Can you elaborate on what this loan will be used for? If it is for debt consolidation can you list the open balances and interest rates. Thank you!	3500. is on a note from a different lender at a much higher rate.
Hello and Welcome to Lending Club! Would you mind giving us details of debts you are looking to consolidate? (Names of accounts, current balances, APR's, and monthly payments) Will Lending Club loan help you lower your monthly payment? Thanks and good luck!	this will lower my monthly outgoing and atb the same time improve my rate at the same time

Member Payment Dependent Notes Series 537783

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537783	$15,000	$15,000	17.56%	1.00%	July 12, 2010	July 11, 2015	July 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537783. Member loan 537783 was requested on June 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	University of California, San Diego	Debt-to-income ratio:	13.04%
Length of employment:	4 years	Location:	La Mesa, CA

Home town:
Current & past employers:	University of California, San Diego
Education:

This borrower member posted the following loan description, which has not been verified:

"Hello, After graduating from college, I took an opportunity to start my own business operating a self-funded music publishing and recording company. And during the 5 years of my success in the public eye, most likely due to my lack of experience and preparedness, financially I made a few errors in judgment. Since then I have been doing everything I can to improve my financial situation: I got a very good job at the University of California, San Diego managing several projects in Medical Education (4 years currently); I???ve been pushing aggressively for promotions at work (about 1 month away from the latest approval); I am currently in the pursuit of a second job; I have been and continue to sell items of value in order to supplement any income; To save money on gas, I bike to work on average 1-2 times per week (approximately 50 miles round trip); and most importantly, I have turned music into a more realistic and financially stable hobby. Below is the detail of the debt that I am hoping to consolidate. I plan on eliminating 3 of the 4 cards. In the years that I have had this debt, I have been late on payments maybe once or twice (occasions where I overlooked the date). Also, a little less than one-third of this debt was built from the assistance of pursuing my bachelor???s degree. * indicates the credit I intend on eliminating with this assistance Card 1 $3902.38 (%15.24) * Card 2 $3955.99 (%17.90) *Card 3 $13,475.70 (%24.50) *Card 4 $4777.13 (%27.74) I appreciate any help that is out there and look forward to getting out of this hole so I can finally be able to focus on moving forward with building a family and career. " Borrower added on 07/03/10 > With the approved loan amount updated to $15,000, I plan on eliminating and decreasing the debt on cards #3 and 4

A credit bureau reported the following information about this borrower member on June 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,396.00	Public Records On File:	0
Revolving Line Utilization:	92.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Thank you for this advice CriticalMiss. I have updated the details of my loan description to include this information. Appreciated.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2..Are you the sole wage earner? Thanks.	Hi desk8149. Not a problem. 1) The following are the averages of each since January 2009 and 2) Yes, I am the sole wage earner. $740 Rent $25 Gas and Elect $55 Phone $80 Car Insurance $25 Internet (just started two months ago) $900 Credit Cards $18.60 Netflix (in place of TV) $200 Gas $400 Food / Grocery $300 Misc Needs (toiletries, auto breakdown, etc)
That budget seems really tight. How much will your $900 credit card payment be after this loan? Thanks.	Hi desk8149, It has been pretty tight. With this loan, the new payment amount for debt per month will decrease to $700 (plus the large decrease in APR). In addition, I just got word this past Monday that my promotion is in the final phase of approvals and will be a %7-10 increase retroactive June 2010, which should add another $300-400 cushion. Also, just this week, our office finally settled on our new location for moving in September 2010 (which will be 1/2 the distance to my home). My plan is to commute via trolley and bike daily.
SHOWS PAYMENT 377.24	Hi MRTZ, I apologize, but I'm not quite sure what the question is here.
Hello, Not to tell you your business, but wouldn't it make more sense to leave off Card 1 that has a lower interest rate than this loan will have and put more of the higher interest rate balances on this loan instead?	Hi Member 693514, Valid point. Someone had previously asked for a list all of my debt for their knowledge. So I included that one as well. As it is shown in one of my description additions, I will be only applying this loan to help out with Card 3 and Card 4.

Member Payment Dependent Notes Series 537792

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537792	$5,400	$5,400	10.38%	1.00%	July 8, 2010	July 11, 2013	July 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537792. Member loan 537792 was requested on June 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	Gastroenterology Consultants of Savannah	Debt-to-income ratio:	24.14%
Length of employment:	7 years	Location:	Savannah, GA

Home town:
Current & past employers:	Gastroenterology Consultants of Savannah
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > I would consider myself a good borrower because I have a wonderful credit history, I have a steady monthly income and a stable job at a company that I have been with for over seven years now. Once my loan has been funded I plan to pay off mine and my fiance's credit cards.

A credit bureau reported the following information about this borrower member on June 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,951.00	Public Records On File:	0
Revolving Line Utilization:	26.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Gastroenterology Consultants of Savannah and what do you do there?	Gastroenterology Consultants of Savannah is a doctor's office and I work in the billing dept.
what is your loan to be used for?	It will be used to pay of mine and my fiance's credit cards.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you elaborate on the purpose of this loan? 2. Who is your employer and what is your position/responsibilities? How safe do you feel your position will be in 3-4 years? Any contingency plans should you be laid off from your current position? 3. Given there are other loans competing for funding, could you briefly explain why investors should take the calculated risk to lend money towards your loan? Your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	Type your 1) I plan on using this loan to pay off mine and my fiance's credit cards. 2) I am a billing specialist at Gastroenterology Consultants of Savanah. 3) I feel that my position will be safe for years to come because our practice is always growing and shows no signs of slowing down. As far as what my contingency plan is in the event that I get laid off.. My fiance and I have been saving money for over 5 years and I feel that we would be very capable of handling our financial responsibilities. 3) I feel that investors should take a calculated risk on my loan because I have wonderful credit history, a stable job and a steady income.
I understand your desire to consolidate existing debt -- has anything been done to avoid accruing new debt? Please advise.	We realized that having several credit cards was an issue and have since gotten rid of all but one.

Member Payment Dependent Notes Series 537804

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537804	$17,000	$17,000	16.82%	1.00%	July 12, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537804. Member loan 537804 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,158 / month
Current employer:	Newmark Knight Frank	Debt-to-income ratio:	10.80%
Length of employment:	7 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Newmark Knight Frank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > The sole purpose of this loan is to consolidate credit card debt. I pay all of my bills on time and have always paid more than the minimum payment however; I have not been able to make a real dent in my debt. I have worked with my company for a little over 7 years now and I have a very stable position. I have been given more responsibility and have been considered for other positions within my organization. The only issue here is there has been a freeze on salary increases for the last two years there. While my salary remains the same prices for everything else around me are sky high. My personal monthly budget has been reduced from $400 to $200.00 and my household budget has been reduced to $900.00 (inc. my portion of the rent); adding my loan repayment, I can still save over $500 a month. My goal is to pay this loan off in advance as I have already restructured my budget to do so. Borrower added on 06/30/10 > Additional Information: I work as an Administrative Assistant for a Global Real Estate Company. My current debts, including interest rates, total amount owed and minimum monthly payments are as follows: Capital One: 17.90 % Total Owed: $708.05 Min Payment: $18 Bill Me Later: 19.99% Total Owed: 798.86 Min Payment: $23 Chase (1): 14.24% Total Owed: $7406.50 Min Payment: $164 Chase (2): 22.24% Total Owed: $5290.67 Min Payment: $192 American Express: 12.24% Total Owed: $3139.03 Min Payment: $297 Macys: 24.50% Total Owed: $2307 Min Payment: $75 I did not ask for the total amount of my debt because my main concern is to pay off the higher interest rates cards. Other than household expenses and personal expenses I have medical expenses that average over $125/ month in prescription medicine. Various co-payments for Doctor/ Specialist visits and testing supplies.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,703.00	Public Records On File:	0
Revolving Line Utilization:	94.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $17,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer Newmark Kinight Frank? Number [2] Lending Club is NOT a "deep pockets" bank with unlimited $. Participating lenders are many individual small investors; together, we fund chosen loans. You're competing among 400 borrowers; all want their loan funded. Please briefly explain WHY a lender should commit their limited $ to help to fund your loan? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for an answer based on current intentions. Every borrower has the initial idea that how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; 09.47 AM ET Thursday 07.01.2010	1) Newmark Knight Frank is one of the largest independent real estate services firm in the world. Some of the services offered are: Facilities and Property Management, Leasing Advisory, Construction, Investment Sales, Financial Services, Retail, Project & Development Management, Law Advisory and Global Management Services. 2) Why should a lender commit their limited funds to help fund my loan? There is nothing I can say that sets me apart from anyone else on this site who is looking for the same thing. We are all seeking financial help from lenders who have chosen this form of investing. I am simply trying to stay above water level but as of right now it feels like the harder I try, the more it feels like I'm slowly sinking. I realize this is a question that you ask all borrowers and it is a fair question, however I don't know anyone else's situation, I only know my own therefore I can only say that it would be a great blessing to me to receive help from those of you who have decided to invest in peer to peer lending and because I plan to pay every cent back; all lenders are looking to earn good money from the interest that I'm going to pay. So basically we're helping each other. 3) My goal is to become financially stable while I pay this loan off in two years. Some of the extra money that I save from this loan will be put towards my payments and the rest will be put into my savings account.

Member Payment Dependent Notes Series 537896

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537896	$25,000	$25,000	11.86%	1.00%	July 12, 2010	July 11, 2015	July 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537896. Member loan 537896 was requested on June 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$60,000 / month
Current employer:	Frozen Pet Ingredients	Debt-to-income ratio:	1.98%
Length of employment:	10+ years	Location:	Littleton, CO

Home town:
Current & past employers:	Frozen Pet Ingredients
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/27/10 > I have been at my job for over 11 years now, and I am looking to consolidate bills from having my baby (health insurance didn't cover maternity and I make too much for government help). I am dependable and reliable, and very eager to get out of debt! I appreciate your assistance in my strive to be debt free.

A credit bureau reported the following information about this borrower member on June 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,892.00	Public Records On File:	0
Revolving Line Utilization:	48.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
EMAIL INTENT PROVIDE INSIGHT WHAT NEED TO DO AND QUICKLY ATTRACT LENDER $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office < $1 deposit verifies bank account, NEXT step borrower Employment- Income verification aka "Credit Review". Employment - income verifications independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income documents to submit- 2 Earning Statements, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer provides Fax Machine telephone number and will indicate doc, or pdf format if documents sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because: (1) Loan attract lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loans funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY-ON. WAITING UNTIL LISTING'S END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING, DEPOSITING $. Credit Reviewers goal to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying < $1 deposit posted bank account, ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags F-A-R BEHIND loans listed same day, but Credit Review quickly finished in 1 day and loan Approved for later issue. The lenders role is exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts borrower's employment -income verification. They are only persons to whom the borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time LC borrower. Lender 505570 U S Marine Corps-RETIRED Monday 06.28.2010 at 05:15 AM ET	Gross annual income is $60,000 plus bonuses, last year bonuses were 2 at $5000 each.
Gross Income $60,000 / month ?	Gross annual income is $60,000 plus bonuses, last year bonuses were 2 at $5000 each.
Is your MONTHLY income $60,000?	Gross annual income is $60,000 plus bonuses, last year bonuses were 2 at $5000 each.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I am purchasing my home from my bank, just my name as I am not married. I've never been behind on any payments for any bills. My mortgage is for $132000, 30 year fixed. No second mortgage. Home is probably valued in the $140000 range if I had to guess based on what I see houses for sale in my neighborhood (I'm not in real estate so I cannot be certain of that).
Are the bills you plan to pay included in the $27,900 revolving credit balance shown on your application or in addition to those debts?	Yes. I am borrowing to pay off as much of those as possible, then I am anticipating our fiscal year end bonus to pay off the remaining balance on the revolving credit. Then I'll have just this lower interest rate loan to pay off and plan on using my tax refund and fiscal year end bonus next year (and the years to come) to pay this off faster. Thanks!
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $25,000 Debt Conso category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Frozen Pet Foods ? Number [2] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected XX-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for TWO answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Saturday 07.03.2010 at 04:00 ET.	Thank you all for considering to fund my loan. I really do appreciate it. To answer your your questions: 1) I am the Business Manager. Started there 02/1999 as an administrative assistant. The company does not currently offer health insurance, and my private insurance did not cover maternity. Originally attempted to have my baby at home to eliminate much of the medical expenses. Long story short, we ended up at the hospital with a lot of expenses that I had not budgeted for. 2) Ideally I would like to pay the loan off in about 3 years, but wanted the flexibility of lower monthly payments. I plan on using my annual bonus and any tax refunds to prepay the loan.
Borrower, After P2P lending media coverage, loans now 2X to 3X prior listing levels; 350 - 400 loans are listed daily. High-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, Home Improvement loans. Partially funded loan exceeding 60 pct is eligible for issue. $10 - $25K range loans end at approximately 70 percent funded when 14-days time expired. An option is to accept partially funded loan or cancel. Another option is re-list same loan or modified version 14-days time. The chances are excellent that an already employment - income verified "Approved" for issue loan that is relisted for 14-days will fund at higher level than orginally. After 12 days listed, $25,000 loan 25 pct funded and 1 more day remains before 14-days expires. Good news is funding pace always quickens closer loan approaches 14-days expiration. Question: If loan ends 70 or hopefully higher percent funded when the 14-days maximum time expires, will you accept a partially funded loan? Or do you intend to cancel loan and to re-list? Following loan information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to borrower credit review requirement, borrower can list their second loan for consideration and possible lender funding. In interim, borrower can advantageously use a lower APR pct loan's net proceeds and partially payoff higher pct existing Credit Card Revolving Credit Balance debts. Advance thanks for your answer to question accepting a partially funded loan. Lender 505570 USMC-RETIRED Virginia Bch, VA Friday 07.09.2010	If my loan is only partially funded, at that point it would depend on the new terms. It is my understanding that the payment amount per month would then change but the interest rate would remain the same. Provided that this is true and that the new payment is still reasonable I would most likely accept the partially funded amount. The more fully funded that it is, the more likely I will be to accept the partial loan. (Ideally I want to pay off one of the revolving credit lines, so that is where how fully funded it is makes a difference). I really appreciate all of you that are funding my loan. Thank you!

Member Payment Dependent Notes Series 537907

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537907	$18,000	$18,000	11.49%	1.00%	July 12, 2010	July 11, 2015	July 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537907. Member loan 537907 was requested on June 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,605 / month
Current employer:	San Diego Association of Governments	Debt-to-income ratio:	18.42%
Length of employment:	5 years	Location:	San Diego, CA

Home town:
Current & past employers:	San Diego Association of Governments
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,659.00	Public Records On File:	0
Revolving Line Utilization:	76.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $18,000 Debt Consiol category loan. My questions are: Number [1] Brief description your employer San Diego County Association of Governments? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $13,659 Revolving Credit Balance total debt (76.70 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] $18,000 loan; $13,659 Revolving Credit Balance; $4,341 is the extra cash that will be received (less your loan's origination fee) that is either consolidating, or that is refinancing, what specific debts that are not currently included in Credit Report Revolving Credit Balance total debts? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Monday 06.28.2010 at 05:39 AM ET.	1. San Diego Association of Governments is a local regional government agency that does the transportation planning, land-use planning, economic and demographic forecasts, and research in various fields such as criminal justice, transportation, and census. 2. I currently am a Research Analyst that has assumed a lot of responsibilities due to retirements of senior staff. I coordinate survey efforts, conduct program evaluations, and run a lot of statistics for partner agencies, the general public, and for yearly reports. 3. I currently pay $400 a month total to all my revolving credit balances. 4. After checking my current statements my revolving credit balance is closer to $15,000. The extra $3,000 will be used as an emergency fund in case of any unexpected events that may occur such as motor vehicle repair, medical expenses, dental expenses, etc. 5. I intend to pay the loan off in 3-4 years and anticipate making the minimum monthly payment for the first three years and then increase payments during the fourth year to pay off the remaining debt.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you elaborate on the purpose of this loan? 2. Who is your employer and what is your position/responsibilities? How safe do you feel your position will be in 3-4 years? Any contingency plans should you be laid off from your current position? 3. Given there are other loans competing for funding, could you briefly explain why investors should take the calculated risk to lend money towards your loan? Your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	1. The purpose of the loan to consolidate and pay off existing consumer balances on 4 credit cards. 2. I am a Research Analyst for a local government agency. I have been employed with them for the past 5 years and my responsibilities have greatly increased with the retirement of senior staff members and due to working across divisions outside of my original field. I feel pretty safe that I will be employed with the same company in 3-4 years given that I am doing associate level work (which is two levels higher than my current position) and have been sent to multiple trainings in preparation for advancement within the agency. 3. Investors should take the calculated risk to lend money towards my loan because consolidating my existing balances into one monthly payment with a lower interest rate will help me achieve financial freedom in a timely manner. I have shown through my credit report and credit score that I am consistent, reliable, and diligent when it comes to making monthly payments, and will continue to do so on the terms of this loan. Thanks for your consideration.
What are your other $ monthly costs (rent, car, utilities, any student loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	I live with family and rent a room by paying some of the monthly bills which are cable/internet/phone - $180, water bill - $160 every other month.Students loan payment is $200 a month. My monthly car insurance is $100. For my gym memership- I paid all upfront through Costco which was $200 for 2 years (I did that about a year ago). I do not have any children or any tuition costs.

Member Payment Dependent Notes Series 538025

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538025	$5,000	$5,000	13.23%	1.00%	July 8, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538025. Member loan 538025 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	T.T.M	Debt-to-income ratio:	8.88%
Length of employment:	10+ years	Location:	Tolland, CT

Home town:
Current & past employers:	T.T.M
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	36
Revolving Credit Balance:	$6,456.00	Public Records On File:	1
Revolving Line Utilization:	57.60%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is TTM and what do you do there? Art	the place where i work was tyco then and new company bought and it changed to ttm i work in the sub assemly dept building circuit boards
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	capital one:owe$2,483.01 pay$:63.00 pepboys:owe$262.38 pay:$15.00 WAL-MART:OWE$626.51 OWE:$27.00 EXXONMOBIL:OWE$1465.76 PAY$44.76 LOWES OWE$1000. PAY$40.00 DIRECT MECHANT:OWE:$1043.97 PAY$23.00
EMAIL INTENT PROVIDE INSIGHT WHAT NEED TO DO AND QUICKLY ATTRACT LENDER $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office < $1 deposit verifies bank account, NEXT step borrower Employment - Income verification aka "Credit Review". Employment - income verifications independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income documents to submit- 2 Earning Statements, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer provides Fax Machine telephone number and will indicate doc, or pdf format if documents sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because: (1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loans funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY-ON. WAITING UNTIL LISTING'S END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING, DEPOSITING $. Credit Reviewers goal to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying < $1 deposit posted bank account, ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags F-A-R BEHIND loans listed same day, but Credit Review quickly finished in 1 day and loan Approved for later issue. The lenders role is exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts borrower's employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time LC borrower. Lender 505570 U S Marine Corps-RETIRED Friday 07.02.2010 at 9:25 AM ET	I have worked at my T.T.M for 10 years and I am still workin there and before that I worked at a nursing home for 10 years my annual salary is $32,000. if you would like to know anything else please e-mail because I really could use this loan thank-you for your time Denise Talbot
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $10,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer T T M? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $6,456 Revolving Credit Balance total debt (57.60 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] $10,000 loan; $6,456 Revolving Credit Balance; $3,544 is the extra cash that will be received (less your loan's origination fee) that is either consolidating, or that is refinancing, what specific debt that is not currently included in Credit Report Revolving Credit Balance total debts? Number [5] Lending Club is NOT a "deep pockets" bank with unlimited $. Participating lenders are many individual small investors; together, we fund chosen loans. You're competing among 400 borrowers; all want their loan funded. Please briefly explain WHY a lender should commit their limited $ to help to fund your loan? Number [6] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for an answer based on current intentions. Every borrower has an initial idea of how long they intend to continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for SIX answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; 09.47 AM ET Friday 07.02.2010	I do own my home the rest of the money which is $3,544 will be put on the house to bring down the balance the balance left on the home is$15,132
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	$15,130 left on the home the current market value is 150,000

Member Payment Dependent Notes Series 538165

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538165	$25,000	$25,000	11.12%	1.00%	July 12, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538165. Member loan 538165 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,500 / month
Current employer:	Allegis Group Services	Debt-to-income ratio:	12.35%
Length of employment:	10+ years	Location:	Rocklin, CA

Home town:
Current & past employers:	Allegis Group Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > I plan on using the funds to consolidate debt, and pay off our debt sooner. My daughter will be going to college in a few years and we would like to be debt free prior to her leaving. I should be considered a good borrower due to the fact that I pay all of my bills on time, and I have never defaulted on a loan. I currently work for a company that does 6 billion a year, and has 9000 employees. I am a senior implementation manager and am only 1 of 2 doing that type of job. I have been in implementation for over 9 years now and feel very secure in my job. My yearly salary is $120,000.00, with a guaranteed yearly bonus of between $18,000.00 to $30,000.00 per year based on company performance. Our budget is around $5100.00 per month, and my monthly income is $7250.00.

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,228.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. Yes, the title is under myself and my wifes name. We have a first mortgage with a balance of $252,092.00, and a second with a balance of $145,835.95 so we owe approx 398,000.00. The current home value is approx. 308,000.00. We live in California, and the home value prices have dropped tremendously. As you can see we currently have no equity in our home, which is why we haved turned to the Lending club. I hope this has answered your question.

Member Payment Dependent Notes Series 538336

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538336	$14,000	$14,000	11.86%	1.00%	July 12, 2010	July 12, 2015	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538336. Member loan 538336 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Anne Arundel Medical Center	Debt-to-income ratio:	17.40%
Length of employment:	6 years	Location:	Riva, MD

Home town:
Current & past employers:	Anne Arundel Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > I will be using the loan to pay off the following credit cards: Home Depot 2,100.00 Citibank 300.00 and Bank of America 300.00 as well as 2 contractors that worked on my home (new well 7,900 and new roof and windows 3,000). My husband and I are currently renting and we are in the process of renovating a home. We bought it from the bank so we didn't pay much but it needed quite a bit of work. We currently do not owe anything on the home but we have about $7,500 left in improvements (appliances, paint and carpet). We have done most of the improvements ourselves and paid for the others out-of-pocket. My husband is employed and makes approximately 75,000 per year however, he has been with his current employer for less than a year so we did not include him on this loan (he is in sales which he has been in for over 10 years). If we get this loan our total monthly expenses will be: This loan: $310.00, Truck: 656.00 (25,000 balance), Insurance: 148.00, Groceries: 700.00, Utilities: 450.00, Cell phone: 169.00, Orthodontist: 250.00 (17 months remaining), Vet: 100.00. We considered getting a mortgage on the home but this seemed much easier.

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	16
Revolving Credit Balance:	$2,592.00	Public Records On File:	0
Revolving Line Utilization:	10.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	I will be using the loan to pay off the following credit cards: Home Depot 2,100.00 Citibank 300.00 and Bank of America 300.00 as well as 2 contractors that worked on my home (new well 7,900 and new roof and windows 3,000). My husband and I are currently renting and we are in the process of renovating a home. We bought it from the bank so we didn't pay much but it needed quite a bit of work. We currently do not owe anything on the home but we have about $7,500 left in improvements (appliances, paint and carpet). We have done most of the improvements ourselves and paid for the others out-of-pocket. My husband is employed and makes approximately 75,000 per year however, he has been with his current employer for less than a year so we did not include him on this loan (he is in sales which he has been in for over 10 years). If we get this loan our total monthly expenses will be: This loan: $310.00, Truck: 656.00 (25,000 balance), Insurance: 148.00, Groceries: 700.00, Utilities: 450.00, Cell phone: 169.00, Orthodontist: 250.00 (17 months remaining), Vet: 100.00. We considered getting a mortgage on the home but this seemed much easier.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	I will be using the loan to pay off the following credit cards: Home Depot 2,100.00 Citibank 300.00 and Bank of America 300.00 as well as 2 contractors that worked on my home (new well 7,900 and new roof and windows 3,000). My husband and I are currently renting and we are in the process of renovating a home. We bought it from the bank so we didn't pay much but it needed quite a bit of work. We currently do not owe anything on the home but we have about $7,500 left in improvements (appliances, paint and carpet). We have done most of the improvements ourselves and paid for the others out-of-pocket. My husband is employed and makes approximately 75,000 per year however, he has been with his current employer for less than a year so we did not include him on this loan (he is in sales which he has been in for over 10 years). If we get this loan our total monthly expenses will be: This loan: $310.00, Truck: 656.00 (25,000 balance), Insurance: 148.00, Groceries: 700.00, Utilities: 450.00, Cell phone: 169.00, Orthodontist: 250.00 (17 months remaining), Vet: 100.00. We considered getting a mortgage on the home but this seemed much easier.
Could you please itemize the $14.000 in debt? Apparently it is not all from credit cards.	I will be using the loan to pay off the following credit cards: Home Depot 2,100.00 Citibank 300.00 and Bank of America 300.00 as well as 2 contractors that worked on my home (new well 7,900 and new roof and windows 3,000). My husband and I are currently renting and we are in the process of renovating a home. We bought it from the bank so we didn't pay much but it needed quite a bit of work. We currently do not owe anything on the home but we have about $7,500 left in improvements (appliances, paint and carpet). We have done most of the improvements ourselves and paid for the others out-of-pocket. My husband is employed and makes approximately 75,000 per year however, he has been with his current employer for less than a year so we did not include him on this loan (he is in sales which he has been in for over 10 years). If we get this loan our total monthly expenses will be: This loan: $310.00, Truck: 656.00 (25,000 balance), Insurance: 148.00, Groceries: 700.00, Utilities: 450.00, Cell phone: 169.00, Orthodontist: 250.00 (17 months remaining), Vet: 100.00. We considered getting a mortgage on the home but this seemed much easier.
EMAIL INTENT PROVIDE INSIGHT WHAT NEED TO DO AND QUICKLY ATTRACT LENDER $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office < $1 deposit verifies bank account, NEXT step borrower Employment- Income verification aka "Credit Review". Employment - income verifications independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income documents to submit- 2 Earning Statements, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer provides Fax Machine telephone number and will indicate doc, or pdf format if documents sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because: (1) Loan attract lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loans funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY-ON. WAITING UNTIL LISTING'S END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING, DEPOSITING $. Credit Reviewers goal to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying < $1 deposit posted bank account, ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags F-A-R BEHIND loans listed same day, but Credit Review quickly finished in 1 day and loan Approved for later issue. The lenders role is exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts borrower's employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time LC borrower. Lender 505570 U S Marine Corps-RETIRED Tuesday 06.29.2010 at 06:25 AM ET	Thanks!
Sounds like a great plan. I will be helping to fund your loan. Thanks for the information and best of luck to you.	Thanks!
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $14,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Anne Arundel Med Ctr? Number [2] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for TWO answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Saturday 07.03.2010 at 04:00 ET.	I am a Registered Nurse. I chose the 5 yr option because it was not much more than the 3 yr. We plan on paying it off within three years and the 5 year option gave us some flexibility.
Could you please explain the delinquency from 16 months ago? Thanks.	We sold our home in March of 2009. It went to closing a few days after the originally scheduled closing date but our mortgage payoff was not updated so it was not entirely paid off at closing. We did not find out about it for a few weeks and when we did, we paid it. The total amount was roughly $100.00. I just recently found out that this was on my credit report and I will be contacting the credit bureau and lender.

Member Payment Dependent Notes Series 538354

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538354	$10,000	$10,000	14.35%	1.00%	July 8, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538354. Member loan 538354 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	United States Army	Debt-to-income ratio:	6.38%
Length of employment:	5 years	Location:	SACRAMENTO, CA

Home town:
Current & past employers:	United States Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,834.00	Public Records On File:	0
Revolving Line Utilization:	61.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The Question What do you plan to use this loan for? Loan description?	To purchase a Used Automobile.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I am in the military and I do not own a home or pay rent. I did not know what to pick because my only options were Rent a home, Own a home or Pay Mortgage.
Re: Your loan application. My questions are:: Service Branch: U S Army (1) Active duty military: Provide current Rank?** a-n-d Pay Grade?; Enlisted Members Expiration Current Contract Date is when? (ETOS) (2) Length of Employment shows 5 years. Future intentions are to: Extend enlistment? Reenlist? Continue to 20-years and qualify for military retired pension? Or what else? (3) DoD Civilian Employees: Provide equivilent GS Pay Grade, In-Step Level a-n-d current Position (Job/What you do) for employing military service branch. *"Company or Field Grade" Officer, "CO", "XO", "Senior Enlisted", "Higher Enlisted", "Career Military" generic terms do not provide L C civilian dominated lenders anything useful to make their decision to help fund your loan. Semper Fidelis, USMC-RETIRED Lender 505570 06.30.2010 9:41 AM ET.	I am an E5 Sergeant in the Active Duty Army. I plan on retiring so I will be getting out of the military September 2025.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $10,000 Auto Finance category loan. My questions are: Number [1] Transunion Credit Report shows the $6,831 Revolving Credit Balance total debt (61.60 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for a answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for TWO answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; 09.47 AM ET Wednesday 06.30.2010.	My new Transunion Credit report is now 4322.46.

Member Payment Dependent Notes Series 538375

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538375	$20,000	$20,000	17.56%	1.00%	July 12, 2010	July 12, 2015	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538375. Member loan 538375 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,083 / month
Current employer:	Nokia	Debt-to-income ratio:	22.06%
Length of employment:	4 years	Location:	Spring Valley, CA

Home town:
Current & past employers:	Nokia
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	18
Revolving Credit Balance:	$148,550.00	Public Records On File:	0
Revolving Line Utilization:	91.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a credit card refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Chase - CreditCard, 12.5K, 29.2%APR BofA - CreditCard, 6.2K, 30% APR I have contact both banks to lower the APR without success. They inform me there is no offer available at this time. The rate is NOT a default rate due to late payments, however, the banks have increased the APR without justification or reason. This happened before all the new government bills were put in place and I believe this was done so they could raise more revenue from individuals that actually do pay their bills to pay for the one's that seek debt settlement or choose not to and file bankruptcy. I have paid all credit card payments on time with the existing APRs, but want to get rid of these cards and get out of the credit card rat race. I would rather direct my money to peers who could help me get out of this situation rather than the banks mentioned above whom I vow never to use again!
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, home is under my name. Home Value: 505K Balances on Loans 387K - Primary 96K - HELOC
How much is your total credit card debt? How much do you pay towards your credit cards each month? How much do you think this loan will reduce those payments? Is there a second wage earner in your household and if so how much does he/she make each month? What are your monthly expenses (mortgage, credit cards, car, student loans, tuition, child care, etc.)? Thanks.	I am extremely focused on these 2 cards mentioned in a prior question. They are both currently holding 30% interest rates with a total monthly obligation of 700. This loan will allow me to save $200/mo and apply this additional $200 toward early principal reduction and become free of credit card debt much quicker. I recently got married in October of last year which is the reason for incurring the debt on these two cards to assist with the wedding expenses. At the time, the rates were tolerable. Now I feel it is just plain unethical what the credit card companies are doing and I do not want them to get another dime of profit from me. I'd rather be paying interest to peers who can help me in my situation and strengthen the fight against the credit card companies.
What constitutes the 148.5K revolving credit balance ?	Not sure where the 148K revolving credit is being reported, but I assume 98K is my HELOC and considered revolving credit. 20K is what I am refinancing through this loan in hopes to eliminate the 30% rate.
The credit report states there is 148k in revolving debt, but 98K heloc 20k in credit cards only comes out to ~120k. Could you please explain the other 20k in revolving debt? What are the sources, interest rates, and how much do you pay? Thanks.	The other sources of debt are credit cards (3) with various rates from 12% to 25%. The credit card balances referred to in the application are the highest rate cards that I am focused on. As mentioned previously the high debt was incurred during our wedding last year and we're pursuing all options to pay it down as quickly as possible. Paying a credit card company 30% will not get us where we want to be in 3-5 yrs. Pls remember this is a credit card rate refinance and we are not wanting nor have any interest whatsoever in additional credit.
If your HELOC is $98K and your CC debt is $18.7K, that leaves an unaccounted debt of $31K!? Thank you.	The other sources of debt are credit cards (3) with various rates from 12% to 25%. The credit card balances referred to in the application are the highest rate cards that I am focused on. As mentioned previously the high debt was incurred during our wedding last year and we're pursuing all options to pay it down as quickly as possible. Paying a credit card company 30% will not get us where we want to be in 3-5 yrs. Pls remember this is a credit card rate refinance and we are not wanting nor have any interest whatsoever in additional credit.
what other efforts are you making to decrease your debt? (cost cutting measures?)	We have evaluated monthly expenses very thoroughly and identified the discretionary spending habits that have been wasteful and are taking steps to reduce our spending. We are not eating out now nearly as much as before, the trips to the grocery store are planned instead of reactive, various trips to get small things at the department store have been stopped. We are holding each other accountable in our spending with a mutual focus to be entirely debt free within 5 yrs. Having a credit card with these companies for many many years and holding stable job 5+ yrs at each company, making payments on time (with exception of maybe 1 or 2 times in my lifetime where something slipped through) I hope that everyone uses this service and social lending to avoid the banks and put a stop to their methods of having the middle class honest consumers pay for their loose lending and poor management mistakes. When a purchase is made on a credit card with the assumption of a rate of X%, what right do they have to then change the rate you have been given and paying purchases against for years? It's just wrong and I will focus my efforts on doing everything to avoid the banks going forward. In 5 yrs when we're debt free I look forward to watching the social lending along the way grow and seeing what it has become. I think this is a fantastic idea and amazed by the number of people that are coming together to help others while getting better returns on their money. I hope to be an investor on here when the time is right. It's not the right time for us yet.

Member Payment Dependent Notes Series 538397

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538397	$9,000	$9,000	17.56%	1.00%	July 8, 2010	July 12, 2015	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538397. Member loan 538397 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,777 / month
Current employer:	Information Management International	Debt-to-income ratio:	22.83%
Length of employment:	3 years	Location:	Plumas Lake, CA

Home town:
Current & past employers:	Information Management International
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > My total monthly household income is $7,765 but it won't fit into a conventional loan application because it's from two part-time jobs, rental income, my wife's government stipend for getting a social work license (she'll graduate with a master's in social work next summer), and my wife's child support from her ex-husband. Our total monthly expenses including our mortgage are $5,105. Borrower added on 07/06/10 > Reduced my loan request to $9,000 because I will be receiving an extra large paycheck next month from work... I'll be going on a 22-day out-of-state assignment for which I volunteered a few weeks ago.

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,880.00	Public Records On File:	0
Revolving Line Utilization:	53.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Information Management International and what do you do there?	Information Management International (IMI) is a boutique data cleansing firm that specializes in removing bogus and duplicate leads from marketing databases as well as analyzing the databases and performing market segmentation and other useful salesforce tasks such as automatically routing leads to the appropriate sales person within our customer's organization based on the lead's qualifications, product interest, and source advertising campaign. I'm a computer programmer at this company. See also our website at www.imiinc.com and www.theblackbox.com.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes my home is in my name. I don't have any equity in it because it's upside down, however that doesn't bother me since I don't intend on selling it and my payment is low enough ($1,150). I owe $222,000 on the mortgage and it's probably worth around $170,000 right now. I also own a rental property on which I owe $103,000 and it's worth somewhere between $160,000 and $185,000. However, nobody I know is doing home equity loans on investment properties these days. That was my Plan A.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Please itemize your large revolving debt, which is listed as $41,880. Thank you.	Most of the credit card debt you see is renovations on a 4plex that I own. The cash flow from the 4plex is paying the minimum + some extra principal on that. The remaining credit card debt that I'm refinancing is from my two personal accounts at US Bank, one at $8971 and the other at $6292.
Once again, how much are you currently paying each month on the debts you plan to pay off with this loan?	For the debts I want to refinance with this loan I'm currently paying $450/month. The refinance to a lower rate will allow me to pay off the debt faster because I'm going to continue paying the same dollar amount each month so more of it will go toward the principal balance. Thanks for your questions!

Member Payment Dependent Notes Series 538526

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538526	$7,800	$7,800	7.88%	1.00%	July 7, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538526. Member loan 538526 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Life Care Hospital	Debt-to-income ratio:	19.11%
Length of employment:	< 1 year	Location:	New Castle, PA

Home town:
Current & past employers:	Life Care Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > Home improvement Loan to add a privacy fence around house Borrower added on 07/02/10 > I am currently a Nursing Supervisor for my hospital with LifeCare we are a for profit hospital serving the needs of the severely ill and have the ability to work overtime at anytime wanted. I am the sole owner of my home and the payments plus escrow and insurances is 986 a month. I am a single male with no dependents and the addition of a privacy fence will increase the value of my home and make it more desirable to a family with young children to buy once the market rebounds. The stability of my job is amazing for me because there will always bee a need for inpatient services. My monthly budget is pretty low because my heating and electric is off the grid with a combo of wood burning and a wind turbine I installed.

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	76
Revolving Credit Balance:	$5,007.00	Public Records On File:	0
Revolving Line Utilization:	34.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Life Care Hospital? What exactly do you plan to do as a 'home improvement loan' with a privacy fence? I would like to fund your loan, but you haven't given enough information. Is your name on the mortgage? How much is your mortgage and what is the current property value? Thank you!	I am a administrative nurse supervisor for my whole hospital I currently am paying off my 100,000 dollar mortgage at 986 a month that includes all my escrow and insurances The house was bought on short sale because it was a foreclosure and is valued at 140000 in this market. A privacy fence would add a extra incentive for prospective buyers once the market rebounds this house originally sold to the previous owner for 150,000 dollars in 2001. Everything is in my name. Thanks Vince

Member Payment Dependent Notes Series 538530

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538530	$8,000	$8,000	15.95%	1.00%	July 9, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538530. Member loan 538530 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	INP-E	Debt-to-income ratio:	8.49%
Length of employment:	4 years	Location:	Alpharetta, GA

Home town:
Current & past employers:	INP-E
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,524.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and your monthly expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger. Also, please describe your large revolving credit balance of $17k.	I need the loan because I'm getting married. I need to have cash in advance. I don't really have living expenses. Most of them, like rent and car is payed by my company. I'm an mechanical engineer, traveling most of the time. Right now I'm in Peru, performing site management building a cement mill. Because of my traveling, I have lots of travel expenses which I get payed back by my company. That's where the credit balance comes from (flights, hotels, rental cars ...).
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. Yes, I owe a apartment in Germany. 2. EUR 350.00 3. The title is in my name. 4. No. 5. I live in Alpharetta, GA since 3 years and 8 month.

Member Payment Dependent Notes Series 538599

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538599	$13,750	$13,750	17.19%	1.00%	July 13, 2010	July 12, 2015	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538599. Member loan 538599 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	All Saints Church	Debt-to-income ratio:	22.57%
Length of employment:	9 years	Location:	San Gabriel, CA

Home town:
Current & past employers:	All Saints Church
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > Thank you for taking the time to view my Debt Consolidation loan request. If the loan is funded it will be used to pay off these debts: CapitalOne - $900 @ $50/month American General Finance - $4240 @ $250/month BofA Visa - $7035 @ $200/month BofA Amex - $2840 @$100/month (remainder of loan will go here) (the two BofA accounts are no longer revolving because i requested that they be closed) I intend to have this loan payed off in 3 years or less. I selected the 60 month option to allow for a few months of breathing room at the start of the loan. Thank you so much for your time and consideration. If you're interested in a little about me, see below. I'm the Systems Administrator for a church in Pasadena, CA. I've held this position for 9 years. I am responsible for the network, servers (currently 5), computer workstations (currently 54), telephone system (60 stations), and several other systems.

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	27
Revolving Credit Balance:	$1,465.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
EMAIL INTENT PROVIDE INSIGHT WHAT NEED TO DO AND QUICKLY ATTRACT LENDER $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office < $1 deposit verifies bank account, NEXT step borrower Employment- Income verification aka "Credit Review". Employment - income verifications independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income documents to submit- 2 Earning Statements, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer provides Fax Machine telephone number and will indicate doc, or pdf format if documents sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because: (1) Loan attract lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loans funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY-ON. WAITING UNTIL LISTING'S END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING, DEPOSITING $. Credit Reviewers goal to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying < $1 deposit posted bank account, ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags F-A-R BEHIND loans listed same day, but Credit Review quickly finished in 1 day and loan Approved for later issue. The lenders role is exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts borrower's employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time LC borrower. Lender 505570 U S Marine Corps-RETIRED Tuesday 06.29.2010 at 06:25 AM ET	Wow! Thank you so much for all this information! This is my first time with peer-to-peer lending.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $13,750 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer All Saint Church? Number [2] $13,750 loan; $1,465 Revolving Credit Balance; $12,285 is the extra cash that will be received (less your loan's origination fee) that is either consolidating, or that is refinancing, what specific debts that are not currently included in Credit Report Revolving Credit Balance total debts? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Tuesday 06.29.2010 at 07:23 AM ET.	I'll do my best to answer your questions, Sir. Thank you for taking the time to ask. [1] I'm the Systems Administrator for All Saints Church. I've held this position for 9 years. I am responsible for the entire network, servers (currently 5), workstations (currently 54), telephone system (60 stations), and several other systems. [2] $4240 to American General Finance $7035 to BofA Visa Remainder to BofA Amex (the two BofA accounts are no longer revolving because i requested that they be closed) [3] I intend fully to have this loan payed off in 3 years or less. I selected the 60 month option to allow for a few months of breathing room at the start of the loan. Thank you so much for your time. I hope i was able to answer your questions well.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	I'll do my best to answer your question, Sir. Thank you for taking the time to ask. American General Finance - $4240 @ $250/month BofA Visa - $7035 @ $200/month BofA Amex - $2840 @$100/month (remainder of loan will go here) (the two BofA accounts are no longer revolving because i requested that they be closed) Also, I intend fully to have this loan payed off in 3 years or less. I selected the 60 month option to allow for a few months of breathing room at the start of the loan. Thank you so much for your time. I hope i was able to answer your question well.
careful with closing accounts. It hurts your credit score. I'm sending you some of my $$$. Good luck!	Thank you so much for the tip!

Member Payment Dependent Notes Series 538610

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538610	$12,000	$12,000	13.61%	1.00%	July 12, 2010	July 13, 2015	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538610. Member loan 538610 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	Rain Bird Corp	Debt-to-income ratio:	12.71%
Length of employment:	4 years	Location:	TUCSON, AZ

Home town:
Current & past employers:	Rain Bird Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > Home improvements for first time buyer, building a future on a single income family. Borrower added on 07/01/10 > The purpose for the loan is to pay off 6k in current deb between Visa, DFS, and a loan previously borrowed against my 401k. The rest will go to a repairing the AC unit on the house *i live in arizona* interior structure repair/paint, and outside landscape/pest elimination. so i intend to clear my high interest debt and fix the small problems with the home. Thank you

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	47
Revolving Credit Balance:	$2,231.00	Public Records On File:	0
Revolving Line Utilization:	23.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these three questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) 3. For what were the five credit inquiries over the past six months? Did or will any of them lead to more indebtedness? Thank you.	1. I owe $119,000 dollars on my mortgage, i have no HELOC on the property. 2. According to Zillow it has it as a range 247k - 313K with an estimate at 298k.3. No the past inquiries did not lead to anymore debt i am in a process of trying to acquire a loan to consolidate outstanding debt and make minor changes to the home like painting AC/landscape repairs.

Member Payment Dependent Notes Series 538613

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538613	$1,500	$1,500	7.88%	1.00%	July 8, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538613. Member loan 538613 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	gunn infiniti	Debt-to-income ratio:	4.14%
Length of employment:	7 years	Location:	SAN ANTONIO, TX

Home town:
Current & past employers:	gunn infiniti
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > This loan is to buy my daughter a vehicle for transportation to her first job.my credit history shows that I hav never been late on a payment and always pay in full.

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	34
Revolving Credit Balance:	$7,171.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" or "Other" category loan is 1 of 399 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Wednesday 06.30.2010 at 9:30 AM ET	thank you for your advice,it helped my funding process move ahead promptly.

Member Payment Dependent Notes Series 538645

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538645	$10,000	$10,000	10.38%	1.00%	July 12, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538645. Member loan 538645 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	McKesson Corporation	Debt-to-income ratio:	14.07%
Length of employment:	3 years	Location:	MOBILE, AL

Home town:
Current & past employers:	McKesson Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > The purpose of this loan is for home improvements. My wife and I have lived in our home for over 8 years and have never been late on our mortgage or any other expense.

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	20
Revolving Credit Balance:	$12,062.00	Public Records On File:	0
Revolving Line Utilization:	26.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	We owe 293,000 and the house appraised a year ago at 315,000. We do not have an equity line out on our house.
would you explain the late payment on your credit record? Delinquencies (Last 2 yrs) 1 Months Since Last Delinquency 20	I am unaware of any late payments but I will be looking at my credit report ASAP.

Member Payment Dependent Notes Series 538742

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538742	$8,500	$8,500	7.51%	1.00%	July 8, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538742. Member loan 538742 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Model Metrics	Debt-to-income ratio:	24.91%
Length of employment:	< 1 year	Location:	Portland, OR

Home town:
Current & past employers:	Model Metrics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > I plan to use the funds to refinance a personal loan through Cash Call. I took on this loan in 9/2004 and have made good on every payment. I believe I'm a good borrow because I have a great payment history and steady employment for more than 15 years. I have no problem making this payment, as I'm currently paying $332 on the same loan amount. This loan will do two things for me will reduce my monthly payment and allow me to repay my loan in 36 months instead of 51 months.

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	81
Revolving Credit Balance:	$9,440.00	Public Records On File:	0
Revolving Line Utilization:	22.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 538757

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538757	$20,000	$20,000	13.23%	1.00%	July 13, 2010	July 13, 2015	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538757. Member loan 538757 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,509 / month
Current employer:	Ramona Unified School District	Debt-to-income ratio:	12.42%
Length of employment:	10+ years	Location:	Ramona, CA

Home town:
Current & past employers:	Ramona Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > Using this loan to refinance credit card debt. Debt increased due to getting daughter in to college. Now interest rates were increased on cards, and we want to pay them off.

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,994.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1) The mortgage is in my wifes and my name. 2) According to Zillow.com, the house currently is valued at $384,000, and the balances of our mortgage and HELOC is about $400,000.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	I will be paying off two credit cards. One is a Citibank card with an approximate balance of $10,000. We closed this account due to interest rates being jumped up several times. Our payment on this account is $320. The second card is a Direct Card. The balance on that is $9333 and the payment is $313.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $20,000 CC REFI category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Ramona U S D? Number [2] Transunion Credit Report shows the $10,994 Revolving Credit Balance total debt (55.20 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] $20,000 loan; $10,994 Revolving Credit Balance; $9,006 is the extra cash that will be received (less your loan's origination fee) that is either consolidating, or that is refinancing, what specific debt that is not currently included in Credit Report Revolving Credit Balance total debts? Number [4] Lending Club is NOT a "deep pockets" bank with unlimited $. Participating lenders are many individual small investors; together, we fund chosen loans. You're competing among 400 borrowers; all want their loan funded. Please briefly explain WHY a lender should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; 09.47 AM ET Wednesday 06.30.2010.	Thank you for the interest. Here are my answers - 1) Director of Information Systems. 2) I have two credit cards that I am plannig on paying off with this loan, one open (Direct Card) and one closed (Citibank). The combined balance on those cards is very close to $20,000. That is what I will be using the money to pay off. We currently pay about $700 towards our monthly payments on those two cards, with about $625 being the minimum. 3) See above. Not sure why Transunion would not show both, but maybe because we closed one. 4) My daughter was a top level softball player through her high school days. We traveled around the country with her team to showcase for colleges. This led me to overextend my credit. This ultimatley got her into a great college. Unfortunatley, the credit companies increased their rates tremendously on us (causing us to close one of the cards). This loan will be part of me restructuring my debt so I can pay it off faster. 5) As I look at my financial picture, my current plan is to pay this off by the end of year 4.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	If the loan does not fund to 60% I will not accept the funds. 60% would allow me to pay off one of the active credit cards and would improve my monthly cash flow.

Member Payment Dependent Notes Series 538812

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538812	$18,125	$18,125	14.84%	1.00%	July 7, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538812. Member loan 538812 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,331 / month
Current employer:	WESTSIDE UNION SCHOOL DISTRICT	Debt-to-income ratio:	4.94%
Length of employment:	10+ years	Location:	LANCASTER, CA

Home town:
Current & past employers:	WESTSIDE UNION SCHOOL DISTRICT
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > Consolidating credit card debt to a lower interest loan to accelerate freedom from debt plan.

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	71
Revolving Credit Balance:	$8,885.00	Public Records On File:	0
Revolving Line Utilization:	86.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes, the home is in my name. 2. There is one mortgage (no heloc or any other loans) for appx 150K, but in the current market the house is valued at appx. 76K.
EMAIL INTENT PROVIDE INSIGHT WHAT NEED TO DO AND QUICKLY ATTRACT LENDER $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office < $1 deposit verifies bank account, NEXT step borrower Employment- Income verification aka "Credit Review". Employment - income verifications independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income documents to submit- 2 Earning Statements, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer provides Fax Machine telephone number and will indicate doc, or pdf format if documents sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because: (1) Loan attract lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loans funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY-ON. WAITING UNTIL LISTING'S END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING, DEPOSITING $. Credit Reviewers goal to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying < $1 deposit posted bank account, ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags F-A-R BEHIND loans listed same day, but Credit Review quickly finished in 1 day and loan Approved for later issue. The lenders role is exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts borrower's employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time LC borrower. Lender 505570 U S Marine Corps-RETIRED Wednesday 06.30.2010 at 8:35 AM ET	Thank you for the info.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $18,125 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Westside Union School District? Number [2] Transunion Credit Report shows the $8,885 Revolving Credit Balance total debt (86.30 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] $18,125 loan; $8,885 Revolving Credit Balance; $9,240 is the extra cash that will be received (less your loan's origination fee) that is either consolidating, or that is refinancing, what specific debt that is not currently included in Credit Report Revolving Credit Balance total debts? Number [4] Lending Club is NOT a "deep pockets" bank with unlimited $. Participating lenders are many individual small investors; together, we fund chosen loans. You're competing among 400 borrowers; all want their loan funded. Please briefly explain WHY a lender should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for an answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide a approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; 09.47 AM ET Wednesday 06.30.2010.	[1] I am and have been a 2nd grade teacher for the Westside District for 15 years. [2] I pay $700 per month on all RCB debts. [3] The additional debt is also credit card debt. [4] I am currently paying these cards at a rate which will pay them off in 3 years. With a loan at a lower interest rate, I will be out of debt sooner paying the same amount. I believe in paying my debts. I am a person of my word. [5] I intend to make extra payments each month to equal the $700 I am currently paying toward the debt. This should pay off the loan in appx. 2 1/2 years.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Are you the sole wage earner? Thanks.	Mortgage 1205.00, Cars are paid off, Utilities vary between 100.-200 mo., Phone/internet 60., food 400, no gym, no childcare costs (wife is stay at home mom). I am the sole wage earner.
Hello. As someone who, and I quote, believes "in paying my debts. I am a person of my word," please explain the nature of your delinquency from 71 months ago, as reflected on your Transunion report which your borrower profile is based on. I want to know if there is a chance another delinquency is possible before I invest, even though it was 6 years ago. Your answer will be the difference in whether or not I invest the minimum, or perhaps more. Thank you.	Since I do not have the report you are referring to, I am not sure what it is about. The only thing I can think of was there was some sort of confusion years ago when we refinanced our home as to when we stopped paying the first lender and started with the new one. That is the only problem I can recall.

Member Payment Dependent Notes Series 538896

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538896	$5,000	$5,000	6.76%	1.00%	July 8, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538896. Member loan 538896 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	Southcoast Hospitals Group	Debt-to-income ratio:	9.91%
Length of employment:	5 years	Location:	New Bedford, MA

Home town:
Current & past employers:	Southcoast Hospitals Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1979	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	61
Revolving Credit Balance:	$4,831.00	Public Records On File:	0
Revolving Line Utilization:	11.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 538901

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538901	$2,400	$2,400	7.51%	1.00%	July 9, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538901. Member loan 538901 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,125 / month
Current employer:	San Juan Regional Medical Center	Debt-to-income ratio:	12.02%
Length of employment:	2 years	Location:	Farmington, NM

Home town:
Current & past employers:	San Juan Regional Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > I will use this loan to purchase an electric scooter for going to and from work and short trips.

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,188.00	Public Records On File:	0
Revolving Line Utilization:	55.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 538919

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538919	$10,000	$10,000	13.98%	1.00%	July 8, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538919. Member loan 538919 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,907 / month
Current employer:	YMCA of Rock River Valley	Debt-to-income ratio:	8.71%
Length of employment:	< 1 year	Location:	Rockford, IL

Home town:
Current & past employers:	YMCA of Rock River Valley
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	49
Revolving Credit Balance:	$7,655.00	Public Records On File:	0
Revolving Line Utilization:	32.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please let me know out if the 13 open lines which of the debts and amounts you intend to clear off using this loan? Also what is the rent amount you pay each month and your approx living expenses?	I pay 300 per month for rent. I will be paying the following off with this loan: Bank of America Citi Cards 2 Chase Credit Cards Literally I will wrap my remaining revolving debt into this personal loan. My goal is to get it paid off quickly and then never look at revolving debt again! Does this answer your question?
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what is your responsibility with your employer? Thank you	The following is a list of who I owe and all accounts but the Chase with a balance of 1001 will be wrapped up into this loan: Chase Bank: $50/month, Balance: $1984 at 13.24 Chase Bank: $50/month, Balance: $1001 at 12.24 Bank of America: $120/month, Balance: $4340.10 at 0.0 APR, (limited deal) Citi Bank: $50/month, Balance: $3438 at 6.74 APR Not exactly sure what you mean by the "responsibility to my employer", but I am going to try to answer that to the best of my ability. I am responsible for web design and print design for YMCA, usually work between 20 to 30 hours a week and then for Bethesda I am responsible for marketing all events within the body of the church and sometimes out to the public (set fee per week). I hope that answers your questions.
Please explain your 6 credit inquiries! Did any of them result in new lines of credit? Please provide a breakdown of your $7,655 revolving debt (e.g. Credit card; Balance; Rate; Monthly Payments) and which of theses will be paid off with this loan. What are your other living expenses (apart from $300 rent)? Thank you.	I covered the revolving debt question just a second ago, so take a peak at that answer. As for other living expenses it would be the usual gas bill ($30 to $40 a month), food $200 per month, gas for vehicle $120 per month...do you want more details? The 6 credit inquiries I would assume would be from Chase bank because I am looking at purchasing a used vehicle. If there are other inquiries than Chase Bank then I have no clue what those are for.

Member Payment Dependent Notes Series 538933

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538933	$6,400	$6,400	7.88%	1.00%	July 12, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538933. Member loan 538933 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Macado's Inc	Debt-to-income ratio:	9.06%
Length of employment:	10+ years	Location:	SALEM, VA

Home town:
Current & past employers:	Macado's Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	65
Revolving Credit Balance:	$11,167.00	Public Records On File:	0
Revolving Line Utilization:	52.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What is your job? 2. How much is your monthly mortgage payment?	I am a District Manager for a 16 store restaurant/bar chain based out of VA that has had steady growth for over 10 years now. I've been with the company for 14 years. My monthly mortgage payment is $976.

Member Payment Dependent Notes Series 538947

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538947	$12,000	$12,000	10.75%	1.00%	July 8, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538947. Member loan 538947 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Northrop Grumman	Debt-to-income ratio:	23.59%
Length of employment:	2 years	Location:	Mobile, AL

Home town:
Current & past employers:	Northrop Grumman
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > I am tired of paying money to Citi. I would like to pay that money to someone else. Hopefully it will be you. I ran my credit card up while in engineering college at LSU, normal stupid idea at the time, but now I am really seeing the problems I have created and hopefully get rid of them soon. Borrower added on 07/02/10 > Currently Citi jacked up my rates to 24%. I found out about Lending Club from mint.com and I with this interest rate I will paying about $40 a month more than what I am paying right now, but I will be done in 3 years. A little more about me. I am an engineer at a ship building facility I have been employed here for a little over 2 years, I got the job offer my senior year of college and have been with the company since I graduated. I am working on my Professional Engineering License, I have completed my Fundamental of Engineering exam and just have to wait 2 more years to meet he 4 year minimum work experience needed to take my professional license test.

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,685.00	Public Records On File:	0
Revolving Line Utilization:	57.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will help. Good Luck. Go Tigers	I didn't know if I should put LSU in my profile or not, I might not get very much funding from other schools. Thank you for the help, it means alot. So far I'm at 92% funding and I am already feeling better about finances and it is amazing how dropping that little bit of stress makes your day better.

Member Payment Dependent Notes Series 538989

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538989	$10,000	$10,000	7.88%	1.00%	July 12, 2010	July 16, 2013	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538989. Member loan 538989 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,542 / month
Current employer:	kllm transport services	Debt-to-income ratio:	10.00%
Length of employment:	2 years	Location:	kansas city, MO

Home town:
Current & past employers:	kllm transport services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/02/10 > plan to pay off creidt card, 3000.00 hospital bills 1500.00 my truck 3000.00 i work everyday, i would feel too guilty if i didnt pay it off, trying to do the right thing everyday. 1700.00 coming in, and around 1300.00 going out. loan would cut my bills almost in half. been with this company 2 years, company before i used to be with, went out of bussiness. i was there 8 years, only out of work 1 week. i have been a truck driver for 25years, perfect driveing record, so i can aslways find work, but i dont plan on leaveing kllm, best job i ever had, hometime and pay are great. Borrower added on 07/04/10 > i didnt put in here before about my marital status, i have been seperated from my wife for 9 years, we still have a house in spencerport ny 14559. only 10,500 left on the morgage. had it built for 91,000 in 1991. so if worse comes to worse, i will go ahead with my divorce and split the assets. have been waiting until all my kids are out of school. i have three, oldest just graduated colleage. middle girl lives on her own, son will be 18 this year and will be a senior. so my child support will drop agian, since oldest is out of school and going to be 23.

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	47
Revolving Credit Balance:	$4,175.00	Public Records On File:	0
Revolving Line Utilization:	14.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I would like to fund your loan but prefer your account to be verified first. Thanks.	it seems i must be makeing a mistake somewhere, thought i had verified it. i will contact support and see what i did wrong. thkx.

Member Payment Dependent Notes Series 539204

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539204	$2,000	$2,000	13.98%	1.00%	July 8, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539204. Member loan 539204 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	Larsan Enterprises	Debt-to-income ratio:	4.32%
Length of employment:	< 1 year	Location:	Fallbrook, CA

Home town:
Current & past employers:	Larsan Enterprises
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > I am a United States Marine! I just recieved an honerable discharged after 4 years of service. I plan on returning back to my home of record. I am reqesting this loan only to make the transition from one place to another!

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2007	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Larsan Enterprises and what do you do there? Where did you work (or attend school) prior to that?	It is a alarm installation and repair company. I installations and repair alarms. I just finished a 4 year contract with the Marines. Im also enrolling in part time classes in January, with the post 911 GI Bill.
Do you have a job lined up yet for when you move back? If so, what is it?	Yes, i start Larsan Enterprises as soon as I get home. Larsans is an alarm installation and maintenence company, where i will be doing just that. I am also enrolling in part time classes in January using the post 911 GI Bill.
Doesn't the military give you funds to help you move?	Type your answer here.Thats correct through the traffic management office or TMO,for which I needed paperwork from my chain of command to use. Typically one would receive that paperwork 6 months prior to ending active service.My command withheld that paperwork from me until my last business day, Fri.Jun,25.I needed a minimum of ten business days to receive advance travel pay.It was against the law for them to do this,and they are currently underinvestigation for this matter.Upon arriving at my destination, I am to mail any weight tickets and gas receipts incurred during travel into my dispersing office, where they will send me a rebate for a fraction of my expenses.I plan on using those funds to assist in repayment of this loan.

Member Payment Dependent Notes Series 539231

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539231	$2,300	$2,300	11.12%	1.00%	July 8, 2010	July 19, 2013	July 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539231. Member loan 539231 was requested on July 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,708 / month
Current employer:	Solomon Cordwell Buenz	Debt-to-income ratio:	6.29%
Length of employment:	1 year	Location:	CHICAGO, IL

Home town:
Current & past employers:	Solomon Cordwell Buenz
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/05/10 > Loan to buy a scooter

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1986	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	34
Revolving Credit Balance:	$12,768.00	Public Records On File:	0
Revolving Line Utilization:	37.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I've only owned my place for less than 2 years, so the balance on my mortgage is around $188,000. The estimated value is $217,000.

Member Payment Dependent Notes Series 539241

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539241	$9,250	$9,250	16.32%	1.00%	July 9, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539241. Member loan 539241 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,059 / month
Current employer:	Volt Information Sciences	Debt-to-income ratio:	24.32%
Length of employment:	3 years	Location:	Redmond, WA

Home town:
Current & past employers:	Volt Information Sciences
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > I plan to use this loan to pay off $6,500 is high interest credit card debt. The remaining amount will be deposited into my savings account for a rainy day. I am a contractor at a large software company; I work at this company for 365 day increments, then I find temporary employment for 100 days. After the 100 day break, I have returned to this same position every year for the past three years; even if I did not choose to take this position one year, I would have many alternate positions available to me. I typically save about $3,800 a year specifically for my 100 day break, and I can collect unemployment in the event that a temporary position is not readily available. As a single male, I find this budget is more than enough to support myself to go out and enjoy life, while contributing to my retirement and long term savings; Although I am living with some mistakes I made several years ago, when I acquired a large amount of credit card debt, I feel that this loan could help me correct the financial mistakes I've made in the past.

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	71
Revolving Credit Balance:	$6,637.00	Public Records On File:	0
Revolving Line Utilization:	92.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 539483

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539483	$1,000	$1,000	6.76%	1.00%	July 8, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539483. Member loan 539483 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,708 / month
Current employer:	first student	Debt-to-income ratio:	9.48%
Length of employment:	4 years	Location:	st. louis, MO

Home town:
Current & past employers:	first student
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > when will i get my loan in the bank Borrower added on 06/30/10 > thank you Borrower added on 06/30/10 > i what to open up my own business

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,356.00	Public Records On File:	0
Revolving Line Utilization:	34.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 539484

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539484	$14,400	$14,400	13.61%	1.00%	July 8, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539484. Member loan 539484 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,708 / month
Current employer:	Fedex Ground	Debt-to-income ratio:	10.27%
Length of employment:	3 years	Location:	Maplewood, MO

Home town:
Current & past employers:	Fedex Ground
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,188.00	Public Records On File:	0
Revolving Line Utilization:	54.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Thank you for your interest, I plan to payoff all of these listed accounts and consolidate them in to one lone. Commerce bank credit card $6,327 = 17% Interest Bank of america credit card $5,051 = 24% Interest Discover card $532 = 17% citi credit card $272 = APR 17% $12,182 I am paying this down now so this number will go done some over the next nine days Monthly minimum gross payments are approximately 480-500 a month
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Thank you for your interest, I plan to payoff all of these listed accounts and consolidate them in to one lone. Commerce bank credit card $6,327 = 17% Interest Bank of america credit card $5,051 = 24% Interest Discover card $532 = 17% citi credit card $272 = APR 17% $12,182 I am paying this down now so this number will go done some over the next nine days Monthly minimum gross payments are approximately 480-500 a month
I'm interested in funding your loan, but have a few questions. (1) Is there a second wage earning in your household and if so how much does he/she make each month? (2) Can you describe your credit card debt by balance on each card, %, and minimum payments (e.g., Card 1: balance of $x, at y%, with minimum payments of $z). (3) What are your monthly expenses (e.g., housing, car, student loans, child care, credit cards, etc.)? Thanks and good luck.	Thank you for your interest, I plan to payoff all of these listed accounts and consolidate them in to one lone. Commerce bank credit card $6,327 = 17% Interest Bank of america credit card $5,051 = 24% Interest Discover card $532 = 17% citi credit card $272 = APR 17% $12,182 I am paying this down now so this number will go done some over the next nine days Monthly minimum gross payments are approximately 480-500 a month
Hello Member_96642: Please list your credit card balances, interest rates, and present monthly payments for each card to be paid off. Thanks in advance.	Thank you for your interest, I plan to payoff all of these listed accounts and consolidate them in to one lone. Commerce bank credit card $6,327 = 17% Interest Bank of america credit card $5,051 = 24% Interest Discover card $532 = 17% citi credit card $272 = APR 17% $12,182 I am paying this down now so this number will go done some over the next nine days Monthly minimum gross payments are approximately 480-500 a month
You have not provided a description, so it will make it difficult for you to get funding. Please list out the credit cards you have and their balances, explain the inquiry in the last 6 months.	Thank you for your interest, I plan to payoff all of these listed accounts and consolidate them in to one lone. Commerce bank credit card $6,327 = 17% Interest Bank of america credit card $5,051 = 24% Interest Discover card $532 = 17% citi credit card $272 = APR 17% $12,182 I am paying this down now so this number will go done some over the next nine days Monthly minimum gross payments are approximately 480-500 a month
Thanks for your answer regarding your credit cards. I'm still interested in funding your loan, but can you answer my other two questions: (1) Is there a second wage earner in your household and if so how much does he/she make each month? (2) What are your monthly expenses (rent, car loans, student loans, child care/tuition, etc.)? Thanks.	Hello, No there is not a second wage in the household. Rent 455 Electric 50 Food 400 per month Misc/gas 100 No car payments or other debts
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Rent 455 Electric 50 Internet 20 per month No other debts/loans

Member Payment Dependent Notes Series 539493

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539493	$10,000	$10,000	7.88%	1.00%	July 12, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539493. Member loan 539493 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Thomson Reuters	Debt-to-income ratio:	23.70%
Length of employment:	5 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Thomson Reuters
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1983	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	16
Revolving Credit Balance:	$10,107.00	Public Records On File:	0
Revolving Line Utilization:	18.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 539577

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539577	$5,500	$5,500	13.23%	1.00%	July 8, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539577. Member loan 539577 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,278 / month
Current employer:	jps composite materials	Debt-to-income ratio:	23.79%
Length of employment:	10+ years	Location:	TRAVELERS REST, SC

Home town:
Current & past employers:	jps composite materials
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,314.00	Public Records On File:	0
Revolving Line Utilization:	67.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance seems very high relative to your income. How much do you currently pay each month on these debts? In addition, please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	The debt im wanting to pay down is the bank of america credit card. $800.00 is what i normaly pay on the debt per month
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. no 2. a. no b. live with parents c. mother and father 3. no 4. 104,000 5. 32 years
How much do you owe on the BA card? What are your monthly payments?	$11,197.21 total $324.00 min payment per month atm

Member Payment Dependent Notes Series 539601

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539601	$8,400	$8,400	7.88%	1.00%	July 8, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539601. Member loan 539601 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	VMC Consulting	Debt-to-income ratio:	17.82%
Length of employment:	2 years	Location:	Seattle, WA

Home town:
Current & past employers:	VMC Consulting
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > Hello! Thanks for taking time to look at my loan request. I work for a consulting firm hired out to Microsoft. I've work on-site for the past two years helping produce Windows 7. Currently, I've been assigned to start work on the next version of Windows. The reason I'm applying for a small loan is to consolidate several credit card balances I've been chipping away at for some years. This loan will essentially save me 2000.00 in the end. I consider myself a very good borrower. I use Mint.com to stay on top of my monthly budget, and have never missed a payment in over 8 years of my credit history. My goal is to be debt free and stay that way. Please feel free to ask me any questions you might have. Thanks!

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	80
Revolving Credit Balance:	$11,480.00	Public Records On File:	0
Revolving Line Utilization:	20.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Rent:829 Car:420 Gas:150 Discover Card at 3.9% 100 Student Loan:400 Car Insurance:110 Health Insurance:150 Groceries:300 Restaurants: 350 Utilities:110 Phone:105 Internet 35 Retirement:100 Gym: free Your underlying question, do my expenditures exceed my means? No they don't. Could I cut some here and there? Absolutely. This is simply helping me save money, and at the same time, helping you make a little. I like that idea, a lot! :-)

Member Payment Dependent Notes Series 539607

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539607	$8,400	$8,400	7.88%	1.00%	July 9, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539607. Member loan 539607 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Film Independent	Debt-to-income ratio:	13.10%
Length of employment:	1 year	Location:	Los Angeles, CA

Home town:
Current & past employers:	Film Independent
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	35
Revolving Credit Balance:	$13,722.00	Public Records On File:	0
Revolving Line Utilization:	58.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 539695

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539695	$8,000	$8,000	7.88%	1.00%	July 12, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539695. Member loan 539695 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	community care systems	Debt-to-income ratio:	3.97%
Length of employment:	10+ years	Location:	DOLTON, IL

Home town:
Current & past employers:	community care systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	28
Revolving Credit Balance:	$7,117.00	Public Records On File:	0
Revolving Line Utilization:	44.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? Loan description?	I plan on paying off some bills and having some repairs done to my home.
Your "Major Purchase" or "Other" category loan is 1 of 399 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Thursday 07.01.2010 at 9:30 AM ET	With this loan, I intend to pay off some bills and have my floors repaired in my home.

Member Payment Dependent Notes Series 539734

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539734	$8,400	$8,400	13.98%	1.00%	July 12, 2010	July 14, 2015	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539734. Member loan 539734 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Strategic Financial Group of California	Debt-to-income ratio:	15.02%
Length of employment:	5 years	Location:	Santa Clara, CA

Home town:
Current & past employers:	Strategic Financial Group of California
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > Paying for tuition for MBA degree. Borrower added on 06/30/10 > Will also be using funds to pay for some credit card debts accrued from hospital/doctor visits resulting from the birth of our 1 yr old baby last year. Thank you so much for supporting this loan to help out me and my family!! Borrower added on 07/06/10 > Thank you SO much everyone for your support so far!!

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,654.00	Public Records On File:	0
Revolving Line Utilization:	69.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 539737

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539737	$2,500	$2,500	15.95%	1.00%	July 8, 2010	July 14, 2015	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539737. Member loan 539737 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,083 / month
Current employer:	macys	Debt-to-income ratio:	7.75%
Length of employment:	4 years	Location:	castaic, CA

Home town:
Current & past employers:	macys
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > student loan

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2007	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$366.00	Public Records On File:	0
Revolving Line Utilization:	36.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" or "Other" category loan is 1 of 399 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Thursday 07.01.2010 at 9:30 AM ET	Type your answer here.I'am a student and i need this loan to pay mt tuition.
What are your monthly expenses? Will you continue to work at Macy's while attending school? Thank you.	Type your answer here.yes.
1) Description of the reason for the loan please. 2) What do you do at Macy's?	Type your answer student loan. i need this to pay for my tuition.

Member Payment Dependent Notes Series 539764

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539764	$10,000	$10,000	7.88%	1.00%	July 9, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539764. Member loan 539764 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	calypso technology	Debt-to-income ratio:	9.15%
Length of employment:	8 years	Location:	fremont, CA

Home town:
Current & past employers:	calypso technology
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,300.00	Public Records On File:	0
Revolving Line Utilization:	37.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. How did you accumulate $30k in revolving debt? 2. What were the 2 recent credit inquiries (within the last 6 months) in your profile for?	1) is I replaced heater which caused me 6000$ and other creditcards debt i want to condolidate 2) one was from T-MOBILE other was from wells fargo I was planning to refininance
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	2000 in mortgage no car cost 300 in utilities 14000 in cc debt of which i try to pay 2000 - 3000 every month to reduce the debt 100 in cable/phone /internet 500 in groceries no child care cost
What is calypso technology and what do you do there?	calypso technology builds software for investment bank and i work their as software engg since last 8 yrs

Member Payment Dependent Notes Series 539782

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539782	$4,800	$4,800	14.84%	1.00%	July 8, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539782. Member loan 539782 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	54th Street Grill and Bar	Debt-to-income ratio:	5.91%
Length of employment:	2 years	Location:	SAINT LOUIS, MO

Home town:
Current & past employers:	54th Street Grill and Bar
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > To be used for the consolidation of 3 credit cards. Steady income job bar tending at a very busy restaurant in St. Louis. Borrower added on 07/01/10 > New to LendingClub. I have had this bar-tending job for 2 years. Graduate from ITT Technical Institute in fall of next year with a degree in Computer Network Science. 2200 a month income, 450.00 rent, and no car payment.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	14
Revolving Credit Balance:	$1,512.00	Public Records On File:	0
Revolving Line Utilization:	42.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 539798

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539798	$4,500	$4,500	13.98%	1.00%	July 8, 2010	July 14, 2015	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539798. Member loan 539798 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,583 / month
Current employer:	Limbach Company	Debt-to-income ratio:	5.21%
Length of employment:	1 year	Location:	Reston, VA

Home town:
Current & past employers:	Limbach Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,732.00	Public Records On File:	0
Revolving Line Utilization:	48.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where are you moving to? Do you have a job lined up there yet?	I am moving to San Antonio/Austin area. I am in the process of interviewing and have final interviews set up for the first week I am in Texas. I expect an offer letter(s) within a week. As a back up plan I am registered with an executive temp firm to start work the following week should things not work out. However this is a back up and fully expect to working with one of the firms I have been in contact with. My lowest salary acceptable salary will be 65K annual.

Member Payment Dependent Notes Series 539834

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539834	$10,000	$10,000	13.98%	1.00%	July 8, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539834. Member loan 539834 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Chase Home Finance	Debt-to-income ratio:	23.88%
Length of employment:	2 years	Location:	Blacklick, OH

Home town:
Current & past employers:	Chase Home Finance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > I would like to consolidate/ pay off credit card debt faster. I have a perfect payment history. I have been with the same company for nearly three years.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,636.00	Public Records On File:	0
Revolving Line Utilization:	68.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what is your responsibility with your employer? Thank you	I have 5 cards, with the following amounts/ rates: *Discover $5,161.02 19.99% min $113 *Bank of America $6,421.02 17.99% min $162 American Express $ 730.08 17.24% min $15 Capital One $ 424.12 13.15% min $15 Chase $1944.55 10.24% min $37 *These are the cards I plan to consolidate. Also, monthly amounts listed above are minimums only, I have already budgeted for higher monthly payments. I am a senior operations analyst for my company.

Member Payment Dependent Notes Series 539837

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539837	$11,000	$11,000	11.86%	1.00%	July 9, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539837. Member loan 539837 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,162 / month
Current employer:	Northwest Local Schools	Debt-to-income ratio:	24.76%
Length of employment:	8 years	Location:	Canton, OH

Home town:
Current & past employers:	Northwest Local Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > I plan to use the funds to pay off my credit obligations. I plan on being debt free within three years. I stick to a budget and pay all my bills on time. I have a great job with a school district. Thank you for considering my request. Borrower added on 07/04/10 > Looking forward to being debt free within three years and not using credit cards ever again. Want to improve my credit score and avoid the high price of using credit cards.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,768.00	Public Records On File:	1
Revolving Line Utilization:	60.80%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	HSBC 3550.00 114.00 CHASE 2528.00 99.00 DM 1610.00 60.00 MERRICK 820.00 45.00 DELL 1242.00 46.00 CAPITAL ONE 1010.00 65.00 WALMART 379.00 18.00

Member Payment Dependent Notes Series 539850

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539850	$10,000	$10,000	7.51%	1.00%	July 8, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539850. Member loan 539850 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,083 / month
Current employer:	Community Loans of America	Debt-to-income ratio:	16.80%
Length of employment:	4 years	Location:	White, GA

Home town:
Current & past employers:	Community Loans of America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$71,252.00	Public Records On File:	0
Revolving Line Utilization:	52.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Community Loans of America and what do you do there?	We are a car title lending company. The local name for our business is Georgia Auto Pawn. Community Loans of America is our corporate name. I manage the operations of 17 branches in and around Atlanta, GA.

Member Payment Dependent Notes Series 539854

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539854	$4,000	$4,000	7.14%	1.00%	July 7, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539854. Member loan 539854 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	De Queen School District	Debt-to-income ratio:	22.18%
Length of employment:	3 years	Location:	De Queen, AR

Home town:
Current & past employers:	De Queen School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > We are replacing an older air conditioning unit. Borrower added on 07/01/10 > We are replacing an older air conditioning unit with a newer unit that should be more energy efficient. We have just bought our home and don't have enough equity built in yet to do an equity assetline, which is why we are wanting to do the personal loan route.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,584.00	Public Records On File:	0
Revolving Line Utilization:	13.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to purchase with this loan - air? Loan description?	New Air Conditioner
Your "Major Purchase" or "Other" category loan is 1 of 399 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Thursday 07.01.2010 at 9:30 AM ET	Our air conditioning unit went out and we are having to replace the entire unit.

Member Payment Dependent Notes Series 539869

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539869	$5,000	$5,000	16.45%	1.00%	July 7, 2010	July 15, 2015	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539869. Member loan 539869 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	Kaiser Permanente	Debt-to-income ratio:	9.50%
Length of employment:	2 years	Location:	La Puente, CA

Home town:
Current & past employers:	Kaiser Permanente
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/02/10 > Personal loan and Auto Loan are no longer a part of my debt consolidation. Only the Credit Cards.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,587.00	Public Records On File:	0
Revolving Line Utilization:	95.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Chase CC / $956 / 29.24% - will Household Bank CC / $700 / 28.99% - will Capital One CC / $2000 / 21.15% - will Juniper CC / $500 / 22.74% - will Personal Loan / $2650 / 10% - will Auto Loan / $4250 / 8% - will
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Thank you for you interest! 1. No mortgage owed. 0 monthly payments 2. Yes in my name along with my brother 3. No HELOC 4. approx. $340,000.00 5. 17 years
-What is Kaiser Permanente and what do you do there?	Kaiser Permanente is Hospital. It's one of the major leaders in healthcare. I am a Clinical Information Systems Analyst, implementing and managing our Electronic Medical Records software.
You responded that the following debts would be paid off by this loan: Chase CC / $956 / 29.24% - will Household Bank CC / $700 / 28.99% - will Capital One CC / $2000 / 21.15% - will Juniper CC / $500 / 22.74% - will Personal Loan / $2650 / 10% - will Auto Loan / $4250 / 8% - will The total sum of these debts is $11056, yet this loan is for $5000. What's the logic here?	Personal Loan and Auto Loan are being removed from my list of debts. Since they carry a lower interest than the loan I am being offered here. Original loan request was $12000. Only need 5K.

Member Payment Dependent Notes Series 539874

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539874	$25,000	$25,000	15.21%	1.00%	July 9, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539874. Member loan 539874 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,167 / month
Current employer:	Wells Fargo	Debt-to-income ratio:	17.25%
Length of employment:	10+ years	Location:	Clayville, NY

Home town:
Current & past employers:	Wells Fargo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > I have been with my employer for 28 years and have worked my way up the organizational structure through hard work and continuous learning. I am a high performer who has received a bonus and stock options consistently for the past 10+ years. My job is very stable. I used my credit cards to help my parents with their health issues and have learned significant lessons with taking this approach. My goal is to become debt free by December 2012, so I am seeking lower rate opportunities to help me paydown my debt faster. I pay my bills on time and am dedicated to changing my financial situation. I sincerely appreciate any and all help I can get and once I am debt free, I would like to participate in loaning funds through this organization. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$62,950.00	Public Records On File:	0
Revolving Line Utilization:	79.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
EMAIL INTENT PROVIDE INSIGHT WHAT NEED TO DO AND QUICKLY ATTRACT LENDER $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office < $1 deposit verifies bank account, NEXT step borrower Employment- Income verification aka "Credit Review". Employment - income verifications independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income documents to submit- 2 Earning Statements, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer provides Fax Machine telephone number and will indicate doc, or pdf format if documents sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because: (1) Loan attract lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loans funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY-ON. WAITING UNTIL LISTING'S END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING, DEPOSITING $. Credit Reviewers goal to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying < $1 deposit posted bank account, ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags F-A-R BEHIND loans listed same day, but Credit Review quickly finished in 1 day and loan Approved for later issue. The lenders role is exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts borrower's employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time LC borrower. Lender 505570 U S Marine Corps-RETIRED Thursday 07.01.2010 at 8:11 AM ET	Thank you for explaining this process! This is very helpful for someone like me who hasn't been on this journey before!
Please answer the following questions: 1) Please list your current monthly budgeted expenses. 2) Please list the debts/credits cards you plan to pay off with this loan, along with their current balance, APRYs, and average monthly payment you make on each. 3) Please consider verifying your income with Lending Club's credit review team. It can be done with your pay stubs or W-2's. This will assure you 100% funding of your loan, and give investors confidence to invest. Please call 866-754-4094 or e-mail support@lendingclub.com to find out more. 4) Is there one income earner or two? If two, please list other income. -Thanks in advance for your responses.	Thank you for the opportunity to share more information. Answers to the questions: 1) Rent 680., Vehicle Insurance, 100 (budgeted monthly; paid annually), Utililties 300, Groceries 400, Entertainment 200, Gasoline 300, Phone 70. Credit Card payments 4,000. No installment loans; vehicles are paid in full. 2) I will pay the high rate cards first and that is Citibank at 29.99%; current balance 6,180 average monthly payment is 500., Bank of America at 23.74% with balance of 10,800, average monthly payment 500 and remainder will be allocated to a second Bank of America card with rate of 18.74% current balance 31,496. average monthly payment 900. 3) I did receive the request from Lending Club to submit the income verification documents late yesterday; and I completed the response this morning, 4) I am the only income earner in my home; my mother lives with me and the small amount she receives from Social Security is allocated to her medical needs. There is no other income at this time.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Well Fargo? Number [2] Transunion Credit Report shows the $62,950 Revolving Credit Balance total debt (79.30 pct credit usage). Is any a HELOC? If yeas, what is $ amoun a-n-d APR pct? Number [3} What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] Lending Club is NOT a "deep pockets" bank with unlimited $. Participating lenders are many individual small investors; together, we fund chosen loans. You're competing among 400 borrowers; all want their loan funded. Please briefly explain WHY a lender should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for an answer based on current intentions. Every borrower has the initial idea that how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; 09.47 AM ET Thursday 07.01.2010	Answers: 1) I am a Technology Manager and manage a team of infrastructure people who ensure our computer systems are on solid platforms with a goal of no customer impact, 2) There is no HELOC. I feel like I should explain that I am currently renting a home because I wasn't sure what my next step would be when I returned to upstate New York in 2005 to help my parents with their health issues. At this time, I believe I will be staying indefinitely and have the opportunity to purchase the home I am renting. I have always owned my home in the past and intend to return to a more stable financial situation. 3) Minimum due is 2,475; however, I currently pay 4,000/month toward RCB. 4) Lending Club borrowers should allocate their funds to me because I am responsible and will use the funds in a responsible manner to throttle my goals of becoming debt free. My credit report demonstrates how well I pay my debts. One could argue I should not be in this position in the first place and I agree; my parents illnesses have taught me a lot about not allowing emotions to drive financial decisions. Being debt free will allow me to give back to others through forums like this, save more for retirement (in addition to my work 401k) and to return to giving more to charity. I sincerely appreciate the consideration of the Lending Club lenders. 5) I do intend to pay the loan off early; currently targeting 18 months. I requested the 36 months maximum in the event something unforseen happens. I intend to payoff the highest APR balances first to "stop the bleeding" on the finance charges; that will allow me to allocate payments to continue to drive down balances on subsequent cards in an expedited manner. Again, THANK YOU for your consideration!
I'm interested in funding your loan, but have a few questions. (1) Is there a second wage earner in your household and if so how much does he/she earn each month? (2) Can you breakdown the $62,000 revolving credit balance by credit card, balance, interest rate, and minimum payments and specify which cards this loan will be using to pay off (e.g., Card 1: balance of $10,000 at x% with minimum payment of $y each month -- paying off). (3) What are your monthly expenses (rent, car, student loans, child care, credit cards, etc.)?	Thank you for your consideration! I believe these questions have been answered in a prior question I just responded to a few moments ago. Please let me know if you do not see the answers in the other post and I would be happy to respond to anything unanswered. Again, THANK YOU for your consideration! I sincerely appreciate it!
Refer to my first email concerning what you need to do to complete required borrower employment-income verification and loan status to be upgraded to "APPROVED" for issue when funded. You're asking for $25K; loan needs to be "Approved" quickly so loan can have maximum time to attract lender's $$ to fund loan. Home Office Credit Review will be closed Sat, Sun and Mnday for July 4th Holiday. Lender 505570 USMC-RETIRED 07.02.2010 1:27 PM ET.	Lucy at Lending Club validated yesterday that all requirements have been met. Thank you for helping me through this process! I sincerely appreciate it!
I'm curious about how you spend your remaining income. Adding up your non-credit card payments, your expenses are $2050. With those payments, you're at ~$6000. Yet you make $170,000 / year, and I guess you probably take home 65% after taxes/health insurance/401k, so $110k or 9200/month. That leaves ~$3000 / month unaccounted for. Are my numbers right, or close? If you have any extra income, please state where it's going. Also, you say your average credit card payment is $4000, but the sum of the averages of the three credit cards is only $1900. Why is there a $2100 discrepancy?	I live in a state that has the Alternative Minimum Tax in addition to the Federal AMT and the taxes are higher in this state, so my take home pay is 8,100/month. The additional 1,900 is unbudgeted and used for unexpected expenses (vehicle repairs, medications for my parents) or applied toward my credit card payment. I have 6 credit cards with a miminum payment due of 2,475; however, the rates on the 3 I mentioned in another post are the first targets for payoff with the 25,000 requested from Lending Club due to their APR. I budget 4,000/month to pay toward the cards because I'm on a serious mission to pay them off. The 25,000 loan from Lending Club would allow me to throttle the paydown and become debt free within 3 years or sooner. I have been able to reduce my debt from 98,000. to the current 70,000. in the past 12 months and would like to become debt free at an accelerated rate. The credit card interest rates have been rising and the total credit available has been shrinking due to the economic times. My goal is to live without using credit cards and the Lending Club loan would allow me to reach my goals much faster and avoid paying ridiculous interest rates to the credit card companies.
Thank you for the very informative answers so far. Do you have any reason to believe you might not be working for Wells Fargo within the next two years?	No reason to believe that at this time. I've been with the company since 1982 (28 years) and am a high performer. I have always been given a new assignment every 12-18 months because my forte is fixing areas that need attention. I'm a certified project manager by trade and am often called upon to consult in several areas of the organization in addition to my current responsibilities of managing an infrastructure team. I have a solid track record of delivering and am well respected in the company. Having said that, I am not naive enough to think that it could never happen to me and I have thought about my options if I were ever that unlucky. In the unlikely event of downsizing that would cut my position, the current severance packages are paid based on length of service, position and a few other factors. If the same packages were available if I were ever that unlucky, then I should be in a decent position to maintain my current level of income until I could become a consultant or find another position. I have my Masters of Business Administration (MBA) and my Project Management Institute (PMI) Project Management Professional (PMP) certification. I stay active in these organizations to keep current on industry trends and standards and would use both avenues as a fallback plan if I were to become unemployed by Wells Fargo. Thank you for your question! It is a good question and one that I have thought about many times because my current position has put me in a position to make the tough decisions about displacing team members in order to ensure the company remains efficient and effective in order to serve the customers, businesses, stockholders and team members. In my opinion, Wells Fargo is a solid company who cares about its team members and continually ensures it is shifting and evaluating in order to meet the multiple demands of the marketplace. I'm proud to work for Wells Fargo and hope my career continues to present me with additional growth opportunities.

Member Payment Dependent Notes Series 539889

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539889	$12,000	$12,000	11.86%	1.00%	July 12, 2010	July 14, 2015	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539889. Member loan 539889 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,362 / month
Current employer:	Sealevel Systems Inc	Debt-to-income ratio:	11.64%
Length of employment:	4 years	Location:	Liberty, SC

Home town:
Current & past employers:	Sealevel Systems Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > I've acquired some debt while working on a construction project. I owe on two credit cards, and I owe my Father some money. I would like to combine these debts and be able to return the money borrowed from my Father. I have a very secure job and have always paid back loans on schedule.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	40
Revolving Credit Balance:	$4,319.00	Public Records On File:	0
Revolving Line Utilization:	25.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you elaborate on your employer %u2013 what you do, where you work, future job security , etc.	I work at an ever growing company that provides innovative, reliable hardware and software products to enable computer connectivity and control. I've worked there for a combined total of over twelve years or so. I returned after graduating college and have been back full time for over four years. I worked in production for most of those years in shipping & receiving, and then product testing. I began working as a purchasing assistant almost one year ago. Our jobs are secure. I can't remember ever seeing anyone let go due to a slow economy.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates. 3.Are you the sole wage earner? Thanks.	1. No Mortgage or Rent My vehicle is paid for Insurance 70/mo Phone ~45/mo Student Loan 137/mo Power ~15/mo Lowes ~30/mo (This loan will eliminate this payment) Home Depot ~100/mo (Same as above) Other and Misc ~600/mo 2. I have a student loan. I am on the income based repayment plan. My current payment is 137/mo and the payment will change only when my wage increases. It will remain the same percentage of my income for 25 years or until the loan is paid. 3. I am not married and I have no children.
Since you have no rent, do you live with family? If so, do you intend to stay there for teh length of this loan or will you be moving?	The construction project I referred to in the description of this loan request is a small cabin and studio I've been working on for four years. It's on two acres of land in my Father's name. I will be living there permanently by Fall. There will be no rent or mortgage for this property. The power bill may increase. Everything I listed as far as bills and monthly costs will remain relatively unchanged for the length of the loan repayment.
Have you provided Lending Club with the address and related information for the property where you will be living? (Do not provide it here, only provide it directly to Lending Club)	I've provided all information asked for, and I am fully willing to provide any and all other necessary information.
I have funded your loan. Please don't borrow from your existing lines of credit after consolidation and get over extended. Please try to save three months of living expenses. Good luck.	I plan to do as you say. Thank You for funding my loan.

Member Payment Dependent Notes Series 539925

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539925	$3,500	$3,500	11.86%	1.00%	July 8, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539925. Member loan 539925 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Eastern IL University	Debt-to-income ratio:	2.72%
Length of employment:	5 years	Location:	mattoon, IL

Home town:
Current & past employers:	Eastern IL University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,059.00	Public Records On File:	1
Revolving Line Utilization:	46.00%	Months Since Last Record:	91
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Specifically, what do you intend to purchase and why?	I currently own a bucket truck that is too small to use for tree trimming. I want to upgrade to greater height capacity.
What do you do for EIU? For what specifically will the loan proceeds be used?	I am a carpenter for EIU. I also do construction and tree trimming in addition. I want to upgrade my existing truck to one with greater height capacity.
Can you please describe the public record that is on file? Also, please specify for what purpose you are purchasing the truck?	The public record is for bankruptcy eight years ago. My credit score of 699 is evidence that I have worked hard to recover and my record is flawless since then. Outside of my current employment, I do construction and tree work. I have a small bucket truck that is insufficient and I need a bigger truck.
What business are you in? What do you need a bucket truck? - Let's start with these questions.	I do general construction and tree trimming and removal. I want to upgrade my current truck to one with greater height capacity.

Member Payment Dependent Notes Series 539928

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539928	$3,000	$3,000	11.49%	1.00%	July 7, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539928. Member loan 539928 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Anker Management Corp.	Debt-to-income ratio:	3.57%
Length of employment:	10+ years	Location:	BRONX, NY

Home town:
Current & past employers:	Anker Management Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > I will be using this funds to pay the balance of some high interest credit cards. I have been working with the same company for the past 17 years and I always pay my bills on time.This loan will allow me to save a little over $250.00 monthly. If more information is needed please feel free to contact me.

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	67
Revolving Credit Balance:	$3,748.00	Public Records On File:	0
Revolving Line Utilization:	63.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in funding your loan, but have a few questions: (1) How much balance do you have on each card and what is the respective rates? (2) Can you explain the delinquency from 67 months ago? (3) Is there another wage earner in your household and if so, how much does he/she make each month? (4) What are your monthly expenses (e.g., rent, car/transportation, student loans, credit cards, cable, etc.)? Thanks.	1.The balance on my credit cards is $3500.00 with 18.9% up to 28% rate. 2. I had shoulder surgery and was out of work for over 9 months,workers comp. is a pain in the neck and my choice was to pay most important bills. 3. Yes,there is another person in my household. As I said before I make all my payments on time,I just need the 3K to complete the amount I need to become debt free. Thank you for your question.

Member Payment Dependent Notes Series 539929

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539929	$12,000	$12,000	16.45%	1.00%	July 12, 2010	July 18, 2013	July 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539929. Member loan 539929 was requested on July 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	SOE Software	Debt-to-income ratio:	12.81%
Length of employment:	< 1 year	Location:	Lutz, FL

Home town:
Current & past employers:	SOE Software
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/05/10 > If successfully funded my immediate goal is to pay off my existing credit card balances. I relied on plastic heavily throughout college and during the recent transition to life living alone. In a barren Tampa job market I was able to prove my worth on the first interview, and land a job that pays me well enough to be in a position where credit cards are no longer fixtures of my wallet. I'm committed to atoning for my past financial indiscretions and have set the goal of being completely debt free in the next three years -- while also being able to commit a greater portion of money to savings. Please don't hesitate to ask if I can help explain my situation further. Thanks, -Ryan

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,097.00	Public Records On File:	0
Revolving Line Utilization:	74.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDERS INTEREST A-N-D COMMITED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Tuesday 07.06.2010 at 04:10 AM ET	Thank you for this valuable information and your service to this country.
Hello, Could you please describe the approximate amounts of your monthly expenses (rent, auto, insurance, other, etc.)? Best of luck with funding of your loan.	Rent - $400 Car - $400 Insurance - $150 Utilities - $250 Misc. - $250

Member Payment Dependent Notes Series 540055

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540055	$25,000	$25,000	19.41%	1.00%	July 12, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540055. Member loan 540055 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,011 / month
Current employer:	Ford Motor Company	Debt-to-income ratio:	16.57%
Length of employment:	7 years	Location:	Leonard, MI

Home town:
Current & past employers:	Ford Motor Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > The purpose for this loan is to consolidate debt that my ex-wife created while I traveled for my job while we were married. Since being divorced over a year ago, I have ensured that all payments for the current debt have been paid early on a monthly basis. My monthly take home after taxes is $3,258.00 thus allowing for me to easily cover the loan monthly payment here at $922. I live with family and have no other bills outside of the debt (with exception to car insurance). I have been with Ford Motor Company for over 7 years where I am currently the Senior Engineer for my department. I am looking to get this loan to consolidate the debt into 1 payment to help with paying it off faster and at a lower interest rate. Thank you, Brandon

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	34
Revolving Credit Balance:	$13,567.00	Public Records On File:	0
Revolving Line Utilization:	54.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Paid off with loan: Chase credit card/$2,800/29.99% APR Bank of America/$19,000/19.99% APR Citicard credit card/$2,200/29.99%APR Not covered by loan: Citicard credit card/$8,300/29.99%APR - consolidating most of the debt will allow for me to pay this remaining portion of the citicard credit card off by end of year.
I see your revolving debt is $13,000. What other debt do you have, or what do you plan on doing with the other 50% of the money?	Debt to be paid as follow: Bank of America - $19,000 Chase credit card - $2,800 Citicard - $2,200 Other $1,000 goes to lending club for processing fees
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer FOMOCO? Number [2] Transunion Credit Report shows the $13,567 Revolving Credit Balance total debt (54.50 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] $25,000 loan; $13,567 is Revolving Credit Balance; $11,433 is the extra cash that will be received (less your loan's origination fee) that is either consolidating, or is refinancing, what specific debt that is not currently included in Credit Report Revolving Credit Balance total debts? Number [4] Lending Club is NOT a "deep pockets" bank with unlimited $. Participating lenders are many individual small investors; together, we fund chosen loans. You're competing among 400 borrowers; all want their loan funded. Please briefly explain WHY a lender should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for an answer based on current intentions. Every borrower has initial idea of how long they will intend to continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; 09.47 AM ET Friday 07.02.2010	Answers to questions: 1. Employer/Position: Work for Ford Motor Company/Senior Engineer for Climate Control Manufacturing. 2. Monthly Payments on debt: Citicard - $380, Chase - minimum is $50, but pay $400, Bank of America - $539. 3. Debt to paid by loan as follow: $19,000 for Bank of America, $2,800 for Chase credit card, $2,200 for citicard credit card, other $1,000 is for lending club fees. 4. Why help me: I live with family since my divorce last year where I have no other bills/payments (with exceptions to car insurance and my daughters that I take care of full time). I have no intentions of moving/doing anything until I eliminate this debt to allow for my income to go towards nothing but getting rid of the debt. My ex-wife accumulated most of this debt without my knowledge while I traveled for my job for roughly 5 years. I am trying to consolidate most of this debt into 1 payment to allow for me to pay it off as quickly as possible. For over a year and a half since being aware of the debt situation given to me, I pay all monthly payments for the debt early (usually 1 week before they are due) for my main priority is to get this taken care of immediately to move on with my life. 5. Reason for 3 year loan: I chose this time length for the loan for I wanted to have it paid of no more than 36 months from now rather than the other option of 60 months. My plan is to pay off the remaining balance on the citicard credit card that this loan will not cover than direct the amount each month I used to paying off the citicard credit card towards this loan. My hopes are to have all debt paid off before three years but feel that my worse case scenario would be three thus the reason for requesting the three year loan. I hope that this answered all of your questions. Brandon
I'm curious why you are paying off lower interest debt (BOA credit card @19.99% which is only marginally higher than the rate on this loan) rather than your higher (citicard @29.99%) interest debt. Please explain.	I am paying off the Bank of America over the citicard because the Bank of America minimum payment does not lower and the amount paid each month pays off the same each month regardless of the amount left over. Interest and fees take most of the payment with the little left afterwards going towards what is owed. With the citicard, there is only the interest to pay, and the minimum payment adjusts each month based on what is owed. Therefore I will be able to pay off what will be left on that card faster than the Bank of America. I am also in process of getting Citicard to lower their interest rate to around what Bank of America's is at presently.
I work in the credit card collection industry. Chase. Without getting specific into Chase policy are you aware that all companies have options to settle for below the value of the debt? In order to lower your interest rate (and 29.99 means you missed payments) you typically have to make on time payments for a minimum of 6 months to reevaluate your situation, or go onto a hardship program which adjusts the interest rate and minimum payment. If you aren't worried about a settlement on your credit report you may want to consider that as an option. I t will save you thousands of dollars and allow you to cover all of those credit cards. It still makes more sense to pay off all high dollar cards first regardless. Minimum payments are set up based on balance, UNLESS you are currently on a program for your BOA card in which case you are correct, the minimum payment will not move. Can you clarify? Realistically I feel pretty comfortable helping you out with this, but what is your living plan for next 3 years? What if you aren't able to stay at home, can you still cover your expenses of new rent/mortgage in addition to the payment here? What is your backup plan if you lose your job?	I am aware of this policy regarding hardships. I don't want to take this route unless absolutely necessary for I don't want to take the hit on my credit since it is excellent. I am aware that 29.99% is due to missed payments by my ex-wife while she handled the bills when we were married. I have had control of the debt she has handed me for two years now with all payments made at a minimum 1 week before they are due. I have spoken with Bank of America several times, and they have told me repeatedly that the minimum payment will not reduce regardless of what the balance is for it covers interest, their fees, with the remaining going towards what is owed. This is why I plan to pay this off first for I will save on not paying fees with Citicard along with the minimum payment going down with each payment towards them each month (plan to be sending more than the minimum to pay down what would be left after this loan), which will allow me to pay off the debt faster. My plan at this point is to remain here with family for as long as possible to pay off this debt and save. I am recently engaged, so between the two of us, we would be able to handle our bills along with this loan payment. In the event that I lose my job, I have several jobs through friends that I can do under the table, which would allow for me to pay this loan while searching for another job in my field. I hope that this answers all of your questions, but please feel free to respond if I haven't. Thanks, Brandon

Member Payment Dependent Notes Series 540101

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540101	$10,000	$10,000	11.12%	1.00%	July 7, 2010	July 15, 2015	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540101. Member loan 540101 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,692 / month
Current employer:	ADP Totalsource	Debt-to-income ratio:	11.57%
Length of employment:	5 years	Location:	DEARBORN HEIGHTS, MI

Home town:
Current & past employers:	ADP Totalsource
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,840.00	Public Records On File:	0
Revolving Line Utilization:	59.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	all are credit card balances owed and will all be paid off with this loan I will receive. total of 3 credit cards and the APR is ranging from 22% - 37%
Hello, Im interested in learning more about your loan in order to fund it. But could you please help by first answering the following two questions? 1. Can you talk about who your employer is and what your position/responsibilities are? How secure do you feel your job will be in the next 3-4 years? 2. Worst case scenario (and hopefully this never happens), what contingency plans would you take if you werent working at your present position? I look forward to your response and best of luck on your loan.	I work for a Payroll/HR outsourcing company that is located all over the US(ADP Totalsource).I work in our new business department and feel 100% secure of my positon and the company. We are a top rated company and with so many businesses looking to downsize - we are there to take care of all HR/payroll/benefits/401K set up and maintenance. If for any reason i were to lose this job, I have back up work for a family owned businesss.
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	about $1000.00 a month for everything else
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	my mortgage balance is $84500.000 and do not owe any HELOC. the vaule of my home right now is $60000.00.
Please tell us if your home mortgage is held in your name, what the outstanding balance is on your mortgage, current value of your home, and whether you have an additional home equity line of credit, and if so, for how much? Thank you for your answers.	$84500.00 is what is owed on the home and it is in my name. there are no home equity loans out on this.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at ADP? Can you list your work history? These answers will definitely help lenders lend.	the debt was accrued over the past 6 years and are mainly from furnishing my home that I bought. out of these Credit cards my fixed monthly payments are $1000.00. I have an IRA and a 401K I contribute to, and have a seperate savings account of $500.00 i do not touch. I'm the only income at the house at this time. my current position is a Team lead in our new business department. I handle all new clients that come in and we range from CA - MI clients. I have been withe this company for 5 years, prior to ADP i worked at a small company and did the HR duties for a year and half, when they had to close down. before this one I worked at the airport as a HR/Payroll rep for a total of 5 years.

Member Payment Dependent Notes Series 540107

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540107	$2,000	$2,000	10.38%	1.00%	July 8, 2010	July 16, 2015	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540107. Member loan 540107 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,479 / month
Current employer:	UPMC	Debt-to-income ratio:	21.26%
Length of employment:	2 years	Location:	NORTH VERSAILLES, PA

Home town:
Current & past employers:	UPMC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/02/10 > I am paying off my Discover bill because the interest rate is too high. I plan to pay $50 per month toward this loan to pay it off more quickly. Borrower added on 07/02/10 > Applying for this loan shows my proactive attitude toward my finances. The interest rate on my credit card makes it almost impossible to get ahead. If I make a $50 payment, only $25 of it actually counts. To my own surprise, after college, I have become a great saver, although, I do not want to deplete my savings and apply it to the card. This loan is really about peace of mind. I take pride in having great credit, and I work to protect it. My job is at Pennsylvania's largest employer - UPMC, University of Pittsburgh Medical Center - and my position as a collection specialist is integral in the hospital's non-clinical success.

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,980.00	Public Records On File:	0
Revolving Line Utilization:	6.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Im interested in learning more about your loan in order to fund it. But could you please help by first answering the following two questions? 1. Can you talk about who your employer is and what your position/responsibilities are? How secure do you feel your job will be in the next 3-4 years? 2. Worst case scenario (and hopefully this never happens), what contingency plans would you take if you werent working at your present position? Thank you for your time. I look forward to your response. John	Hi, John. Sure, I would be happy to answer your questions. My employer is UPMC - University of Pittsburgh Medical Center. UPMC is Pennsylvania's largest employer with over 50,000 employees. In my position as a Collection Specialist, I work in the central billing office for UPMC's 15 hospitals. Currently, I work in follow up/denials. If a hospital claim is denied, I work directly with insurance companies and patients to get issues resolved. I have to determine if a denial is appropriate, and, if it's not, I have to determine the course of action to resolve the balance. I feel extremely secure in my position. I strive to meet productivity to ensure my employment, and I think the only move I would make in my career is up. Our non-clinical role in the hospital system - the revenue cycle - is just as integral to UPMC's success. To be realistic in today's economy, you certainly do have to account for the worst-case scenario. I think applying for this loan is just an example of being proactive. I would never want to get in over my head, if, God forbid, I was no longer employed. Also, I have learned to live by the "save-enough-money-to-live-on-for-six-months" rule. The reason I'm applying for a loan is to not deplete my savings to take care of the credit card debt. The interest rate on the card was 17% so, even if I make a $50 payment, $25 of it doesn't even count. I'm trying to look out for myself, and I enjoy having good credit, and I'm trying to protect it. I hope that answers your questions! Please let me know if you need anything else. Emily

Member Payment Dependent Notes Series 540134

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540134	$6,000	$6,000	16.32%	1.00%	July 8, 2010	July 15, 2015	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540134. Member loan 540134 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,600 / month
Current employer:	mindt machine	Debt-to-income ratio:	18.04%
Length of employment:	10+ years	Location:	glendive, MT

Home town:
Current & past employers:	mindt machine
Education:

This borrower member posted the following loan description, which has not been verified:

utilty loan

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	81
Revolving Credit Balance:	$2,557.00	Public Records On File:	1
Revolving Line Utilization:	54.40%	Months Since Last Record:	58
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Specifically, what are the loan proceeds to be used for?	utility install
What was the public record 5 years ago? Bankruptcy?	no i had a judgement which ive paid in full
Your "Major Purchase" or "Other" category loan is 1 of 399 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Friday 07.02.2010 at 10:20 AM ET	its to install utilities on my property for my cabin
Will you carry loan for full 5 years ? Or pay-off early? 1 to 2 Years? 2 to 3 years? 3 to 4 years? Thanks for answer.	approx 2 years is plan

Member Payment Dependent Notes Series 540137

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540137	$11,200	$11,200	13.98%	1.00%	July 7, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540137. Member loan 540137 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,335 / month
Current employer:	NJ TRANSIT Corp.	Debt-to-income ratio:	11.04%
Length of employment:	10+ years	Location:	WEST ORANGE, NJ

Home town:
Current & past employers:	NJ TRANSIT Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > Debt consolidation and family emergency. Valued, vested, career employee Borrower added on 07/02/10 > Loan fully approved by the Credit Review Team! Borrower added on 07/03/10 > Plan to pay off early by requesting additional payments. 1-2 yr return.

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1984	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	30
Revolving Credit Balance:	$13,747.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for NJTC ? For what specifically will the loan proceeds be used ?	Engineering/ Capital Project Management. Loan will be used for debt consolidation and to assist with a family emergency.
Verify your income and it is VERY likely this loan will fund. You need to do it quickly, apparently the process can take some time.	I will gladly do so once provided with the instructions of how to do so. Received a promotion earlier this year. Thanks for the advice.
How much of your $13.7k credit balance will you be paying off?	5 of the 7 with balances or about 5,200. This will also free up funds toward increasing payments on the remaining 2, due to better interest rates. I am completing a spreadsheet with all the figures to work out the exact benefit.
EMAIL INTENT PROVIDE INSIGHT WHAT NEED TO DO AND QUICKLY ATTRACT LENDER $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office < $1 deposit verifies bank account, NEXT step borrower Employment - Income verification aka "Credit Review". Employment - income verifications independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income documents to submit- 2 Earning Statements, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer provides Fax Machine telephone number and will indicate doc, or pdf format if documents sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because: (1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loans funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY-ON. WAITING UNTIL LISTING'S END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING, DEPOSITING $. Credit Reviewers goal to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying < $1 deposit posted bank account, ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags F-A-R BEHIND loans listed same day, but Credit Review quickly finished in 1 day and loan Approved for later issue. The lenders role is exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts borrower's employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time LC borrower. Lender 505570 U S Marine Corps-RETIRED Friday 07.02.2010 at 9:25 AM ET	Thank you USMC-Ret from a BRAT of USAF Ret (22 yrs) with a sibling and 3 in-laws either active duty or retired. Navy & Army :-) I will contact them today. I will answer your other questions below.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $11,200 "Other" category loan. My questions are: Number [1] Position (Job/What you do) currently for employer NJ Transit Authority? Number [2] Transunion Credit Report shows the $13,747 Revolving Credit Balance total debt (24.70 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is NOT a "deep pockets" bank with unlimited $. Participating lenders are many individual small investors; together, we fund chosen loans. You're competing among 400 borrowers; all want their loan funded. Please briefly explain WHY a lender should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for an answer based on current intentions. Every borrower has the initial idea of how long they intend to continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] FYI: Earlier I sent you an email with instructions how to very your employment and income so that your loan will be "Approved" for issue after it funds. Do it t-o-d-a-y because Home Office will be closed Sat,Sun and Mony and will not reopen until Tuesday 9 AM PT. Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; 09.47 AM ET Friday 07.02.2010	USMC-Ret: 1) I manage construction projects for NJT and have been with them for over 20 years. 2) I pay well over the minimum to attempt to pay off earlier. The smaller and mid-range balances will be paid off and then I will work on paying down the higher ones. Two of the most recent were for home furnishing purchases and are not actual credit cards. Although in my name, they are being paid off jointly. The third one with the lowest balance was a store card I took just to get a deeper discount and will cancel after paying it off. I also consolidated three cards with the highest interest rates into one and will cancel those so they do not show as avaiable credit. 3) This loan and the associated plan is in line with my debt diet and my 5-year plan for my future professional and personal goals as I approach eligibility for retirement. I also looked at other monthly expenses (utiltiies) and have sucessfully found areas of reduction. I worked hard to obtain good credit after a rough start (out of college). I am working now to improve my current standing as it has slipped. I have paid off two car notes and will pay off a third (also early) next year, and plan to drive the car for years without a note (as I did for 7 years with anther car). I take this financial obligation very seriously and appreciate the consideration of the members. I am a sound investment and would not even apply otherwise. 4) One the first of each month, funds will be directly deposited into my verified account, which is dedicated to this loan repayment. I plan to overpay this as well, in order to pay the loan off in 1 - 2 years. I appreciate all the insight, advice and the questions. I hope this has provided the information you are looking for to assist you and any other members in your decisions.
Contact customer support if you need help doing income verification. USMC investor said they will contact you via email or phone to initiate verification -- if you haven't heard from them be proactive about it.	thank you. will do so immediately.

Member Payment Dependent Notes Series 540147

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540147	$3,500	$3,500	15.21%	1.00%	July 8, 2010	July 16, 2013	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540147. Member loan 540147 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,440 / month
Current employer:	McCoy's Iron and Metal	Debt-to-income ratio:	9.58%
Length of employment:	< 1 year	Location:	SPRINGFIELD, MO

Home town:
Current & past employers:	McCoy's Iron and Metal
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/02/10 > Purpose of loan: This loan will be used to consolidate my credit card debt into one payment. My financial situation: I am a good candidate for this loan because I have excellent credit, no credit delinquencies, and have always made my payments on time. Monthly net income: $ 1100 Monthly expenses: Housing: $ 250 Insurance: $ 60. Car expenses: $ 30 Utilities: $ 30.00 Phone, cable, internet: $ 135.00 Food, entertainment: $ 100-150.00 Clothing, household expenses $ Credit cards and other loans: $ 300.00 (will be replaced by this loan)

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	31
Revolving Credit Balance:	$3,962.00	Public Records On File:	0
Revolving Line Utilization:	32.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What is your job? 2. How did you accumulate this debt? What's different now to prevent you from accumulating more? 3. How are you keeping housing expenses so low? What is your housing situation? 4. Same for car - how do you manage to keep expenses so low? I ask because the average person probably spends at least 4 times that on gas alone, let alone maintenance.	1) I'm an office assistant for McCoy's Iron and Metal. 2) When I was in my late teens/early 20s, I was reckless with credit cards. I'm not now. I worked at a bank for 2 years and it, combined with moving out of my parents house and getting a sense of how the "real world" operates, provided me with a better sense of my financial portfolio. 3) Our rent is 500. I put down 250 for my own portion of that rent. Our gas/water is paid, and we split the electric bill. 4) My fiance's car has been inoperable for 6 months, so we're down to just mine. Because it is my car, he typically provides the fuel and other expenses. He doesn't have any debt, so he more often than not pays for more than I do, at least until I can get out of debt. Thanks.

Member Payment Dependent Notes Series 540179

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540179	$10,000	$10,000	13.23%	1.00%	July 8, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540179. Member loan 540179 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Progressive Business Publications	Debt-to-income ratio:	16.86%
Length of employment:	4 years	Location:	King of Prussia, PA

Home town:
Current & past employers:	Progressive Business Publications
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > I will be using these funds to pay off a high interest credit card. I have a credit score above 720, and I am very organized to ensure on-time payment of bills each month. I have been with the same company for 4 years, and the company has grown in each of its 20+ years of existence, offering me very stable employment.

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	37
Revolving Credit Balance:	$10,217.00	Public Records On File:	0
Revolving Line Utilization:	62.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	I will actually be paying off just one credit card with this loan. The balance is currently $9,700 with an APR of 27.24%. I'm looking for this loan as a way to make my payments go farther and obviously, get out of debt faster. I only have one other credit card in my name, and that one has a $0 balance after this month.

Member Payment Dependent Notes Series 540204

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540204	$3,000	$3,000	11.12%	1.00%	July 8, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540204. Member loan 540204 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	KS Industries, LP	Debt-to-income ratio:	8.14%
Length of employment:	2 years	Location:	Bakersfield, CA

Home town:
Current & past employers:	KS Industries, LP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > I'm trying to pay these cards off as soon as possible before I get married, and the interest payments are killing me... Please Help!! Borrower added on 07/01/10 > The monthly payment is well within my budget... my interest rates on the cards range from 21-24%. This loan would greatly help me get out of this Credit Card debt. Borrower added on 07/02/10 > Just to clarify when I said the Interest payments are killing me, i really meant the finance charges are killing me. As I said, I am very able to make the payments, just that with the high interest rate the actual balance is hardly changing.

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,145.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 540228

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540228	$4,000	$4,000	11.49%	1.00%	July 12, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540228. Member loan 540228 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	n/a	Debt-to-income ratio:	4.16%
Length of employment:	1 year	Location:	Boston, MA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > This is a loan to pay off all of my credit card debt, and consolidate that debt under a lower APR, in order to save money on interest. Borrower added on 07/07/10 > I plan to use this loan to pay off my credit card debt, and consolidate it under a lower APR in order to save on interest. As for my being a good borrower, I always make my payments on time, and keep very careful track of my finances. My job is quite stable at the moment; there's no shortage of people needing help make, fixing, or updating their websites!

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,239.00	Public Records On File:	0
Revolving Line Utilization:	32.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain your employment situation? No employer is listed. You mentioned you make websites. Does that mean you are self employed?	Yes, I am self-employed as a freelance web developer. I currently enjoy an exclusive relationship with a colleague's firm, where he functions as the graphic designer & handles most of the business development. I'm not sure why no employer is listed; when I filled out the form to request the load, I indicated I was self-employed??? how odd.
Please list the Credit Cards, balances and APRs you intend to pay off. Please list the Credit Cards/loans, balances and APRs you do not intend to pay off. Please list all of your monthly expenses. Do you have a savings account/emergency fund? Do you intend on continuing to use your cards? If you do, what is your plan to not get in this situation again? Thanks!	Well, quite a request, but then again, you're offering to help me out, so here we go: Bank of America AMEX, 23.4% APR, $2593.39 Capital One Visa, 17.9% APR, $344.85 Citi Platinum Mastercard, 19.99% APR, $484.04 Those are all of my credit card debts. I have a savings account, but it's currently being used to hold the taxable portion of my income (I pay estimated quarterlies, being self-employed, and so must set aside the taxed portion), and as such is NOT an emergency fund. Once my debt is paid off, I plan on converting the moneys I normally would spend on my debt to actual savings, stored in a higher yield account. As for my monthly expenses we have: Rent: $900 Taxes: $500 Electricity: $118 Phone: $58.79 Internet: $124.07 Health Insurance: $188.30 Those are my only fixed expenses. I don't have cable TV or a landline telephone; my mobile is my only phone. Food tends to be a rather malleable number, but is usually between $200 & $400 for the month. Between the debt I've already paid off (the BoA Amex stood at roughly $4600 at its highest) and the debt I currently have, I've been unable to save very much. There are other holdings in my possession, but they're long-term, and it would be more damaging to me taxably/financially to convert them to liquid cash than to continue paying my debts out-of-pocket or to secure this loan. Of course, if push comes to shove, they're there, so rest assured, I can pay my debts. I don't plan on continuing to use my cards; I've been quite successful at using them rather sparingly over the course of the last year. As it stands, two of the three sit in my desk drawer; the third is only in my wallet in case of an emergency situation.

Member Payment Dependent Notes Series 540270

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540270	$2,100	$2,100	7.51%	1.00%	July 8, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540270. Member loan 540270 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,941 / month
Current employer:	FORD CREDIT	Debt-to-income ratio:	12.61%
Length of employment:	10+ years	Location:	COLORADO SPRINGS, CO

Home town:
Current & past employers:	FORD CREDIT
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,625.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is FORD CREDIT and what do you do there?	Ford Credit is an indirect, wholly owned subsidiary of Ford Motor Company. I work as a reporting analyst for Ford Credit. My job is to provide meaningful analysis of reports and requests to management.

Member Payment Dependent Notes Series 540288

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540288	$5,000	$5,000	18.30%	1.00%	July 8, 2010	July 15, 2015	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540288. Member loan 540288 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Airtran Airways	Debt-to-income ratio:	0.75%
Length of employment:	3 years	Location:	newport news , VA

Home town:
Current & past employers:	Airtran Airways
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	53
Revolving Credit Balance:	$142.00	Public Records On File:	0
Revolving Line Utilization:	10.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Airtran Airways and what do you do there?	airtran airways is a airline. i work there as a customer service representative.
What are your plans for the money? What are your other expenses? Will you be able to comfortably pay an extra $130 per month?	i plan on buying videographer equipment and starting a videography business. i have no other expenses but rent which is 650 a month. and i will be able to pay 130 extra a month.
Tell us about your business plan. Specifically: - have you studied videography / cinematography before? - Do you have any experience in the videography industry? - Will you be working with others on this project? If so, how invested are they? (Specifically, how much money have they committed and what are their skills / contributions going to be?) - Videography can include filming as well as post-production processing and other work. What exactly do you see as your specialty? - How do you plan to find clients?	I have no school training in the field but I have filmed baby showers and birthday parties in the past and I also edit myself. I just need better equipment than what I already have in order to start getting paid for my work. I plan on doing weddings music Videos and many other events. As of right now the only person investing is me. I will gain clientele through word of mouth and business cards.
Please prepare a Business Plan for your Venture. Think about the market, clients, basic necessities, cost cutting measures, competitors, marketing plan, ads. Do not waste money. Spend only on efficient efforts and only as neccessary. Monitor cash flow and keep good receipts for bookkeeping and tax purposes.	Thanks for the advice!

Member Payment Dependent Notes Series 540300

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540300	$11,000	$11,000	10.38%	1.00%	July 12, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540300. Member loan 540300 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	University of Washington	Debt-to-income ratio:	20.34%
Length of employment:	< 1 year	Location:	SEATTLE, WA

Home town:
Current & past employers:	University of Washington
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > I have never had a late payment. Just trying to have a lower interest rate.

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,288.00	Public Records On File:	0
Revolving Line Utilization:	31.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Im interested in learning more about your loan in order to fund it. But could you please help by first answering the following two questions? 1. Can you talk about who your employer is and what your position/responsibilities are? How secure do you feel your job will be in the next 3-4 years? 2. Worst case scenario (and hopefully this never happens), what contingency plans would you take if you werent working at your present position? Thank you for your time. I look forward to your response. John	hi... I work at the university of Washington as a program manager running orientation. we are a fee based program for new student orientation. Therefor our budget is run on an axillary. WE don't require any state funds. The good thing about my job is that we are constantly admitting students and therefore we will always be funded. My job is secure. If I change my job it will be for one that pays more money. Worst case scenario if I do loose my job I can go on unemployment and we have 30,000 saved in the bank. I don't want to use all my savings to pay off my loan so thats why i am trying to get a lower interest rate. Right now I am paying on the loan and its a rate of 16.99%. I have never had a late payment and I pay all of my bills.Let me know if you have any more additional questions.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	Hi I owe 11,000 16.9% monthly payment is 380.00 its a loan.

Member Payment Dependent Notes Series 540325

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540325	$7,750	$7,750	11.12%	1.00%	July 8, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540325. Member loan 540325 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Bishop Police Department	Debt-to-income ratio:	21.37%
Length of employment:	4 years	Location:	Bishop, CA

Home town:
Current & past employers:	Bishop Police Department
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > I am Police Officer in Bishop Ca. I have excellent credit and pay all my bills on time. I need the funds to relocate and set up a manufactured home on my property. The home will be for my family to live in.

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,031.00	Public Records On File:	0
Revolving Line Utilization:	72.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. I purchased the home with my dad and he currently lives in the home. The balance is approximately 280000 and the value is about the same.

Member Payment Dependent Notes Series 540348

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540348	$20,000	$20,000	11.49%	1.00%	July 12, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540348. Member loan 540348 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	Oracle	Debt-to-income ratio:	16.80%
Length of employment:	4 years	Location:	San Francisco, CA

Home town:
Current & past employers:	Oracle
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/05/10 > Hello! Thank you for taking the time to consider my loan! I would like to use my loan for paying off my credit card debt. I’ve worked for the past 7 years designing software. I work at large companies, not startups so there is no danger of being laid off. While Oracle is very stable, I haven’t had a raise or bonus in 3 years. The only additional income I’ve had is a thousand dollars from filing patents. I first got into debt in college, as most people do. Unlike others at my Ivy League university, I paid for college myself. I paid for everything, starting with my application fee while still in high school. Whereas other parents paid their part in the financial aid package, my mother loaned me the money for theirs @ 7%. (Of course she was the first to be paid back… who wants to have an angry mother!) I also worked full time for the first two years. In hindsight, this was not the best decision, but I wanted a quality education and had to pay for it somehow. Fast forward 4 years. I graduated with around $50K in loans and $30K in credit card debt. Over the years my credit card balances have had their ups and downs. The most recent upswing started 4 years ago when I bought my house. It is 110 years old, so as you can imagine, there is a lot to do! I’ve done all the small things I can without hiring professionals, but I know that is the next step. Before I start any remodeling I know I need to pay off my credit card debt and save up. If you check, my credit score is good. Partially because I’m great at paying on time, partially because I’m one out of five people on a $1.1M home loan. The building is a 4 plex. My portion of the loan is $400K. I bought my house just before the market bottomed out. Not the best time, but I wasn’t thinking of my house as an investment to flip. All of this combined was not a prescription for financial health. Add to it the financial meltdown(s) over the last few years and it just compounded the issues. During the boom years, credit card companies gave me more and more credit. Then after the meltdown they all started to re-assess their credit strategies. They looked at me and decided I was carrying too much debt and they needed to lower my credit limits – to just above my balance. This meant that my credit to debt ratio went from great to high risk almost overnight. And where one credit card company goes, others are sure to follow – and they did. Eventually, this affected my credit score and brought it from Excellent to Good. That was the end of Round 1. In Round 2 they looked at my credit score and then my APRs. Several cards were raised astronomically, which was the final blow.

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,692.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	My budget is as follows: Auto & Transport - Repairs and Maintenance $100 - Auto insurance $79 - Gas $120 - Public transportation $10 Bank Fees - Credit Card Payments $900 Entertainment $150 Groceries & Dining $400 Medical $215 HOA fees $100 Building insurance $100 Childcare $420 Home Improvement $200 Home Insurance $53 Home Services $100 Mortgage $1800 Property Tax $450 Shopping $50 Student Loan $199 Utilities - Internet $55 - Phone (land and cell) $100 - PG&E $50 Total: $ 5631
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. My part of the mortgage on the building is $360K. 2. Current value: unknown. I know it is less than that. I used Zillow and there were no comps or even recently sold! My home was build in 1907 and is a 1-1. It has 850 sq ft. I don't know if you know much about San Francisco real estate but has some quirks. Unless you've got the funds to pay $500K+ for your first place you buy into a TIC (tenancy in common). This is for buildings have haven't gone Condo. Pre-condo all units in the building are on the same mortgage. The mortgage for my building is $1.1M, with 5 owners. My part of that is $360K.
Hi. I'd like to fund your loan and thank you for verifying income so quickly, but a few questions: What is your job with Oracle? Which product do you work on, if applicable? Do you have any reason to believe you may not be working for Oracle within the next 2 years? How much equity do you have on your home (zillow estimate minus amount owed) & what is your monthly payment? What is the makeup of your $49,000 in revolving debt? What are the names of lenders, balances, APRs, monthly payments? How did you accumulate such a large amount of revolving debt? Thanks	Hi, I design Fusion applications. I do not know if I will be @ Oracle within the next 2 years. I've been there for 4 years and haven't had a raise or bonus within the last 3. If I do not receive a raise by the end of the year, I will start looking. My peers at other companies are paid $20K more. I stayed because it is very stable and there was never a chance of being laid off while most of my peers/friends were. Please see my other answer for the complicated Zillow information. I have approximately $40K of equity in my home (my down payment, but I do not believe it has appreciated in value.) All $49K is in revolving debt. Citibank $14,126.83 @ 28.99% Discover $2,215.77 @ 28.99% Chase $1,982.94 @ 26.99% BofA $4,156.42 @ 13.99% USAA $14,302.46 @ 8.9% BofA $11,676.61 @ 6.24% Citibank $3,173.64 @ 4.9% Please note: only 3 of the cards above have been used for purchases, the rest were for balance transfers. I first got into debt in college, as most people do. Unlike others at my Ivy League university, I paid for college myself. I paid for everything, starting with my application fee while still in high school. Whereas other parents paid their part in the financial aid package, my mother loaned me the money for theirs @ 7%. (Of course she was the first to be paid back??? who wants to have an angry mother!) I also worked full time for the first two years during school. In hindsight, this was not the best decision, but I wanted a quality education and had to pay for it somehow. Fast forward 4 years. I graduated with around $50K in loans and $30K in credit card debt. Over the years my credit card balances have had their ups and downs. The most recent upswing started 4 years ago when I bought my house. It is 110 years old, so as you can imagine, there is a lot to do! I???ve done all the small things I can without hiring professionals, but I know that is the next step. Before I start any remodeling I know I need to pay off my credit card debt and save up.
You listed your total monthly expenses at 5631 and your gross monthly income is 8.5k so I'll guess ~5.6k take-home (~35% for taxes, 401k, health insurance from work, etc). I do not see any savings in your monthly budget. Do you have any? Do you plan to start saving with the new credit card relief?	Very perceptive - I do not have any savings. I definitely want to save. I recently went through a financial assessment with my bank and they suggested that I have at least $35K in savings. To me, this number is shocking, but it does reflect the common wisdom of a 6 months cushion (although these days it seems like a year is better). I have mixed emotions about saving. On one hand, I know it is absolutely necessary. On the other hand, it is hard to do when most of your credit card debt has double digit interest rates. It seems irresponsible to save money @ 1.9% when you're paying 28.99% on a cc. Assuming my loan is fully funded, the difference between what my Lending Club payments and my credit card payments is around $250. My gut tells me to save it, but I feel like I need the opinion of an independent financial adviser. I would ask them at what percentage rate do I stop paying and start saving? Now I'm really wishing we had a forum for these questions, as I'm always interested in other people's input!
I plan on investing in the note (which is your loan) shortly. If you are not already taking advantage of the free online financial management tools.. you may be interested in either mint.com or yodlee.com. They are both free. I use yodlee myself and it is amazing how much time it saves, and stress it reduces. Some prefer Mint's GUI. Good luck on 100% funding quickly.	Thanks! I've been using Mint.com religiously for the past year and a half. It made it very easy to answer Members' budgeting questions. :)
Hi there, No questions to ask as you've been pretty thorough with all the questions posted. I work in the accounting field and my husband & I were also in the same predicament as what you are in now. We went with the Dave Ramsey financial freedom course with some changes. We applied any leftover money at the end of the month to the highest interest rate credit cards first. We also put our savings on hold but we felt our jobs were stable and wanted to also free ourselves from the 20-30% we were getting charged by the credit card companies. We are now completely credit card debt free and loving it. Best wishes to you and your financial freedom.	Thanks! I've been doing the same thing so far. I'll check out the Dave Ramsey course as well. Hopefully I'll learn something new and helpful. And in case I don't get a chance to thank everyone later. THANK YOU! You'll see your money soon. :)

Member Payment Dependent Notes Series 540354

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540354	$14,000	$14,000	14.35%	1.00%	July 8, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540354. Member loan 540354 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Picture Head LLC	Debt-to-income ratio:	11.91%
Length of employment:	5 years	Location:	Huntington Beach, CA

Home town:
Current & past employers:	Picture Head LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/02/10 > I plan on using this loan to pay off my credit card debt. I currently have $500 a month budgeted to pay my credit card debt. Unfortunately, that amount isn't making a dent because of the high interest I'm paying. Being able to use this loan to pay off my debt and put that $500 towards the loan payment will help me greatly and allow me to pay off the principal and the interest at the same time. Thank you to everyone in advance. Robert

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,324.00	Public Records On File:	0
Revolving Line Utilization:	47.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is PH LLC and what do you do there? Is all the loan proceeds going to pay off the existing debt and for what is the surplus to be used?	The company that I work for is called Picture Head LLC. The company does TV marketing for all Disney Movies. I am a supervisor / manager overseeing the account. Yes, all of the loan will go to paying off my debt. It is very important for me to get out of debt and I think a loan is my best option. I'm asking for a little extra to pay off another credit card that I am making payments on but isn't in my name. Robert
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Discover Card: $5,635.17 - Minimum pay - $114/month US Bank: $3,973.22 - Minimum pay - $45/month Capital One: $2,174.71 - Minimum pay - $75/month There is one more card that I am paying off that is not in my name. Robert
Please provide a complete monthly budget so I can assess your ability to repay this loan. Please include net family income ALL expenses (including food, transportation, clothing, medical, household items, etc.), not just monthly bills. Thank you.	I net $2,800 a month. My main bills are rent, car payment, credit card payments, cell phone and gas. Everything else is budgeted accordingly and is flexible. Rent: $1,000 Car Payment: $241 Credit Card Payments: $500 Cell Phone: $192 Gas/per month: $130 Obviously the payment of the new loan will take the place of the credit card payments. Thanks, Robert
Please share your relation to the other person's credit card you would like to pay off as well as specify the balance.	It is a credit card that my father opened up for me and it is under his name but I am paying it off. The balance is about $2,300.
Please have your income verified and your loan will have a better chance of being fully funded!	Thank you
Hi there, Can you please list the individual interest rates of the cards you are looking to consolidate (i.e. Discover @ 17%, Capital One @ 16%, etc.). Thank you in advance for your answer.	Discover: 14% Capital One: 23% US Bank: 16%

Member Payment Dependent Notes Series 540369

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540369	$7,000	$7,000	13.23%	1.00%	July 8, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540369. Member loan 540369 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,917 / month
Current employer:	SCI-GREENSBURG	Debt-to-income ratio:	8.69%
Length of employment:	10+ years	Location:	GREENSBURG, PA

Home town:
Current & past employers:	SCI-GREENSBURG
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > TO PAY OFF CREDIT CARDS

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	72
Revolving Credit Balance:	$12,318.00	Public Records On File:	0
Revolving Line Utilization:	68.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 540431

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540431	$16,000	$16,000	13.61%	1.00%	July 13, 2010	July 15, 2015	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540431. Member loan 540431 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	American Express	Debt-to-income ratio:	3.84%
Length of employment:	3 years	Location:	New York, NY

Home town:
Current & past employers:	American Express
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,025.00	Public Records On File:	0
Revolving Line Utilization:	50.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello Member_595101, Happy to answer your questions. The home is an apartment in New York City. 1. The total balance of the mortgage is $330,698.25 2. The market value of my apartment at its last appraisal (about 2 months ago) was $480,000,000 Thank you for your interest!
You have selected a five year term (as opposed to the three year term at a lower rate). How long do you plan to hold the loan for?	Hello Tesseract, I plan to hold the loan full term.
Why not put in on your American Express card?	Hi Avatar, Thanks for the question. I work for American Express - as result they already know a great deal of my personal information. I'd feel a little uncomfortable also having them finance all my major life events.
What do you do for American express, and is your income the sole income for the household?	Hi skycaptain, Thanks for your question! What I do for American Express is not relevant, and would probably give you enough information to discover my identity and personal details, so I am declining to answer that part of your question. I will tell you that it is a mid-level management, corporate position, that has something to do with technology (ie I don't work in the call center). My income is not the sole income of the household, there is an additional income of about $71,000 per year from my fiance.

Member Payment Dependent Notes Series 540492

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540492	$3,000	$3,000	14.35%	1.00%	July 12, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540492. Member loan 540492 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,300 / month
Current employer:	quaker city castings	Debt-to-income ratio:	13.09%
Length of employment:	9 years	Location:	salem, OH

Home town:
Current & past employers:	quaker city castings
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,413.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 540564

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540564	$8,000	$8,000	15.58%	1.00%	July 8, 2010	July 15, 2015	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540564. Member loan 540564 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,292 / month
Current employer:	Compliance Technologies International	Debt-to-income ratio:	9.32%
Length of employment:	2 years	Location:	Waltham, MA

Home town:
Current & past employers:	Compliance Technologies International
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > I am looking to get out of credit card debt. I am tired of watching these banks raise my interest rates for no reason. I will gladly provide proof that all credit cards paid off with this loan are in fact closed. Borrower added on 07/02/10 > My goal is to pay off this loan within 2 years. The reason for the 5 year term is to allow for a lower required payment for months when i cannot contribute more than $300

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,108.00	Public Records On File:	0
Revolving Line Utilization:	82.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is your job at Compliance Technologies? What was your previous job and how long were you there? Art	I am a business analyst. This is my second job out of college. I was previously a business analyst at Public Consulting Group and was there for just under 2 years
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Will Pay Bank of America $2,900.59 22.99% Capital One $1,960.51 16.99% Citibank $3,171.78 14.99% Wont Pay (Currently interest free, will be paid before interest hits) CareCredit $1,020.62 14.99%
Do you have any other debts? Could you please list out your monthly expenses? Thank you very much in advance!	The only long term debt have is a student loan which has payments of 150 a month. My rent is 590 a month. For a typical month, total living expenses (including rent, utilities, groceries) are about 1/3 of my post tax income.

Member Payment Dependent Notes Series 540610

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540610	$12,000	$12,000	7.88%	1.00%	July 12, 2010	July 16, 2013	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540610. Member loan 540610 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,167 / month
Current employer:	American International Group	Debt-to-income ratio:	16.67%
Length of employment:	2 years	Location:	Watchung, NJ

Home town:
Current & past employers:	American International Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,455.00	Public Records On File:	0
Revolving Line Utilization:	39.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Rent: $1520 Car Payment: $ 435.00 Commuting: $300.00 (Bus: $230, Subway $70.00) Insurance: $150 (Includes Renters Insurance) Phone/Cable/ Internet: $ 95.00 Water/ Trash: $25.00 Electric/Gas: $97.00 - $ 116.00 Gym/Pool: $500 Annual (Previously Paid) Childcare: No Children??? But I have dogs, Toy Breeds: $ 30.00 Student Loans: $200.00 Food: $170.00 (Just me, and I am a vegetarian) * This Lending Club Loan: $376.00

Member Payment Dependent Notes Series 540617

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540617	$5,000	$5,000	10.38%	1.00%	July 8, 2010	July 16, 2013	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540617. Member loan 540617 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Dr. Terry H. Hake, DDS	Debt-to-income ratio:	3.80%
Length of employment:	6 years	Location:	Williamsburg, VA

Home town:
Current & past employers:	Dr. Terry H. Hake, DDS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/02/10 > I wish to secure this loan for debt consolidation. I have an excellent credit history. My monthly expenses total less than two thirds of my income and this loan will decrease that amount much further. My job is very secure.

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,164.00	Public Records On File:	0
Revolving Line Utilization:	28.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your revolving credit balance in your credit history indicates $3,164 of debt. What are the sources of your other debts that you are trying to consolidate with this loan? Wishing you well.	Type your answer here.The $3164 debt on my credit history is one credit card balance that I would like to pay-off at a lower interest rate. I would like to have around $2000 extra in my account for emergencies, such as a HVAC unit that is growing quite old.

Member Payment Dependent Notes Series 540622

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540622	$11,500	$11,500	7.14%	1.00%	July 9, 2010	July 16, 2013	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540622. Member loan 540622 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Washington county	Debt-to-income ratio:	19.04%
Length of employment:	6 years	Location:	stillwater, MN

Home town:
Current & past employers:	Washington county
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,788.00	Public Records On File:	0
Revolving Line Utilization:	16.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Could you please tell us a little about your loan request? Are you continuing to accumulate debt? Do you believe that your job will be secure over the next three years? Wishing you well.	no. My debt by credit card is almost paid off. I recently sold my motorcycle (2004 harley) to pay off a big portion, now im mainly trying to reduce my interest.
1. Can you explain the 2 recent credit inquiries listed in your profile? What were they for? 2. How much is your mortgage? 3. How much is your car payment? 4. How many children do you have under 18, in college, or are otherwise supporting?	2 inquiries were for a book club at school. nothing to do with my actual credit. my credit rating is 790. mortgage is 1500 month. 2 kids
What debts are you consolidating? Do you have a plan for avoiding more debt? With your good credit score, I assume you are seeking to lower your interest rate. Thank you for a few details.	you got it exactly. i recently sold a 2004 harley to pay off a big chunk, now im mainly trying to reduce my interest rate with a monthly payment. thanks

Member Payment Dependent Notes Series 540647

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540647	$7,000	$7,000	13.61%	1.00%	July 12, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540647. Member loan 540647 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Telephonics Corp.	Debt-to-income ratio:	18.51%
Length of employment:	4 years	Location:	Malverne, NY

Home town:
Current & past employers:	Telephonics Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	38
Revolving Credit Balance:	$7,064.00	Public Records On File:	0
Revolving Line Utilization:	56.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Credit Card #1: CitiCard/$5223/25.99% Credit Card #2: AmEx/$1554/17.24% I will be able to use the loan to pay off the majority of both credit card debts and would use my following paycheck to pay off whatever is left.

Member Payment Dependent Notes Series 540706

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540706	$8,400	$8,400	13.61%	1.00%	July 12, 2010	July 16, 2013	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540706. Member loan 540706 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,440 / month
Current employer:	Pro-unlimited	Debt-to-income ratio:	22.19%
Length of employment:	< 1 year	Location:	San Mateo, CA

Home town:
Current & past employers:	Pro-unlimited
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/03/10 > Want to pay off my debt and its hard to do so when you are making several different payments. Making one payment makes things a little more manageable Borrower added on 07/04/10 > My goal is to be debt free by the middle of next year. I only allow myself $100 personal spending money per week. I really have over 20K in debt, including a student loan, but am only asking for a little help. I am planning on getting married next year and I do not feel that it is my fiance's responsibility to pay for my debt. If you have any questions feel free to ask and if any suggestions on how to get better funded please let me know. Thank you! Borrower added on 07/04/10 > ...one last thing, I also put that I "rent" however I live with my fiance and he owns the home (15 years). Since it is not technically mine, I do not like to pretend that I own the home. Borrower added on 07/04/10 > Debt that's dragging me down: Capital One $ 815 at 22% APR Chase $661 at 31.99% APR Credit One $709 at 23.90% APR Student Loan $12,500 at 5 - 6% APR At & t Universal $17,051 at 0.0% APR ** This promotional APR ends in November '10 ** Borrower added on 07/07/10 > I am happy to answer any questions that might help you better make a decision. I would really love to pay off all my debt and start my married life with a clean slate...I hope you can understand :) Thank you again in advance

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	28
Revolving Credit Balance:	$19,165.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
- What is your monthly budget? - How much do you save each month? - How much do you pay each month on each credit card? - Do you have a plan for reducing your dependence on debt in the future? If so, what is it? - Will you be the sole wage earner in your household? If not, how much income will your spouse contribute? - What debts do you expect to pay off with the loan? How much will this reduce your monthly expenses?	- As far as budget, my fiance pays for the big stuff: mortgage, car pymnts, etc and I pay for the variables: groceries, baby's necessities, babysitter while we are both at wk, dog food, vet bills, doctors bills etc. I know it is vague, but it really varies by month - I do not really have a savings as I put my money towards savings, as any extra money I have goes towards my bills - I believe after my student loan and at&t card are gone I will no longer struggle. My goal is to be debt free and pay everything in cash/debit card. I had a baby 8 months ago and being off work for almost 4 months put me behind. Disablility doesn't pay much and doctors bills add up quickly. I have made the determination btwn need and want, and, would never want to be in this situation again. - I am not the sole wage earner, my fiance is, however he will not be contributing towards the debt by any means. I will not allow him to as this is my debt and not his. I think its wrong for women to expect their men to get them out of the mess they put themselves in. I was always told that if you make the mess you clean it up and I hope that investors can respect that. - I will pay off my credit cards: Capital One $ 815 at 22% APR.... Chase $661 at 31.99% APR....Credit One $709 at 23.90% APR....and some of my At & t Universal $17,051 at 0.0% APR ( this promotional APR ends in Nov 2010 and will rise to 23%) - The loan would take a huge weight off my shoulders because I would then be making 3 payments instead of 6 separate payments/min dues that I would need to keep track of. Its not so much the dollar amount that is a problem, but the juggling of payments. ** I hope this answered your questions, however if you still need me to clear things up, please let me know *****

Member Payment Dependent Notes Series 540719

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540719	$3,000	$3,000	14.35%	1.00%	July 9, 2010	July 16, 2013	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540719. Member loan 540719 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,583 / month
Current employer:	Coalition On Temporary Shelter	Debt-to-income ratio:	5.26%
Length of employment:	2 years	Location:	Southfield, MI

Home town:
Current & past employers:	Coalition On Temporary Shelter
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/02/10 > Home Improvement for housing license electrician to fix new electrical service 125/250 volt ampere. replace rusted grounding clamps at water meter. install a four wire 125/250 volt 30 ampere outlet for dryer. sump pump install wall mounted receptacle outlet. install an exterior disconnect switch for air conditioner condenser. ETC.....

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	80
Revolving Credit Balance:	$3,826.00	Public Records On File:	1
Revolving Line Utilization:	84.40%	Months Since Last Record:	117
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total owed on home loan is 64,313. The zestimate on zillow is 135,500.

Member Payment Dependent Notes Series 540721

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540721	$10,000	$10,000	7.88%	1.00%	July 12, 2010	July 16, 2013	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540721. Member loan 540721 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Entergy Nuclear Northeast	Debt-to-income ratio:	2.95%
Length of employment:	3 years	Location:	New Rochelle, NY

Home town:
Current & past employers:	Entergy Nuclear Northeast
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/02/10 > Engagement ring funding.

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	32
Revolving Credit Balance:	$1,156.00	Public Records On File:	0
Revolving Line Utilization:	8.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 540733

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540733	$6,000	$6,000	7.51%	1.00%	July 8, 2010	July 16, 2013	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540733. Member loan 540733 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Ameriprise Financial	Debt-to-income ratio:	16.14%
Length of employment:	5 years	Location:	ASHBURN, VA

Home town:
Current & past employers:	Ameriprise Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/03/10 > This is going to be a personal loan to but items for out new home. Borrower added on 07/03/10 > Our loan is for new items around our new home. I have been at my job for going on 6 years now and my life has been at hers for going on 2. We both are full time employees, and would like to add on to our home. We both have a good credit score. We will be able to pay the loan off sooner then the 36 months.

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,997.00	Public Records On File:	0
Revolving Line Utilization:	35.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use this loan for? Loan description?	Our loan is for new items around our new home. I have been at my job for going on 6 years now and my wife has been at hers for going on 2. We both are full time employees, and would like to add on to our home. We both have a good credit score.
Loan description?	Our loan is for new items around our new home. I have been at my job for going on 6 years now and my wife has been at hers for going on 2. We both are full time employees, and would like to add on to our home. We both have a good credit score.

Member Payment Dependent Notes Series 540740

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540740	$3,200	$3,200	11.86%	1.00%	July 8, 2010	July 16, 2013	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540740. Member loan 540740 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Bare Back Grill Gaslamp	Debt-to-income ratio:	22.36%
Length of employment:	2 years	Location:	San Diego, CA

Home town:
Current & past employers:	Bare Back Grill Gaslamp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/02/10 > I've held my position at my job for 2 years now. I am the top selling Bartender at my work and and am asset to the company. I plan to use the loan to pay off a higher interest credit card in order to get my finances in order. I am always on time with my monthly payments.

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,861.00	Public Records On File:	0
Revolving Line Utilization:	93.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	I currently have one Citi credit card at 25.99% at a balance of 4346.36 dollars. It is my only credit card with a large percentage rate that I need to get under control. I plan to use the Eloan to pay off most of the credit card and transfer the rest over to a 0% card that I have already been approved for. Currently my minimum payment on the credit card is around 154 dollars however I have been making higher payments on the card for the past few months in order to avoid the interest that will accumulate if I do not.

Member Payment Dependent Notes Series 540757

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540757	$12,000	$12,000	14.72%	1.00%	July 12, 2010	July 16, 2013	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540757. Member loan 540757 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Service Spring Corp.	Debt-to-income ratio:	23.09%
Length of employment:	< 1 year	Location:	Visalia, OH

Home town:
Current & past employers:	Service Spring Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > I plan to use the funds to pay off several credit cards. I'm tired of feeling stuck. I believe this will help me get a better grip on my life and help me to plan for my future and the future of my family. I am a good borrower because I always pay my bills on time. My husband has a good job and we are capable of paying all of our bills but it's not usually more that the minimum payment and the interest on our cards has gotten so high. My husband is a hard worker and is a valued employee at his job. The company is doing very well for itself and is planning on expanding even further in the near future. The stability of his job is very refreshing since the company he last worked for down sized and we were unemployed for a short period of time. Thank you for your help. Borrower added on 07/07/10 > I realize my loan description has "my" in it alot but it is me and my husband. He is the provider and I am a stay at home mom trying to go back to school. I just handle the finances.

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,705.00	Public Records On File:	0
Revolving Line Utilization:	48.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the $4,417 / month income yours or your husband's?	It is my husbands. I am in the process of going back to school and am also a stay at home mom.
I am confused. Is it you or your husband that works at Service Spring Corp. (which is the employer in the listing) and what do you, or your husband, do there?	It is my husband. Sorry I realize that what I wrote was a little confusing. He is a supervisor for the company. They just opened up this shop and they hired him in to be a second shift supervisor.

Member Payment Dependent Notes Series 540768

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540768	$3,000	$3,000	13.61%	1.00%	July 12, 2010	July 16, 2013	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540768. Member loan 540768 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,000 / month
Current employer:	La forno Pizza	Debt-to-income ratio:	2.40%
Length of employment:	6 years	Location:	Swarthmore, PA

Home town:
Current & past employers:	La forno Pizza
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,219.00	Public Records On File:	0
Revolving Line Utilization:	60.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please describe (itemize) the debt you want to consolidate? Thanks; Art	credit card debt...
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I dont own my house, I live with my mother currently. My total debt is about 2200 dollars. Thanks,Eric

Member Payment Dependent Notes Series 540772

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540772	$2,500	$2,500	13.61%	1.00%	July 8, 2010	July 16, 2013	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540772. Member loan 540772 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,739 / month
Current employer:	Mountain View Internal Medicine	Debt-to-income ratio:	20.52%
Length of employment:	2 years	Location:	Haymarket, VA

Home town:
Current & past employers:	Mountain View Internal Medicine
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/02/10 > Trying to consolidate a number of medical bills after a surgery. Borrower added on 07/02/10 > I would like to consolidate a number of medical bills resulting from a family member's surgery, without resorting to credit card debt or outrageous bank rates. I have a stable employment history, a home and a family. In other words, I'm good for the money! Thanks for your consideration.

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	25
Revolving Credit Balance:	$665.00	Public Records On File:	1
Revolving Line Utilization:	15.50%	Months Since Last Record:	80
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is this a one-time need or a chronic condition?	Thankfully this won't be an issue in the future, so indeed a one time need. Thanks for inquiring!

Member Payment Dependent Notes Series 540779

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540779	$9,600	$9,600	15.21%	1.00%	July 8, 2010	July 16, 2013	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540779. Member loan 540779 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,292 / month
Current employer:	oregon department of corrections	Debt-to-income ratio:	19.43%
Length of employment:	3 years	Location:	Lakeview, OR

Home town:
Current & past employers:	oregon department of corrections
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	39
Revolving Credit Balance:	$5,147.00	Public Records On File:	0
Revolving Line Utilization:	97.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please describe what you are planning on using this loan for? With you working for a prison and the title saying you want to pay off a loan shark, my imagination is running wild. Art	Hello Art. I am still new to this website and I don't know much about it. I have been asked several questions in regards to this loan. I am only answering your question. I call the creditor a loan shark, because of the high interest that they are charging. I am paying 37% interest to them. That is why I call them a loan shark. I am interested in pay that account off. I have been working for the correctional system for 3 years. It is a union job and I have enough seniority that my position is very safe. If you give me the loan, you will not be sorry. However, I understand that your money is valuable to you. However, there isn't a safe consumer on here than me. Thanks Brian.

Member Payment Dependent Notes Series 540781

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540781	$5,000	$5,000	7.14%	1.00%	July 9, 2010	July 16, 2013	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540781. Member loan 540781 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Western Virginia Water Authority	Debt-to-income ratio:	19.36%
Length of employment:	5 years	Location:	Blue Ridge, VA

Home town:
Current & past employers:	Western Virginia Water Authority
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,879.00	Public Records On File:	0
Revolving Line Utilization:	25.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	Pay off some bills and take my on vacation to Colorado

Member Payment Dependent Notes Series 540787

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540787	$3,000	$3,000	16.45%	1.00%	July 8, 2010	July 16, 2013	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540787. Member loan 540787 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,700 / month
Current employer:	the childrens courtyard	Debt-to-income ratio:	0.00%
Length of employment:	5 years	Location:	SPRING, TX

Home town:
Current & past employers:	the childrens courtyard
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/02/10 > attorney Borrower added on 07/02/10 > I was involved in a custody case with my ex husband and now i have to pay off my attorney. Borrower added on 07/02/10 > I will be paying this loan off by the end of September. I have a very stable job where i have worked for the last five years and will continue to work. I just need this money to secure a more stable visitation schedule for my children. I am also in the process of starting a second job at the end of July to help my finical situation. As an educator I will have to ability to work this job at night while my kids are at their dad's and also on the weekends that they are at their dads.

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	56
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why does your attorney not want to take payments?	This is the question i have asked her myself. She has told me that she does not run her business like that. This is not the first time that i have dealt with attorneys, but this is the first time that one will not work with me. I have already given her my saving as a retainer and she is requesting the additional amount to finish the case. I have been divorced for five years and share a 50/50 split with my ex husband. He wanted to move out of the state and wanted to take my children with him. I understand that he wants to take a different job, but i also have a job and I must continue to work to support my family.
What are your childcare plans for after your husband moves out of state, if he moves sooner than you anticipate?	My children are all school age and while i am not a teacher at their school I do teach at a school that is located less then a half mile from their school, so my children have always been part of the bike riding group after school and just come to me on my days after school. I work the same hours that they are in school and have all the same holiday breaks as they do. At this point I have not had a need to have them in any type of childcare program. On teacher in-service days they have always come with me and just helped me out in my classroom.

Member Payment Dependent Notes Series 540807

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540807	$2,000	$2,000	19.04%	1.00%	July 13, 2010	July 16, 2015	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540807. Member loan 540807 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,197 / month
Current employer:	ARC Group Associates	Debt-to-income ratio:	12.01%
Length of employment:	2 years	Location:	Philadelphia, PA

Home town:
Current & past employers:	ARC Group Associates
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	40
Revolving Credit Balance:	$3,566.00	Public Records On File:	0
Revolving Line Utilization:	82.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Specifically, what are the loan proceeds to be used for?	To obtain a pilot's license; financing/student loans are not available for the hours needed to obtain one.
What is ARC Group Associates and what do you do there?	We are a consulting company that contracts with hospitals across the country to obtain inventory that they are not staffed for; specific to healthcare collections as it relates to insurance companies whether HMO, PPO or Governmental. I am a Project Manager; I manage a staff of 25 and currently have three clients (hospitals), two of which are our biggest clients; most profitable, largest inventory.
EMAIL INTENT PROVIDE INSIGHT WHAT NEED TO DO AND QUICKLY ATTRACT LENDER $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office < $1 deposit verifies bank account, NEXT step a borrower Employment-Income verification, aka "Credit Review". Employment - income verifications independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income documents to submit- 2 Earning Statements, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer provides Fax Machine telephone number and will indicate doc, or pdf format if documents sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loans funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY-ON. WAITING UNTIL LISTING'S END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING, DEPOSITING $. Credit Reviewers goal to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying < $1 deposit posted bank account, ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags F-A-R BEHIND loans listed same day, but Credit Review quickly finished in 1 day and loan Approved for later issue. The lenders role is exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts borrower's employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time LC borrower. Lender 505570 U S Marine Corps-RETIRED Saturday 07.03.2010 at 5:15 AM ET	Thank you for the information...
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $8,000 Learning - Training (Pilots License) category loan. My questions are: Number [1] Position (Job/What you do) currently for employer ARC Group Associates? Number [2] Lending Club is NOT a "deep pockets" bank with unlimited $. Participating lenders are many individual small investors; together, we fund chosen loans. You're competing among 300 borrowers; all want their loan funded. Please briefly explain WHY a lender should commit their limited $ to help to fund your loan? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; Sunday 07.04.2010 1:49 PM ET.	Thank you for your interest in funding my loan. I am currently a Project Manager with ARC Group Associates; a consulting company that contracts with hospitals across the country on inventory that they are not appropriately staffed for. I manage a team of 25 employees and am responsible for three of our biggest clients. My job entails working directly with the clients daily to improve processes and ensure my team is working down their inventory accordingly and increasing monthly collections. In answer to your second question I understand the lending to borrowing aspect; as I am currently in the collections industry. I understand lending is a business and in that you are entrusting me with your money and return. I have requested the 60 year term on my loan to obtain the lowest monthly payment; however I do intend to pay off the balance within 3 years.
Good Morning, I am interested in investing in your loan. Please contact Lending Club to submit proof of income/other documents and expedite the process of income and account approval. Thanks!	Thank you for your interest in investing in my loan. I have not yet been contacted by Lending Club to verify my income and have just called them to expedite the process but was told that I have to wait to be contacted in order to complete the approval process. I apologize for the delay...
Borrower, Loan listed 3 days for lenders consideration. Loan is only 21 percent funded. Reason why little funding because loan application lenders view still does NOT show required borrower Employment-Income verification "Credit Review" completed. Review Status does NOT show loan "Approved" for issue when either 100 percent funded, or when partially funded and 14 days maximum listing time expires. If you were previously contacted by Home Office Credit Reviewer a-n-d submitted required income verification documents, YOU need to FOLLOW-UP and ask Credit Reviewer WHY nothing accomplished to upgrade loans Review Status? Refer to bottom Lending Club Home Page "CONTACT US" for Member Support Department's email address and Toll Free telephone number. (support@lendingclub.com 866-754-4094). Member Support Department open Mon - Fri 8AM - 5 PM. Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. Lender 505570 USMC-RETIRED Tuesday 07.06.2010 9:33 AM ET.	Thank you for your interest in investing in my loan. I have not yet been contacted by Lending Club to verify my income and have just called them to expedite the process but was told that I have to wait to be contacted in order to complete the approval process. I apologize for the delay...

Member Payment Dependent Notes Series 540808

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540808	$4,900	$4,900	7.14%	1.00%	July 8, 2010	July 16, 2013	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540808. Member loan 540808 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	IBM	Debt-to-income ratio:	3.88%
Length of employment:	10+ years	Location:	philadelphia, PA

Home town:
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/05/10 > I currently am a software sales rep with IBM however I will be taking an extended leave IBM starting August 2 through the birth of my baby in late September and then recovery. I will not be returning to IBM, but I do intend to go back to work after traditional time off with baby. My husband will continue to work and I will receive pay while off for baby.

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	44	Months Since Last Delinquency:	23
Revolving Credit Balance:	$904.00	Public Records On File:	0
Revolving Line Utilization:	4.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, what will you use the loan for? How much do you owe on your mortgage and what is your house worth? Thanks, and good luck with your loan.	I will be using the loan to pay off a loan against my 401K. My house is worth 450K my mortgage is 382K
What is the purpose for your loan? If it is to pay off a 401k loan what is the current balance and monthly payment for that loan?	It is to pay off a loan against my 401K. I am leaving my current job and will have to role my 401K into an already established IRA with Raymond James. In doing so, I will have to pay off my current open loan however, I didn't want to take money out of my savings to do so. My current loan is valued at 4900.00 and there are 44 payments of 115.81 left (or something close to that.
What is your present job with IBM? What new job are you taking (employer, position)? thx.	My present job is as a software sales rep with IBM. I am about to go on an extended maternity leave and most likely will not be returning to IBM. I do intend to work after the birth of this baby, however, not at IBM.

Member Payment Dependent Notes Series 540829

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540829	$3,500	$3,500	6.39%	1.00%	July 8, 2010	July 16, 2013	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540829. Member loan 540829 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	The Hartford	Debt-to-income ratio:	13.92%
Length of employment:	9 years	Location:	Roxbury, CT

Home town:
Current & past employers:	The Hartford
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/02/10 > Being used to fund purchase of 2001 Dodge Ram 1500 quad cab slt truck purchase price $5950 Borrower added on 07/02/10 > Need funding in place before 7/7 if possable Borrower added on 07/03/10 > Using the truck for personal use, and to tow a camper for vacations. Been with current emplyer for 9 1/2 years. Never late on any mortgage or car loan ever in fact have been paying mortgage 1 month early to keep an additional cushsion.

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	72
Revolving Credit Balance:	$10,542.00	Public Records On File:	0
Revolving Line Utilization:	16.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at The Hartford?	Auto Appraiser
Why do you need this truck specifically? Is it for daily commuting? A side business?	truck will be used for personal use. (I have a company car for daily driving) and to tow a camper for vacation use.

Member Payment Dependent Notes Series 540859

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540859	$4,000	$4,000	7.14%	1.00%	July 13, 2010	July 19, 2013	July 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540859. Member loan 540859 was requested on July 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Target	Debt-to-income ratio:	12.22%
Length of employment:	8 years	Location:	HAMBURG, NY

Home town:
Current & past employers:	Target
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,953.00	Public Records On File:	0
Revolving Line Utilization:	43.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving across town or across country? Will you be looking for a new job after the move? Art	I'm moving to a different city, just transferring with current job

Member Payment Dependent Notes Series 540882

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540882	$10,000	$10,000	14.35%	1.00%	July 12, 2010	July 16, 2013	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540882. Member loan 540882 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,917 / month
Current employer:	chugach government services	Debt-to-income ratio:	10.68%
Length of employment:	1 year	Location:	abingdon, MD

Home town:
Current & past employers:	chugach government services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > Will be used for debt consolidation, My job is stable and monthly budget is well. Trying to get all bills onto one payment

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	82
Revolving Credit Balance:	$12,684.00	Public Records On File:	0
Revolving Line Utilization:	73.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	owe 191,000 market estimate 201,500
Hi, Can you list your monthly expenses, including a detailed list off all your debts (including balance, APR, amount paid per month, and whether that debt will be paid off with this loan). Also can you explain why you have 5 credit inquiries in the last 6 months? Thank you, and good luck on getting financed.	I have a 6000 personal loan at 21% 2000 credit card at 18% Not gonna go into detail of monthly bills, As of the 5 inquiries, that is just searching for a loan from different places.

Member Payment Dependent Notes Series 540893

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540893	$6,000	$6,000	14.35%	1.00%	July 8, 2010	July 17, 2013	July 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540893. Member loan 540893 was requested on July 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	RedVentures	Debt-to-income ratio:	9.90%
Length of employment:	4 years	Location:	North Miami Beach, FL

Home town:
Current & past employers:	RedVentures
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/03/10 > Im ready to start this new life with a beautiful wife and daughter.

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	30
Revolving Credit Balance:	$4,787.00	Public Records On File:	0
Revolving Line Utilization:	34.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Good afternoon, the first debt i want to take care of is my credit cards. I want to minimize the balances on each of the credit cards that i own, in which it will also decrease my monthly payments. By doing this it will allow me to save more a month.

Member Payment Dependent Notes Series 540925

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540925	$2,000	$2,000	16.82%	1.00%	July 8, 2010	July 16, 2015	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540925. Member loan 540925 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,700 / month
Current employer:	AVA Electric	Debt-to-income ratio:	10.19%
Length of employment:	2 years	Location:	fort washington, MD

Home town:
Current & past employers:	AVA Electric
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/02/10 > Trip of a lifetime

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,710.00	Public Records On File:	0
Revolving Line Utilization:	19.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 541026

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541026	$5,000	$5,000	13.61%	1.00%	July 13, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541026. Member loan 541026 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Covidien Pharmaceuticals	Debt-to-income ratio:	13.47%
Length of employment:	< 1 year	Location:	NORRISTOWN, PA

Home town:
Current & past employers:	Covidien Pharmaceuticals
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > Hello, i am currently working for a biotech compamy and my husband is a orthopedic surgical resident. We are looking to consolidate some credit card debt.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	14
Revolving Credit Balance:	$12,436.00	Public Records On File:	0
Revolving Line Utilization:	93.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, Our mortgage has a balance of 270,000. We just purchased our home two years ago at 300,000. There is no HELOC or second mortgage on the home. My husband and I are planning on staying in our townhome until he completes his orthopedic surgical residency in a couple years. Thank you
Please explain the delinquency. And can you specify what debts will be paid off by this loan?	Hello, It was a medical bill that should of been covered by my insurance company from a maternity stay at the hospital. It took them a while to clear up the issue and for them to realize that my insurance was paying for the bill. As fort he debts that will; be payed off, they are credit cards with a high percentage APR rate.
What was the reason for the delinquency on your credit report 14 months ago?	Hello, It was a medical bill that should of been covered by my insurance company from a maternity stay at the hospital. It took them a while to clear up the issue and for them to realize that my insurance was paying for the bill.

Member Payment Dependent Notes Series 541056

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541056	$4,000	$4,000	11.86%	1.00%	July 8, 2010	July 16, 2015	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541056. Member loan 541056 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Wells Fargo Insurance Services	Debt-to-income ratio:	15.60%
Length of employment:	10+ years	Location:	Lakewood, CA

Home town:
Current & past employers:	Wells Fargo Insurance Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,379.00	Public Records On File:	0
Revolving Line Utilization:	79.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. How much is your rent? 2. How much is your car payment? 3. What are the rates and balances on each of your debts? Which will you be paying off with this loan? 4. How did you accumulate $28k in revolving debt? Is your situation any different now than when you accumulated it?	1. Rent is 1550 per month. 2. No car payments 3. I have one credit card from Chase with 19.99% APR that is about 3,800. They refuse to lower the APR, so I'm trying to get a loan so I can pay off this card and leave Chase behind. Other cards APR range from 6.9% to 13% APR. 4. My husband trained for a better paying job, then the economy tanked. He was unemployed for many months, so we had to rely on credit more than we'd like to. I was promoted 7 months ago and he is now employed and being trained for an asst. mgr position. This loan is more about getting away from Chase than the inability to pay, since I project we'd be able to pay off that debt within 6 months anyway. I just don't wish to give them any more of my money.

Member Payment Dependent Notes Series 541068

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541068	$3,250	$3,250	11.49%	1.00%	July 9, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541068. Member loan 541068 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,600 / month
Current employer:	Terracon group	Debt-to-income ratio:	16.93%
Length of employment:	6 years	Location:	LEMONT, IL

Home town:
Current & past employers:	Terracon group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1981	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	55
Revolving Credit Balance:	$19,190.00	Public Records On File:	0
Revolving Line Utilization:	86.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Current house value is 300 thousand.

Member Payment Dependent Notes Series 541148

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541148	$18,000	$18,000	14.84%	1.00%	July 13, 2010	July 17, 2013	July 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541148. Member loan 541148 was requested on July 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Hunter Douglas	Debt-to-income ratio:	18.60%
Length of employment:	7 years	Location:	Lorain, OH

Home town:
Current & past employers:	Hunter Douglas
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > I have an AMEX that I want to pay off for 14,000. payments are $800 a month and a hospital bill for $3,200. I will be receiving a bonus in September for over $19,000. I will pay the balance of this potential loan at that time. My home is worth $177,000. Borrower added on 07/09/10 > My position is very stable and I have a good credit rating.

A credit bureau reported the following information about this borrower member on July 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1976	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,482.00	Public Records On File:	0
Revolving Line Utilization:	65.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	American Express $14,000 Hospital $3000
SECOND AND LAST ATTEMPT TO GET AN ANSWER Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $18,000 CC REFI category loan. My questions are: Number [1] Brief description your employer Hunter Douglas? Number [2] Position (Job/What you do) currently for employer? Number [3] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 36-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.08.2010 07.07.2010	Hunter Douglas is the largest fabricator of High Quality Window Blinds if the US. I am responsible for all sales and Marketing for the State of Ohio. Ido plan to pay the note off early. I have a lager bonus coming at the end of September for over 19,000. I will be placing a large portion of that towards the potential note and again at year end.

Member Payment Dependent Notes Series 541164

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541164	$3,000	$3,000	15.21%	1.00%	July 8, 2010	July 17, 2013	July 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541164. Member loan 541164 was requested on July 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Southeast texas urology	Debt-to-income ratio:	5.31%
Length of employment:	5 years	Location:	Beaumont, TX

Home town:
Current & past employers:	Southeast texas urology
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/04/10 > I have been at my job for 5 years and my husband 7 years. so we both have stable jobs

A credit bureau reported the following information about this borrower member on July 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	48
Revolving Credit Balance:	$2,135.00	Public Records On File:	0
Revolving Line Utilization:	44.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	owe 73,000 and the market value is 90,000

Member Payment Dependent Notes Series 541189

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541189	$12,500	$12,500	7.51%	1.00%	July 13, 2010	July 17, 2013	July 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541189. Member loan 541189 was requested on July 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,310 / month
Current employer:	UPS	Debt-to-income ratio:	7.29%
Length of employment:	8 years	Location:	Atlanta, GA

Home town:
Current & past employers:	UPS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/03/10 > I plan on using this money to pay off a high interset credit card. This payment fits into to my budget.

A credit bureau reported the following information about this borrower member on July 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,902.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. It is great that you are going to pay off your credit cards. Do you have a plan for avoiding accumulating new credit card debt after this loan? I would feel more secure about being paid back the loan if I knew that you were going to be more conservative in your future spending. Wishing you all the best on this holiday weekend.	I have not used a credit card in about a year. and have been making $500 payments every month this year. I had a personal situation that caused me to have to accur the debt. This payment fits in my budget very good.
1. How much is your mortgage payment? 2. How much is your car payment?	mortgage payment is 1700, and i do not have a car payment my vehicle has been paid off.
What are the interest rates and balances on the cards that you'll be paying off? Also, would you be willing to get your income verified by Lending Club?	Interest rate on the credit card is high, i believe around 15%. Also, my income can be verified if need be.

Member Payment Dependent Notes Series 541190

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541190	$4,000	$4,000	17.93%	1.00%	July 8, 2010	July 17, 2013	July 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541190. Member loan 541190 was requested on July 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,000 / month
Current employer:	State Farm Insurance	Debt-to-income ratio:	23.14%
Length of employment:	10+ years	Location:	San Bruno, CA

Home town:
Current & past employers:	State Farm Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/03/10 > Purchase of a classic 1965 Chevrolet Corvair for recreational/fun use.

A credit bureau reported the following information about this borrower member on July 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,351.00	Public Records On File:	0
Revolving Line Utilization:	92.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
how much will you pay for the car	Type your answer here. $5,000.00

Member Payment Dependent Notes Series 541204

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541204	$12,000	$12,000	11.49%	1.00%	July 12, 2010	July 18, 2013	July 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541204. Member loan 541204 was requested on July 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,300 / month
Current employer:	Inova Health Systems	Debt-to-income ratio:	20.66%
Length of employment:	3 years	Location:	Cross Junction, VA

Home town:
Current & past employers:	Inova Health Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,470.00	Public Records On File:	0
Revolving Line Utilization:	80.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Discover Card- $7300 owed 28% APR $200/month Roomstore - $2700 owed $70 month Citi Cards- $800 owed $35/month The remaining will be applied to the balance on my car- GMAC $ 4800 owed.
Do you know why your revolving credit balance is shown as $20,470 on your credit report? Do you have other revolving debts you do not plan to pay off at this time? If so, please list each one.	I also have an MBNA that has about a 8700 dollar balance on it.. I want to care of this and then tackle the big one I've been paying extra on everything to try to get rid of this debt once and for all.

Member Payment Dependent Notes Series 541249

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541249	$8,000	$8,000	11.49%	1.00%	July 9, 2010	July 17, 2013	July 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541249. Member loan 541249 was requested on July 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Pierce County	Debt-to-income ratio:	20.25%
Length of employment:	10+ years	Location:	University Place, WA

Home town:
Current & past employers:	Pierce County
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	37
Revolving Credit Balance:	$50,754.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a credit card refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Capital One $6500 18% Macys $350 21% MBNA-Dell $277 21% and two medical bills totalling another $350 These are what I plan to pay off with this loan. Thank you
Please itemize your large revolving debt, which is listed as $50,754.	32,000 Ctibank MC 4,900 Citibank School Loan 3,800 Tapco Credit Union VISA (shared with 83 year old father) *** i would like to pay off 6450 Capital One MC 369 Macys CC 277 MNBA/Dell CC 350 Medical bills (2)
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $8,000 CC REFI category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Pierce County, WA? Number [2] Transunion Credit Report shows the $50,754 Revolving Credit Balance total debt (86.70 pct credit usage). Is any a HELOC? If yes, $ amount and APR pct? What $ payments per month that are now being paid on all the RCB debts? (The total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is NOT a "deep pockets" bank with unlimited $. Participating lenders are many individual small investors; together, we fund chosen loans. You're competing among 400 borrowers; all want their loan funded. Please briefly explain WHY a lender should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for an answer based on current intentions. Every borrower has the initial idea of how long they intend to continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; Sunday 07.04.2010 8:31 AM ET.	1. I am a Juvenile Probation Officer and have worked for Pierce County for 18 years. 2.I do not believe my HELOC is included in the $50,000 from the credit reports, but I do have one that was frozen when my lender went bankrupt. My home loan and HELOC are approx $142,000 and owned by BOA. I pay $959 a month for both mort. and HELOC I pay $108 to school loan a month. I pay $800 sometimes more to the Citibank credit card I have been paying $200-$300 to Capital One I pay $50 to Macys I pay $50-$100 to Dell I pay $50 -$100 to the outstanding medical. I share a Tapco Credit Union credit card with my father and I pay the payment of $200 a month, but I am the POA on his bank account and it comes from his account. He also has a car payment (loan is in his name) that I pay of $436 a month. I pay $300 of that but it does not show on any credit report. It is a 2005 Toyota Highlander and we are both on the title, but again the loan is in his name. (He no longer drives) 3. I would like a chance at a lower interest rate loan/refiancing so that I can get going. I have had a personal tragedy ( the death of my mother) that has made the last five years an emotional struggle. I have still managed to pay my bills and keep my very good job with the county, it was soley an emotional struggle. My son is turning 18 and becoming more independent. I am determined to get this paid off in two years and then tackle my larger debt. 4.I would like to pay this loan off in under two years. My goal is to pay the minimum payment of $263 through the holidays and get my saving back up to a $5,000 cushion. Then come January I will re-evaluate and start paying $500 if feasible.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My home loan is 134,000 HELOC is 8,000 Zillow list my condo as 159,500

Member Payment Dependent Notes Series 541273

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541273	$2,500	$2,500	11.49%	1.00%	July 12, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541273. Member loan 541273 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	lutz family dentistry	Debt-to-income ratio:	8.03%
Length of employment:	< 1 year	Location:	CHRISTIANSBURG, VA

Home town:
Current & past employers:	lutz family dentistry
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,504.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at lutz family dentistry and where did you work before lutz?	Type your answer here. I am a dental hygienist there and prior to that i worked at Va Tech Veterinary Hospital as a medical records clerk.

Member Payment Dependent Notes Series 541291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541291	$7,000	$7,000	7.88%	1.00%	July 12, 2010	July 17, 2013	July 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541291. Member loan 541291 was requested on July 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Mountain Park Health Center	Debt-to-income ratio:	9.74%
Length of employment:	2 years	Location:	Tempe, AZ

Home town:
Current & past employers:	Mountain Park Health Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/03/10 > Will pay off the credit card balances which are at a very high rate of 23%

A credit bureau reported the following information about this borrower member on July 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,055.00	Public Records On File:	0
Revolving Line Utilization:	46.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 541339

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541339	$3,250	$3,250	7.51%	1.00%	July 8, 2010	July 17, 2013	July 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541339. Member loan 541339 was requested on July 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	13.85%
Length of employment:	5 years	Location:	hopwood, PA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,256.00	Public Records On File:	0
Revolving Line Utilization:	31.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 541435

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541435	$16,000	$16,000	13.98%	1.00%	July 12, 2010	July 18, 2013	July 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541435. Member loan 541435 was requested on July 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	red apple preschool	Debt-to-income ratio:	16.94%
Length of employment:	10+ years	Location:	EVERETT, WA

Home town:
Current & past employers:	red apple preschool
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > I have learned the credit card game and want out. My goal is to get out of debt and purchase a home. I have been paying 18%-30% on my current debt. This loan will save me a good deal of money. I have never missed a payment on any of my debts. Thank You for investing in my future. I apprieciate your time.

A credit bureau reported the following information about this borrower member on July 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,841.00	Public Records On File:	0
Revolving Line Utilization:	68.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $16,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Red Apple Preschool? Number [2] Transunion Credit Report shows the $15,841 Revolving Credit Balance total debt (68.90 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is NOT a "deep pockets" bank with unlimited $. Participating lenders are many individual small investors; together, we fund chosen loans. You're competing among 400 borrowers; all want their loan funded. Please briefly explain WHY a lender should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for an answer based on current intentions. Every borrower has an initial idea of how long they intend to continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; Monday 07.05.2010 06:31 AM ET.	I run a childcare facility, i pay between 700-800 in debt currently/month. I would pay off the loan within 2-3 years. I think a lender should commit to my loan because I have not missed any bills ever. I am dedicated to getting out of debt, I can acomplish my dream of being a debt free home owner one day. I would really love the help, and i like the idea of peer to peer lending opposed to bank loans. Thank You I hope this helps.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what is your responsibility with your employer? Thank you	I run a childcare center with my mom. Our family opened it 35 years ago. I love working their and I get some much fullfillment in my daily interactions with children and families. Chase $5400 29.99% $300.00 payment B of A $2100 24.24% $77.00 payment Sallie Mae Loan 15% $3000 120.00 payment Best Buy 24.24% $2800 100.00 payment Macy Visa 19% $1200 50.00 payment Wells Fargo Visa 6.9% then jumps to 24.24% in Nov 2010$2300.00 120.00 I would pay off the highest intrest ones.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Chase $5400 29.99% $300.00 payment B of A $2100 24.24% $77.00 payment Sallie Mae Loan 15% $3000 120.00 payment Best Buy 24.24% $2800 100.00 payment Macy Visa 19% $1200 50.00 payment Wells Fargo Visa 6.9% then jumps to 24.24% in Nov 2010$2300.00 120.00
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	i would pay off all my debt with this loan. that leaves me with rent 700.00 and utilities total cost estimate 175.00 car insurance 66.00 food 300/400.00
I like your personal finance metrics and will likely be investing in your loan application. However, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it only involves sending a copy of your pay stubs or electronic deposit receipts. Also, would you mind disclosing your job title and a brief description of your duties at Red Apple Preschool?	thank you
SECOND AND LAST ATTEMPT TO GET AN ANSWER Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $16k Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Red Apple Preschool? Number [2] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 36-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for TWO answers that help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.08.2010 07.07.2010	I run a childcare facility. I will likely pay the loan off between 2-3 years
Please tell us how you accumulated this debt, and what measures you have taken to stop the build up of debt. That way, we can see that you have made changes necessary to successfully rid yourself of this debt. Thanks=)	I accumulated the debt a few different ways. 1. Son had medical cost this past year (scoliosis surgery) 2. Old debt from years ago (High Intrest) 3. Old school Loan I consolidated 4. Odds/Ends 5.I have stopped spending dramatically the last year from just gaining the knowledge of how credit really works.

Member Payment Dependent Notes Series 541449

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541449	$8,100	$8,100	7.51%	1.00%	July 12, 2010	July 19, 2013	July 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541449. Member loan 541449 was requested on July 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,333 / month
Current employer:	Accenture	Debt-to-income ratio:	5.61%
Length of employment:	10+ years	Location:	Laurel, MD

Home town:
Current & past employers:	Accenture
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/05/10 > I am supporting my sister's educational and career pursuits through the use of a short term loan to allow her the opportunity to quickly return back to school to finish her education so that she may remain focused on school and raising her young daughter.

A credit bureau reported the following information about this borrower member on July 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,422.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 541464

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541464	$6,000	$6,000	11.86%	1.00%	July 12, 2010	July 20, 2015	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541464. Member loan 541464 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	DP and Company INC	Debt-to-income ratio:	12.60%
Length of employment:	3 years	Location:	CLERMONT, FL

Home town:
Current & past employers:	DP and Company INC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > I am simply using this loan to pay off a few credit cards from purchasing necessities for my first home. I have a very stable job as a Marketing Director and have never paid a single bill late in my life. I plan to pay this loan off well before the 5 years, but chose the 5 year length in case things get tight in any given month. Thank you for reviewing my loan.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,804.00	Public Records On File:	0
Revolving Line Utilization:	24.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My total balance on Mortgage loans is $163,536.55 . The zillow estimate is $157,000. I am just using this loan to consolidate a small amount of debt I have as opposed to paying the credit cards at a higher interest rate. Thank you for your time.

Member Payment Dependent Notes Series 541475

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541475	$6,000	$6,000	11.49%	1.00%	July 12, 2010	July 18, 2013	July 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541475. Member loan 541475 was requested on July 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Scultz Bros Trucking	Debt-to-income ratio:	14.12%
Length of employment:	2 years	Location:	Damon, TX

Home town:
Current & past employers:	Scultz Bros Trucking
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/04/10 > central heat & air unit went out on my home,I take care of my Mother,who is 74,& my aunt,who is 70,as you may know the weather is very hot here in S. Texas.

A credit bureau reported the following information about this borrower member on July 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,647.00	Public Records On File:	0
Revolving Line Utilization:	66.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 541524

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541524	$9,200	$9,200	11.86%	1.00%	July 13, 2010	July 18, 2013	July 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541524. Member loan 541524 was requested on July 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,708 / month
Current employer:	n/a	Debt-to-income ratio:	18.24%
Length of employment:	n/a	Location:	WICHITA FALLS, TX

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/05/10 > This loan is for a debt consolidation not sure why it states major purchase.

A credit bureau reported the following information about this borrower member on July 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,547.00	Public Records On File:	0
Revolving Line Utilization:	59.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile does not show either Employer or Length of Employment. What are sources of total $ reported Gross Income per month: Annuity? Civil Service? Disability? Investments? Military-VA? Pension? Rentals? Social Security? If self-employed, what is your occupation? If a small business owner, what is description of your primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Beach, VA Monday 07.05.2010 at 06:13 AM ET	My employer is WFHA im a heating and ac service tech I have been employed with them for 3 years. My income is $32500 per year and my wifes income is 24500 per year. Thank you.
Your "Major Purchase" or "Other" category loan is 1 of 399 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Monday 07.05.2010 at 06:17 AM ET	This loan is for a debt consolidated. I have a credit with a 25% interest rate and it's hard to make a dent in it each month. With this loan I know in three years I will be done with it. Thank you
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Yes our home is owed by a family member and we dont have any type of morgage loan or heloc.
Hello. I am interested in helping fund your loan, but I need your answers to these two questions first please: 1. What is the total balance of the mortgage and any HELOC loans you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	We dont have a mortgage on our house or do we have a Heloc loan. Thank you

Member Payment Dependent Notes Series 541531

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541531	$8,500	$8,500	6.76%	1.00%	July 8, 2010	July 18, 2013	July 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541531. Member loan 541531 was requested on July 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,217 / month
Current employer:	Conneaut Area City Schools	Debt-to-income ratio:	15.89%
Length of employment:	2 years	Location:	Ashtabula, OH

Home town:
Current & past employers:	Conneaut Area City Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > I have excellent credit and am a good investment! I have never defaulted on a loan!

A credit bureau reported the following information about this borrower member on July 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	78
Revolving Credit Balance:	$949.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in funding your loan, but can you explain the purchase?	I am purchasing a used Volkswagen Beetle as a summer fun car.

Member Payment Dependent Notes Series 541566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541566	$12,000	$12,000	11.49%	1.00%	July 12, 2010	July 18, 2013	July 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541566. Member loan 541566 was requested on July 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Continental Carbonic Products	Debt-to-income ratio:	11.18%
Length of employment:	8 years	Location:	Temple, GA

Home town:
Current & past employers:	Continental Carbonic Products
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/05/10 > All funds from this loan will go to paying off credit cards. I quit using almost all my credit cards and paid off over $10,000 in the past year. Because of non use and paying down balances my card issuers have raise my interest rate considerabily. The only card I use is for business travel, which I do quite often, and that balance is paid off as soon as I receive my expense check from my company. The company I work for is very financially stable as is my position. I can verify my salary, position and lenght of employment. Please feel free to ask any questions or for information that you feel you may need. Thank you.

A credit bureau reported the following information about this borrower member on July 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	69
Revolving Credit Balance:	$11,769.00	Public Records On File:	1
Revolving Line Utilization:	41.30%	Months Since Last Record:	104
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage balance $143,000. Current market value $155,000 - $160,000
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Chase - $4700 balance - Pay $150 monthly Direct Merchant (Discover) 3000 balance - Pay $155 mo. CapitalOne- 1200 balance - Pay 60 monthly Sears - 1350 balance - Pay $40 monthly Firestone - 600 balance - Pay 40 monthly

Member Payment Dependent Notes Series 541598

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541598	$9,800	$9,800	7.14%	1.00%	July 12, 2010	July 18, 2013	July 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541598. Member loan 541598 was requested on July 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Texas Terminals	Debt-to-income ratio:	7.60%
Length of employment:	8 years	Location:	Galena Park, TX

Home town:
Current & past employers:	Texas Terminals
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > I have been on my job for 8 years. I was hired as a warehouse manager and I am now over training new hires and co-ordinating safety and teaching employees how to comply with osha rulings.I have been involved in this type of work for over 35 years. I am in middle managament and well respected by my boss because he knows my qualifacations. He is the man that taught me to ride a motorcycle when I was 13 years old.

A credit bureau reported the following information about this borrower member on July 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,983.00	Public Records On File:	0
Revolving Line Utilization:	28.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I OWN MY HOME AND THERE IS NO PAYMENT AND IT IS PAID IN FULL. THERE IS A DEED AND IT ISIN MY NAME.hOUSE IS VALUED AT $55,000.00, AND I WAS BORN IN THIS HOUSE, BUT MY WIFE AND I HAVE LIVED HERE 25 YEARS. I HAVE LIVE HERE ABOUT 35 YEARS
What is it you plan on using the requested funds for?	TO PURCHASE A MOTOCYCLE
Can you explain the purchase (e.g., total cost of motorcycle)?	i AM WATCHING 3 MOTORCYCLES AT THIS TIME WITING TO SEE WHICH ONE I CAN GET WITH THE MONEY AND WHICH ONE COME WITH THE BEST GUARENTEE AND EXTRA PARTS

Member Payment Dependent Notes Series 541620

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541620	$8,500	$8,500	6.76%	1.00%	July 8, 2010	July 18, 2013	July 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541620. Member loan 541620 was requested on July 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$12,500 / month
Current employer:	n/a	Debt-to-income ratio:	4.82%
Length of employment:	10+ years	Location:	New Roads, LA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 4, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1981	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$745.00	Public Records On File:	0
Revolving Line Utilization:	7.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it that you are planning on purchasing with this loan? Employment situation (self employed)?	I am a Realtor, but that is not my primary income. My income is from rentals, stocks and royalties. I am purchasing a vehicle primarily used for hunting.
Hello. What is the loan for? When you say "own", does that mean you pay no monthly mortgage, have no home equity loan and have the title? What do you do to make your income? Wishing you well.	The loan is for a vehicle[suburban] primarily used for hunting. Yes, I own my home outright. My primary income is from rentals and royalties, and investments. I usually get a loan for purchases like this and pay them off rather quickly.
Your "Major Purchase" or "Other" category loan is 1 of 399 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Monday 07.05.2010 at 06:17 AM ET	m a Realtor but do not depend on that income. I have rentals, royalties and investments. I am purchasing a suburban that primarily will be used for hunting purposes. I always pay my loans off early. It's just the way I like to do it.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. No 2. Yes [a] 3. No 4. Approx. 375000 5. 7 yrs
I'm very much interested in funding your loan, but would like to see your income verified by Lending Club first. Would you be willing to do that? Thanks.	If they can guarantee privacy and security, yes.
Getting your income verified by LC is secure. You send you pay stubs/tax forms to LC and once they verify the income, there is a star by your name to indicate to lenders that the income has been verified. Lenders are more willing to lend to those who have had their incomes verified by LC. There should be some instructions somewhere on the site regarding exactly what to do to get your income verified.	I'll try and call support tomorrow and have them walk me through it. Thanks

Member Payment Dependent Notes Series 541703

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541703	$6,000	$6,000	7.14%	1.00%	July 13, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541703. Member loan 541703 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Spherion	Debt-to-income ratio:	7.44%
Length of employment:	2 years	Location:	san jose, CA

Home town:
Current & past employers:	Spherion
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > - Top Tier credit standing - Flawless history with no late payments - Excellent debt/credit ratio - Stable job - Bachelor degree in Finance - Reason for borrowing - Money to be used on a car restoration. I am saving for a down payment on a house and would prefer not to use that money on this project.

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$878.00	Public Records On File:	0
Revolving Line Utilization:	5.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 541781

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541781	$19,000	$19,000	18.30%	1.00%	July 13, 2010	July 19, 2015	July 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541781. Member loan 541781 was requested on July 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Fresenius Medical Care	Debt-to-income ratio:	23.07%
Length of employment:	8 years	Location:	Millsboro, DE

Home town:
Current & past employers:	Fresenius Medical Care
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$92,792.00	Public Records On File:	0
Revolving Line Utilization:	84.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) what is Fresenius Medical Care and what do you do there? 2) what are the different interest rates on your debt? 3) how did you get into $90k+ debt?	An outpatient dialysis company, the largest in the world. I am a Registered nurse. I own 2 homes 1 with a home equity loan and 1 with a mortgage. I had to make repairs to the one house to be able to rent it which i did with my credit cards. i would like to consolidate the credit cards
What is Fresenius Medical Care and what do you do there?	Fresenius Medical Care is the largest otpatient dialysis company in the world. I work as a registered nurse and have been with the company 8 years
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My mortgage has a balance of 148000. My home equity loan has a balance of 74000. The market value on the house is 190000- i recently started renting it. The home equity loan house is worth 149000
Please itemize your large revolving debt, which is listed as $92.792. Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Approximately 19000 in credit cards used to get the one house up to date so I could rent it. I have 74000 on a home equity loan on my primary home
2) what are the current interest rates on your credit cards?	The interest rates range from 16% to 25%
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	asked and answered
THIS DETAILS WHAT YOU DO TO ATTRACT LENDERS INTEREST A-N-D COMMITED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Tuesday 07.06.2010 at 04:10 AM ET	ok do they contact me after the bank verifiction?
Good Morning, I am interested in investing in your loan. Please contact Lending Club to submit proof of income/other documents and expedite the process of income and account approval. Thanks!	i have done so
Good Morning, I am interested in investing in your loan. Please contact Lending Club to submit proof of income/other documents and expedite the process of income and account approval. Thanks!	I have done so
Me agin. Loan listed Monday. If Credit Review not contact you by Wednesday then you initiate contact with Credit Review. Ref to my earlier email for their email address and TF telephone number. Lender 505570 USMC-RETIRED 07.06.2010 6:21 PM ET	Ok thanks I have never done this before but i want out of this credit card debt and i like the idea of being free of this debt in 60 months
Please submit INCOME VERIFICATION. Lendingclub does not have this currently, whatever documentation you've submitted was apparently not enough.	I have not submitted any because none has been requested
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $19,000 Debt Consol category loan. My questions are: If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected a 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for answer that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 07.06.2010 at 01:47 AM ET.	Of course I would like to pay it off early and this is my plan but I learned a lot this year about finacing and finances so I am taking the loan for 60 months to aviod any uh ohs that occur in life
Can you give more information on your rental home. When and how did you acquire it? Is this a house you purchased for investment purpose? What is the rent on the house, PITI, mgmnt, or any other expenses and how far is the house from where you reside? What is your experience in managing rental properties?	my rental home was aquired in 2002. i retained the house in the divorce but it was too much maintenance for me

Member Payment Dependent Notes Series 541802

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541802	$5,000	$5,000	15.58%	1.00%	July 13, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541802. Member loan 541802 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,667 / month
Current employer:	Trader Joe's	Debt-to-income ratio:	13.08%
Length of employment:	8 years	Location:	Burbank, CA

Home town:
Current & past employers:	Trader Joe's
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > I am downgrading my living expenses to a smaller home with a smaller rent payment. I am looking to reduce my monthy rent payment by at least $800 so I can pay off all my debts, including this loan. This loan is to cover the deposit and first month rent, plus renting a moving truck to move. I am stuck in a lease and this will help me to move without breaking my lease. Thank you

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,242.00	Public Records On File:	0
Revolving Line Utilization:	99.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you found a new place to rent and have confidence that you will be able to save the $800/mo? Art	Yes, I currently pay $2500 and my new place will be $1700. Thanks

Member Payment Dependent Notes Series 541818

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541818	$4,500	$4,500	7.14%	1.00%	July 13, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541818. Member loan 541818 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,720 / month
Current employer:	Yellowstone Club	Debt-to-income ratio:	20.81%
Length of employment:	3 years	Location:	Bozeman, MT

Home town:
Current & past employers:	Yellowstone Club
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > Hello! Thank you for considering my loan. I racked up a considerable amount of Credit Card debt during college, and have been paying it down since (slowly, ever since my interest rates jumped up to 20%). As I have been paying this debt down, I have made a commitment to not incur any new credit card debt, and to take control of my finances. I have been using Mint.com to help set and stick to budgets, and I have also started putting at least 20% of my paycheck into savings. I am also a Lending Club investor, so I will be very diligent in repaying my loans. My monthly expenses are as follows: Rent: $195 Car payment: $156 Car Insurance: $88 Student Loans: $198 Bank of America payment: $340 (my minimum payment is $149, but I have been trying to pay this off asap) Groceries: $70 Utilities: $70 Gas: $30 Thank you for your consideration, and I will be happy to answer any questions you have.

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,625.00	Public Records On File:	0
Revolving Line Utilization:	30.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Yellowstone Club and what do you do there?	The Yellowstone Club is a private ski and golf resort in Big Sky, Montana. I work in the Member Services department, and was recently promoted to a supervisor level position.
What are the current rates and amount owed on the cards you wish to consolidate?	I have paid off all of my cards, save one, my Bank of America Visa. The interest rate is 18.99%, which was as low as they were willing to go, even though I have been a customer in good standing for 6 years. As I have just made a payment, I owe $4135.50, which is the last of my credit card debt. After I pay this off, I plan on keeping my cards open (so as not to affect my credit score), but no longer using them.

Member Payment Dependent Notes Series 541835

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541835	$4,000	$4,000	6.39%	1.00%	July 12, 2010	July 19, 2013	July 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541835. Member loan 541835 was requested on July 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	panera bread	Debt-to-income ratio:	20.13%
Length of employment:	2 years	Location:	parma, OH

Home town:
Current & past employers:	panera bread
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/05/10 > i am going on vacation with family my credit score show i pay on time and my budget is 300 a month to payback loan i am very stable at job or i wouldnt be taking vacation i just dont want to put it on credit card this is cheaper thank you for helping me out

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,613.00	Public Records On File:	0
Revolving Line Utilization:	22.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 541894

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541894	$2,400	$2,400	17.56%	1.00%	July 8, 2010	July 19, 2015	July 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541894. Member loan 541894 was requested on July 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	AnaJet inc	Debt-to-income ratio:	1.14%
Length of employment:	4 years	Location:	santa ana, CA

Home town:
Current & past employers:	AnaJet inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$673.00	Public Records On File:	0
Revolving Line Utilization:	84.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 541906

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541906	$10,000	$10,000	7.51%	1.00%	July 12, 2010	July 19, 2013	July 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541906. Member loan 541906 was requested on July 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,583 / month
Current employer:	Grubb & Ellis	Debt-to-income ratio:	6.05%
Length of employment:	2 years	Location:	Blue Point, NY

Home town:
Current & past employers:	Grubb & Ellis
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/05/10 > Sean Borrower added on 07/05/10 > Sean

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,376.00	Public Records On File:	0
Revolving Line Utilization:	14.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Grubb & Ellis? TIA.	Project manager
Please describe your position (job/role) at Grubb & Ellis and outline in detail the debts you are planning to consolidate.	I am currently project managing a 5700 sq ft Data Center for a bank in Rhode Island. The purpose of this loan is to consolidate debt.
1. How much is your monthly mortgage payment(s)? 2. How much is your monthly car payment(s)? 3. How much are your childcare or tuition costs? 4. What was the recent credit inquiry for (within the last 6 months)? 5. Any other major expenses? Is there anything left at the end of each month?	Type your answer here. 1800.00 monthly mortgage no child care costs. no car payments not quite sure i understand the question. yes
1. Why do you need a loan? reason i ask: According to your responses, you would have about $10k in debt and $8,000 left over every month after mortgage, small miscellaneous expenses , and 30% tax to pay it. my calculation: 14,583*(1-30%) - 1800 - 500 = 7908.10 If my calculations are missing something, let me know.	Type your answer here. My loan request to help my son get out of debt. I am taking this loan out to get him out from high interest credit card debt. I will consolidate his debt at a lower interest rate and he will be me back.

Member Payment Dependent Notes Series 541934

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541934	$9,600	$9,600	16.45%	1.00%	July 13, 2010	July 19, 2015	July 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541934. Member loan 541934 was requested on July 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,500 / month
Current employer:	Cerner Corp	Debt-to-income ratio:	12.12%
Length of employment:	8 years	Location:	KANSAS CITY, MO

Home town:
Current & past employers:	Cerner Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/05/10 > I have wonderful historic home in a revitalizing neighborhood. If I spend spend $10,000 on exterior enhancements this year prior to October and can document it, I can get a tax abatement on the property for 10 years that travels with the house!

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,870.00	Public Records On File:	0
Revolving Line Utilization:	93.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 541971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541971	$4,000	$4,000	7.88%	1.00%	July 9, 2010	July 19, 2013	July 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541971. Member loan 541971 was requested on July 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	New Horizons	Debt-to-income ratio:	16.66%
Length of employment:	< 1 year	Location:	Jacksonville, FL

Home town:
Current & past employers:	New Horizons
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,513.00	Public Records On File:	0
Revolving Line Utilization:	20.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 541979

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541979	$8,000	$8,000	7.14%	1.00%	July 12, 2010	July 19, 2013	July 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541979. Member loan 541979 was requested on July 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Duval County Public Schools	Debt-to-income ratio:	10.74%
Length of employment:	4 years	Location:	Jacksonville, FL

Home town:
Current & past employers:	Duval County Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/05/10 > My brother is getting married sooner than we planned on! I'm an Elementary teacher and a trip-for-four to Turkey wasn't part of this year's summer budget. A friend told me the rates here were better than a credit card, so I thought I'd give it a try.

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,053.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 542040

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542040	$1,000	$1,000	10.38%	1.00%	July 8, 2010	July 19, 2013	July 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542040. Member loan 542040 was requested on July 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Healthland	Debt-to-income ratio:	9.58%
Length of employment:	2 years	Location:	Victoria, MN

Home town:
Current & past employers:	Healthland
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	37
Revolving Credit Balance:	$106,531.00	Public Records On File:	0
Revolving Line Utilization:	29.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 542050

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542050	$5,100	$5,100	11.49%	1.00%	July 12, 2010	July 19, 2013	July 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542050. Member loan 542050 was requested on July 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,096 / month
Current employer:	Mount Sinai Hospital	Debt-to-income ratio:	14.31%
Length of employment:	< 1 year	Location:	New York, NY

Home town:
Current & past employers:	Mount Sinai Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/05/10 > I am a recent graduate of Columbia University with a Masters Degree. I will use this money to payoff my high interest credit card debt and get a fresh start. I am a responsibly borrower and make timely payments with all of my monthly bills.

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	6
Revolving Credit Balance:	$5,186.00	Public Records On File:	0
Revolving Line Utilization:	42.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 542117

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542117	$4,000	$4,000	14.84%	1.00%	July 8, 2010	July 19, 2013	July 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542117. Member loan 542117 was requested on July 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Sharon Weaver	Debt-to-income ratio:	18.65%
Length of employment:	2 years	Location:	ORLANDO, FL

Home town:
Current & past employers:	Sharon Weaver
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/05/10 > I plan to use this loan to consolidate my credit card debt: I will pay a much better rate through lending tree. To get debts in control and to better my financial situation is something I take very serious, payments on a loan will be a monthly priority. Good karma for all!

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,873.00	Public Records On File:	0
Revolving Line Utilization:	99.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Sharon Weaver? What was your previous job and how long were you there? Art	I am a self employed freelance journalist and documentary film producer. Sorry about the confusion with the names, I applied through Lending Tree, hence the mix-up. My debts are the following: (Nelnet) Education Loan: $2643 (APR 6.9%) ($31/mo) (Mercantile Bank) Auto Loan: $1417 (APR 9.5%) ($163.93/mo) (HSBC) Discover CC: $300 (APR 19.99%) ($15 min/mo) (Paypal Plus) Mastercard CC: $2688 (APR 23.99%) ($85 min/mo) I want to consolidate my Credit Card debts. Thanks!
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you. By the way, this is Lending Club, not Lending Tree. Please describe your employment situation.	I am a self employed freelance journalist and documentary film producer. Sorry about the confusion with the names, I applied through Lending Tree, hence the mix-up. My debts I plan to pay off with the loan are the following: (HSBC) Discover CC: $300 (APR 19.99%) ($15 min/mo) (Paypal Plus) Mastercard CC: $2688 (APR 23.99%) ($85 min/mo) I want to consolidate my Credit Card debts. Thanks!
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	My debts are the following: Education Loan: $2643 (APR 6.9%) Auto Loan: $1417 (APR 9.5%) Discover CC: $300 (APR 19.99%) Mastercard CC: $2688 (APR 23.99%) I am planning to consolidate my Credit Cards debts (the last two items). Thank you!
Hi! I am interested in funding your loans, but I have a few questions first, if you could please answer them: 1) Who is Sharon Weaver and what do you do there? Do you have any other sources of income? Are you the sole wage earner in your home? 2) Can you please itemize ALL debts, including $ amount owed, % APR, monthly payment $, and whether they WILL or WILL NOT be paid off by this loan. 3) Can you please itemize out all monthly payments, including rent, car payments, gas, groceries, child support, insurance, cell phone, utilities, retail shopping, health expenses, etc. Thanks in advance! I look forward to helping to invest!	I am a self employed freelance journalist and documentary film producer. I also photograph events as an additional source of income sometimes. I am the sole wage earner at my home, but is also just me. My debts are the following: (Nelnet) Education Loan: $2643 (APR 6.9%) ($31/mo) (Mercantile Bank) Auto Loan: $1417 (APR 9.5%) ($163.93/mo) (HSBC) Discover CC: $300 (APR 19.99%) ($15 min/mo) (Paypal Plus) Mastercard CC: $2688 (APR 23.99%) ($85 min/mo) I want to consolidate my Credit Card debts. My monthly payments include rent ($700), utilities($120), car payments ($163.93), car insurance ($135), gas ($200), groceries and food ($200), cellphone ($80), educ. loan ($31), credit card payments ($100) My annual income shown is accurate, but it fluctuates month to month as you can understand. Thank you so much!

Member Payment Dependent Notes Series 542137

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542137	$4,000	$4,000	7.88%	1.00%	July 12, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542137. Member loan 542137 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Southwest Counseling Solutions	Debt-to-income ratio:	17.11%
Length of employment:	1 year	Location:	Ann Arbor, MI

Home town:
Current & past employers:	Southwest Counseling Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > 2003 Triumph Bonneville Motorcycle

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,365.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Southwest Counseling Solutions?	Child and Family Therapist
Since you have been employed at Southwest less than a year, where did you work prior to that? Thank you in advance.	I've work at Southwest for 13 months. I also work at Vie: Fitness and Spa, I've worked there over 5 years.
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Rent - 525 School loan - 330

Member Payment Dependent Notes Series 542143

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542143	$5,000	$5,000	11.12%	1.00%	July 12, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542143. Member loan 542143 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	16.88%
Length of employment:	4 years	Location:	Studio City, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	4
Revolving Credit Balance:	$1,793.00	Public Records On File:	0
Revolving Line Utilization:	5.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile does not show either Employer or Length of Employment. What are sources of total $ reported Gross Income per month: Annuity? Civil Service? Disability? Investments? Military-VA? Pension? Rentals? Social Security? If self-employed, what is your occupation? If a small business owner, what is description of your primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 07.08.2010	Hi, I have a colon hydrotherapy studio in Studio City, CA. and I have been in business since September 2006. Gross income for 2008 was $119,738. Thanks for considering my loan application. Have a great day~
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, I do own my home and there is no mortgage. The current market value is $500,000 plus. Thanks for considering my loan application! Have a great day~

Member Payment Dependent Notes Series 542146

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542146	$12,600	$12,600	10.75%	1.00%	July 12, 2010	July 19, 2013	July 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542146. Member loan 542146 was requested on July 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Princeton Consultants, Inc	Debt-to-income ratio:	4.48%
Length of employment:	3 years	Location:	New York, NY

Home town:
Current & past employers:	Princeton Consultants, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,438.00	Public Records On File:	0
Revolving Line Utilization:	62.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	my current rent is $2300 + approximately 600$ in monthly expenses. this will be changing in august because my lease is ending and i will be starting a new position that requires me to travel every day. I will have zero expenses and no rent.

Member Payment Dependent Notes Series 542149

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542149	$2,100	$2,100	17.19%	1.00%	July 8, 2010	July 19, 2015	July 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542149. Member loan 542149 was requested on July 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Urban Outfitters	Debt-to-income ratio:	11.94%
Length of employment:	10+ years	Location:	San Francisco, CA

Home town:
Current & past employers:	Urban Outfitters
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	6
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	58.77%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 542199

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542199	$12,000	$12,000	13.98%	1.00%	July 13, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542199. Member loan 542199 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	HHC Queens Hospital	Debt-to-income ratio:	8.28%
Length of employment:	2 years	Location:	BAY SHORE, NY

Home town:
Current & past employers:	HHC Queens Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	43
Revolving Credit Balance:	$4,917.00	Public Records On File:	0
Revolving Line Utilization:	78.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Specifically, what are the loan proceeds to be used for? What is your position at HHC Queens?	I will be using the loan to pay the difference for an unexpected emergency dental procedure, the amount my insurance will not cover. I am a social worker
Please provide a complete monthly budget so I can assess your ability to repay this loan. Please include net family income ALL expenses (including food, transportation, clothing, medical, household items, etc.), not just monthly bills. Thank you.	Rent 1076 Cellular 80 BALLY'S 26 Auto 237 Key Span 50 Time Warner 60 Con Ed 30 Gas/transport 60 Food 60 recreation 100
I don't notice any credit card payments in your budget. Is that an oversight? How do you get by on $2 per day for food?	Yes it was an oversight. :) I also forgot My income! My apologies. Generally, as part of my budget i do spend $60 month, it is just me in my home. I may eat out from time to time which is why i have a recreation budget. Iam required to spend about $160 on creditcards (min payments) however, I spend about $250 a month for 2 credit cards (at $100 each) and 1 charge card(at $50) per month. I make $4000/month (salary at Queens Hospital) I am also an independent contractor (1099) at avg $ 730/mo

Member Payment Dependent Notes Series 542231

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542231	$3,000	$3,000	14.72%	1.00%	July 12, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542231. Member loan 542231 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,667 / month
Current employer:	ABB Inc	Debt-to-income ratio:	19.64%
Length of employment:	10+ years	Location:	ROCHESTER, MI

Home town:
Current & past employers:	ABB Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > Home improvement - basement finishing project on principle residence (Condominium).

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	56
Revolving Credit Balance:	$17,107.00	Public Records On File:	0
Revolving Line Utilization:	75.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ABB Inc and what do you do there?	I am a Project Manager in the Robotics group of ABB Inc. ABB is a global Power and Automation company.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. I have (2) mortgages for (2) different properties. I have a $97K balance on my principle residence and I have a $91K balance on a rental property. 2. Principle residence = $125K, Rental property = $105K

Member Payment Dependent Notes Series 542233

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542233	$10,000	$10,000	13.61%	1.00%	July 12, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542233. Member loan 542233 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,933 / month
Current employer:	GIBSON INTERIOR DESIGN	Debt-to-income ratio:	12.28%
Length of employment:	1 year	Location:	West Hollywood, CA

Home town:
Current & past employers:	GIBSON INTERIOR DESIGN
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	75
Revolving Credit Balance:	$12,317.00	Public Records On File:	0
Revolving Line Utilization:	83.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was your job prior to Gibson Design and how long were you there? Art	Type your answer here. Since 2006 to current, I am also part owner in a wholesale tea company. Prior to 2006, I worked for a design/manufacturing company for over 5 years
1. What is your job at Gibson Interior Design? How many employees are there at Gibson? 2. How much is your rent? 3. How much is your car payment?	Type your answer here. I work as a designer and also oversee sales and production of our furniture collection represented in NY, LA and Chicago. Rent $850.00. Car $329.00

Member Payment Dependent Notes Series 542261

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542261	$3,200	$3,200	15.21%	1.00%	July 9, 2010	July 20, 2015	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542261. Member loan 542261 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Self employed	Debt-to-income ratio:	15.76%
Length of employment:	1 year	Location:	Schaumburg, IL

Home town:
Current & past employers:	Self employed
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,519.00	Public Records On File:	0
Revolving Line Utilization:	36.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" or "Other" category loan is 1 of 299 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Beach, VA Wednesday 07.07.2010	I need some extra money to cover some unexpected expenses like for example medical bills that I had to use my savings for recently. Also part of the money will go towards repairing my car and purchasing household appliances.
What is your self-employed business? Thank you.	I am a Mortgage Loan Consultant.

Member Payment Dependent Notes Series 542263

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542263	$3,000	$3,000	14.72%	1.00%	July 12, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542263. Member loan 542263 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	Citi	Debt-to-income ratio:	14.68%
Length of employment:	3 years	Location:	Merrick, NY

Home town:
Current & past employers:	Citi
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > Excellent payment record, never missed a payment. Very stable job. Loan will be used to consolidate two high interest credit cards.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,335.00	Public Records On File:	0
Revolving Line Utilization:	77.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You reportedly have over $31,000 in revolving debt. To which of those is this loan going to be applied?	This will be applied to two of my cards that have very high interest rates. As you may notice, i have never missed a single payment.

Member Payment Dependent Notes Series 542296

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542296	$7,000	$7,000	7.51%	1.00%	July 12, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542296. Member loan 542296 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,917 / month
Current employer:	caltech	Debt-to-income ratio:	23.16%
Length of employment:	4 years	Location:	Chino Hills, CA

Home town:
Current & past employers:	caltech
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > pay off dept

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,209.00	Public Records On File:	0
Revolving Line Utilization:	17.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Type your answer here. This is a debt consolidation loan. I have 2 credit cards that I would like to pay off. 1. is bank of america credit card: balance is $3,300 with APR of 27% 2. is CITI cards which is $5,000 with an APR of 30% The loan will be used to pay off both credit cards.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Type your answer here. To answer your questions: 1. I do not own a house. 2. my parents own the house I live in 3. I do not have HELOC 4. I live with my parents nor do I pay rent on the house. 5. house value is $570,000 6. live there for 21 years
Are there any cards or debts that you will not be paying off?	Type your answer here. yes I do have some other dept that iam paying off 1. I have a car loan that Iam paying 4 % apr for 4 years 2. medical loan that is 0% apr which will be paid off at the end of this year

Member Payment Dependent Notes Series 542299

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542299	$4,000	$4,000	6.76%	1.00%	July 8, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542299. Member loan 542299 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,167 / month
Current employer:	n/a	Debt-to-income ratio:	9.74%
Length of employment:	n/a	Location:	Monticello, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,195.00	Public Records On File:	0
Revolving Line Utilization:	3.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile does not show either Employer or Length of Employment. What are sources of total $ reported Gross Income per month: Annuity? Civil Service? Disability? Investments? Military-VA? Pension? Rentals? Social Security? If self-employed, what is your occupation? If a small business owner, what is description of your primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Beach, VA Wednesday 07.07.2010	Sources of income: Florida Retirement System, Social Security, Investment Dividends.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. I own my home; no mortgage. 2. I hold the deed that is in my name only. 3. I do not have a HELOC. 4. My home is valued at approximately $300,000. 5. I have lived in my home for five years; I built the home as an owner/builder in 2004 and 2005.
What are you purchasing?	This loan will help toward funding a whole-house generator.

Member Payment Dependent Notes Series 542312

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542312	$4,000	$4,000	6.76%	1.00%	July 12, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542312. Member loan 542312 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,786 / month
Current employer:	Micros Systems Inc.	Debt-to-income ratio:	6.18%
Length of employment:	10+ years	Location:	Cocoa, FL

Home town:
Current & past employers:	Micros Systems Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > test Borrower added on 07/06/10 > Hello, and thanks for reviewing my loan request. I am seeking a loan for $4000 to purchase a used car from a private seller. I have been a Lending Club member for the last year or so, but until now only as a lender. I have funded about 8 loans as a lender and I believe strongly in this lending model. I'd much rather pay interest to a bunch of individual lenders than hand it off to a bank. Personal Information: - Married (2 years) with no kids - Wife works full time, our combined income around $100,000/year - Owned our house for almost 5 years. We have a 30 year mortgage at 6% with a balance of $127,000. We also have a second mortgage with a balance of $12,000 at around 4% - No car payment at this time Work: - I have worked at the same company for almost 11 years. - I am a project manager for a software company. We install computer systems in hotels and restaurants. I work from home 5 days a week and travel occaisionally. Not having a commute keeps my expenses low. Financial: - We have been working the last couple years towards eliminating any consumer debt. We focused on my wife's debt first and we're excited to say she is sending in the last check to her last credit card next week. - We have also been working on our savings and currently have around $6500 in an emergency fund. I also keep $2000 "padding" in my checking account. I also have about $2000 in a brokerage account and 1000 stock options available to me from my company. Total liquid savings are around $8500. - My credit score has been increasing as I pay down and use less and less of my available credit. We've been doing the "avalanche" method of paying minimum payments to all my cards except the highest interest accounts and it's worked really well. I've paid off 3 cards completely and am close to #4 next month. With my current avalanche/snowball plan I will have all of them paid off in December of 2011, which feels great. - The total balance listed includes the $12,000 second mortgage, which is a HELOC. Plan for the loan: - I plan on purchasing a mid-90's Chevrolet Suburban. There are some great deals on them now with gas prices rising again. Thanks to my zero-mile commute, gas prices don't affect me too much. I drive less than 10,000 miles a year. I like the Suburbans because they are comfortable and have a lot of utility for either carrying lots of people or lots of stuff. - I am looking at trucks selling for anywhere between $3000 and $4000

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,833.00	Public Records On File:	0
Revolving Line Utilization:	50.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 542343

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542343	$5,500	$5,500	11.86%	1.00%	July 13, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542343. Member loan 542343 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	The Gas Company	Debt-to-income ratio:	5.57%
Length of employment:	10+ years	Location:	la habra , CA

Home town:
Current & past employers:	The Gas Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,918.00	Public Records On File:	0
Revolving Line Utilization:	77.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at The Gas Company?	I'm a planning associate. I plan pipeline projects.
What is "The Gas Company" and what do you do there?	A natural gas utility company
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Living Spaces Furniture 2850 @ 21% Cap One Visa 2600 @ 20%
THIS DETAILS WHAT YOU DO TO ATTRACT LENDER INTEREST A-N-D COMMITTED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Beach, VA Wednesday 07.07.2010	Thank you

Member Payment Dependent Notes Series 542350

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542350	$3,500	$3,500	6.76%	1.00%	July 8, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542350. Member loan 542350 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	New York State Department of Corrections	Debt-to-income ratio:	13.41%
Length of employment:	3 years	Location:	Auburn, NY

Home town:
Current & past employers:	New York State Department of Corrections
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,655.00	Public Records On File:	0
Revolving Line Utilization:	10.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with New York State Department of Corrections?	Counselor

Member Payment Dependent Notes Series 542358

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542358	$1,000	$1,000	10.75%	1.00%	July 8, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542358. Member loan 542358 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	n/a	Debt-to-income ratio:	8.51%
Length of employment:	n/a	Location:	atlanta, GA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > these funds are being use to go to re-union that intells a memorial service for the family father grandfather. i am responsible and will pay online direct from checking accoung. thank you Borrower added on 07/06/10 > this loan is for family re-union and memorial service for the patriarch in new jersey.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	35
Revolving Credit Balance:	$4,338.00	Public Records On File:	0
Revolving Line Utilization:	48.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have an employer? Or other source of income?	Type your answer here. my wife works for one of the leading insurance company, also i receive a disablity check from the VA due to injury in the military.

Member Payment Dependent Notes Series 542364

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542364	$6,500	$6,500	7.14%	1.00%	July 8, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542364. Member loan 542364 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	The Spence School	Debt-to-income ratio:	5.74%
Length of employment:	2 years	Location:	New York , NY

Home town:
Current & past employers:	The Spence School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > This loan is to consolidate debt at a lower rate that I took out for educational purposes in the form of a personal loan. I used it to study mathematics at the graduate level at New York University.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,674.00	Public Records On File:	0
Revolving Line Utilization:	13.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is The Spence School and what do you do there?	The Spence School is an independent K - 12 girls school in New York City. I am a mathematics instructor and dean at the Spence School.

Member Payment Dependent Notes Series 542383

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542383	$4,900	$4,900	11.49%	1.00%	July 12, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542383. Member loan 542383 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	Hustler Casino	Debt-to-income ratio:	23.75%
Length of employment:	2 years	Location:	westminster, CA

Home town:
Current & past employers:	Hustler Casino
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > Hi, I am a floorperson at the hustler casino for three days a week and the other two days I am the dealer coordinator. My job as a floorperson is to help customers and seat them to thier tables and also fix or sovle any problems on the table. As for dealer coordinator, I assign dealers to thier tables and deal with any problems that may occur on and off the table. I've been there for about 2 years now and my job is very stable. Once my loan is approve, I will be using this money for my wedding expenses. approve. Thank you!

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	21	Months Since Last Delinquency:	11
Revolving Credit Balance:	$1,528.00	Public Records On File:	0
Revolving Line Utilization:	53.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Hustler Casino?	I am a floorperson there at the hustler for three days a week and the other two days I am the dealer coordinator. My job as a floorperson is to help customers and seat them to thier tables and also fix or sovle any problems on the table. As for dealer coordinator, I assign dealers to thier tables and deal with any problems that may occur on and off the table.

Member Payment Dependent Notes Series 542402

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542402	$6,000	$6,000	7.14%	1.00%	July 12, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542402. Member loan 542402 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	SYMMETRY ELECTRONICS	Debt-to-income ratio:	13.15%
Length of employment:	10+ years	Location:	EVERETT, WA

Home town:
Current & past employers:	SYMMETRY ELECTRONICS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > This loan is to purchase a 1947 Willys Jeep. It was owned and sold by our family. I have the opportunity to buy it back.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$99,412.00	Public Records On File:	0
Revolving Line Utilization:	17.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please give a rough breakdown of your Revolving Credit Balance listed above? Thank you.	The majority is medical debt and home renovation. Thank you.
Hello. I am interested in helping finance your loan, but I need your answers to these two questions first please: 1. What is the total balance of the mortgage and any HELOC loans you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Zillow price is $257k. Total owed is $236.

Member Payment Dependent Notes Series 542443

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542443	$4,800	$4,800	17.93%	1.00%	July 12, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542443. Member loan 542443 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Walgreens Pharmacy	Debt-to-income ratio:	21.97%
Length of employment:	5 years	Location:	Rosenberg, TX

Home town:
Current & past employers:	Walgreens Pharmacy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > dental work that involves braces.for my son.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	74
Revolving Credit Balance:	$0.00	Public Records On File:	1
Revolving Line Utilization:	n/a	Months Since Last Record:	100
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Walgreens Pharmacy?	Type your answer here. Assistant store manager.
1. What is your position at Walgreen's? 2. What is the public record from 8 years ago? (bankruptcy, etc)	Type your answer here.Assistant store manager. 2006 file chapter 7 due to hurricane katrina.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.147,416,95 165,000.00
THIS DETAILS WHAT YOU DO TO ATTRACT LENDER INTEREST A-N-D COMMITTED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Beach, VA Wednesday 07.07.2010	Type your answer here. thank you
Transunion Credit Report shows 1 Public Records on File originating 100 months ago. (Lending Club furnishes lenders the borrowers highly condensed Transunion Credit Report that shows line totals but not individual line items. Lenders c-a-n-n-o-t identify credit grantee, or individual, responsible for legal action that resulted in Public Records. You must obtain copy complete Transunion Credit Report to learn that information. FREE copies of your Equifax, Experian and Transunion Credit Reports are avaiable yearly at www.annualcreditreport.com .) Question Number [1]: What was Public Record? {Court judgment lein? Taxes lein? Wage garnishment lein? If bankruptcy, was it Chapter 7 Assets Liquidation? Or Chapter 11 Debt Reorganization? Or Chapter 13 Wage-earners Plan?) Question Number [2]: What was Public Record final disposition? Advance thanks for answers to BOTH questions. Member 505570 USMC-RETIRED Virginia Beach, VA Wednesday 07.07.2010	Type your answer here. 1- chapter 7 (2) discharge 2006
If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 36-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for answer that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 07.07.2010	Type your answer here.Early payoff in about 2 years.

Member Payment Dependent Notes Series 542454

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542454	$5,000	$5,000	7.88%	1.00%	July 9, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542454. Member loan 542454 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,833 / month
Current employer:	Sikorsky Aircraft Corporation	Debt-to-income ratio:	16.42%
Length of employment:	10+ years	Location:	Monroe, CT

Home town:
Current & past employers:	Sikorsky Aircraft Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1988	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,534.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Sikorsky Aircraft Corporation?	I am a Sales Support Manager for Europe, Middle East, Turkey and Africa. In addition to my salary I make a commission off of the sale of helicopters into these regions.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	The only loan I plan to pay off using this loan is my loan from Fidelity that is against my 401K.
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	My aveage monthly expenses are $4,725.35. I can provide detailed numbers if needed.

Member Payment Dependent Notes Series 542465

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542465	$1,000	$1,000	16.45%	1.00%	July 13, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542465. Member loan 542465 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,375 / month
Current employer:	Technology Association of Georgia	Debt-to-income ratio:	4.98%
Length of employment:	4 years	Location:	Norcross, GA

Home town:
Current & past employers:	Technology Association of Georgia
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,920.00	Public Records On File:	0
Revolving Line Utilization:	99.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Technology Association of Georgia and what do you do there?	Greetings, The Technology Association of Georgia is an industry association bringing together the technology and business community in Georgia. We provide networking and educational opportunities for our members. I am in the member services department and well as a coordinator for 2 of our larger events. Sincerely, Barbara
Will you still work for your same employer after you move?	Yes, I do plan to stay with the organization. It is a great team and we work for a good cause.

Member Payment Dependent Notes Series 542534

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542534	$5,000	$5,000	16.32%	1.00%	July 13, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542534. Member loan 542534 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Skate Warehouse LLC	Debt-to-income ratio:	6.54%
Length of employment:	7 years	Location:	san luis obispo, CA

Home town:
Current & past employers:	Skate Warehouse LLC
Education:

This borrower member posted the following loan description, which has not been verified:

"This loan is to finance a brilliant, progressive multi-media company start-up. The initial project of this single-member LLC is an entrepreneurial opportunity that must be taken advantage of immediately, thus the loan. I am very confident in the plans for this start-up. I project a strong profit within 18 months. I have a secure, full-time salaried position as a Receiving Manager for a very successful online retailer - and have been with them for 7 years. I receive full benefits, profit sharing & a generous annual holiday bonus. I bring home $2,460/mo, my current living expenses are about $1300/mo, I have a good, clean credit history and my score is currently 700+. Any questions, please ask. Kind thanks."

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,860.00	Public Records On File:	0
Revolving Line Utilization:	47.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDER INTEREST A-N-D COMMITTED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Thursday 07.08.2010	This information is wholeheartedly appreciated. Acting immediately on your advice. Thank you.

Member Payment Dependent Notes Series 542550

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542550	$5,000	$5,000	11.86%	1.00%	July 12, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542550. Member loan 542550 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,500 / month
Current employer:	Amazon.com	Debt-to-income ratio:	20.22%
Length of employment:	< 1 year	Location:	Austin, TX

Home town:
Current & past employers:	Amazon.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > Moving from Austin to Seattle for a new job. The new employer pays at the end of the month, so I'm looking for a little extra cash to help with the misc relocation expenses before the first paycheck comes in.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$68,102.00	Public Records On File:	0
Revolving Line Utilization:	90.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving locally or long distance? Will you have the same employer after you move?	Just moved Austin to Seattle to a new employer. New company issues checks at the end of the month so I'm just looking for a short term personal loan to cover the extra relocation expenses we are incurring.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1 - $206,000 2 - $239,900
Your profile indicates a TX address - have you provided Lending Club with your current address and contact information? (Do not provide it here, only give it to Lending Club directly)	We just moved into our corporate apartment yesterday. I'll update the address once all the bank accounts are updated to match.
What is the 68K revolving credit and what are you doing to curb future debt.	credit cards - I financed my MBA (~$30K) on cards to earn points rather than take out student loans. New job represents a good salary increase to quickly eliminate that debt.

Member Payment Dependent Notes Series 542601

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542601	$7,400	$7,400	14.84%	1.00%	July 12, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542601. Member loan 542601 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,917 / month
Current employer:	Nurse on Call	Debt-to-income ratio:	17.83%
Length of employment:	2 years	Location:	Fort Pierce, FL

Home town:
Current & past employers:	Nurse on Call
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > I am using this loan for debt consolidation. My fiance and I are aiming to be debt free before starting a family. I am a health care professional in a very secure job. I have never defaulted on a loan. Borrower added on 07/08/10 > Furthermore, my attempt to consolidate these debts is aimed at avoiding deferred interest charges and securing a better interest rate than the current ones on the accounts to be paid.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	54
Revolving Credit Balance:	$6,093.00	Public Records On File:	0
Revolving Line Utilization:	44.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	We just refinanced (specifically for a lower interest rate),the total balance of our mortgage is 105,000. The current market value of our home is 120,500. My fiance and I are doing our very best to make smart financial decisions and become debt free before we start a family. We are both professionals in very stable jobs and have never defaulted in any loans in the past. Thank you for your consideration.

Member Payment Dependent Notes Series 542610

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542610	$8,000	$8,000	15.58%	1.00%	July 13, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542610. Member loan 542610 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Zurich of North America	Debt-to-income ratio:	24.09%
Length of employment:	10+ years	Location:	WINTER GARDEN, FL

Home town:
Current & past employers:	Zurich of North America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	25
Revolving Credit Balance:	$6,688.00	Public Records On File:	0
Revolving Line Utilization:	74.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDER INTEREST A-N-D COMMITTED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Friday 07.09.2010	Sorry but I don't see any questions, just paperwork that I would need to send.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe $103,422.12. Please explain what HELOC is and I would gladly answer your question. I had to people come to my house within the last 3 years and I got two different quotes. One came through the house and walked through and they quoted $150K, the other one just drove to the front of the house and quoted me $110k. Hope this answers your questions.
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 3-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for answer that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 07.09.2010	I hope to be able to pay it off earlier than the 3 years if possible.
Please explain the last delinquency? Thank you in advance.	Please advise what the last delinquency was. I am only now aware of my daughters car paymenet that she only paid half of it and I am going to pay the other half for her on Thursday. Other than that I don't know of any delinquency.

Member Payment Dependent Notes Series 542613

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542613	$6,000	$6,000	15.95%	1.00%	July 12, 2010	July 20, 2015	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542613. Member loan 542613 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Pennsylvania State University	Debt-to-income ratio:	7.85%
Length of employment:	1 year	Location:	STATE COLLEGE, PA

Home town:
Current & past employers:	Pennsylvania State University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > This loan will be used to make some modifications in my mother's home that will enable her to continue living on her own. I am employed by Penn State University, where I do biomedical research as part of the neuroscience department. My position and income are very stable. Thanks in advance if you decide to fund my loan! Marc Borrower added on 07/07/10 > The loan will cover the following modifications: Outside weelchair ramp Bathroom modifications (grab bars, toilet adjustments) Necessary doorway widenings Stair lift My mom has been living in the house for 40+ years, and staying there is very important to her. Any other questions, please feel free to ask.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1978	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	40
Revolving Credit Balance:	$3,646.00	Public Records On File:	1
Revolving Line Utilization:	77.60%	Months Since Last Record:	72
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Home improvement to a home you are renting?	Hi, No, I wrote an explanation but LendingClub hasn't approved it yet to be posted. This loan would be for modifications I am making to my mother's home that will enable her to continue living on her own. Perhaps I shouldn't have listed it as home improvement, it will probably create some confusion... Marc
Hi, It's really nice what you are doing for your mother! But, I must ask what is the record 72 months ago? Thank You	Hi, I'd be happy to answer your question but can you give me any more details on what you're referring to 72 months ago? I'm new to LendingClub but as far as I can tell I can't access the same borrower documents that lenders do, so I can't look back and see exactly what you're asking about. I've looked on my credit report and can't find the record. Sorry! I want to answer your question but I also want to make sure I'm giving you the right info. Thanks, Marc

Member Payment Dependent Notes Series 542638

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542638	$14,500	$14,500	10.75%	1.00%	July 13, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542638. Member loan 542638 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Fidelity Investments	Debt-to-income ratio:	23.94%
Length of employment:	3 years	Location:	Irving, TX

Home town:
Current & past employers:	Fidelity Investments
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > Hello, I will be using this loan to pay off my credit card debt. I am now paying around $900 a month to credit card companies but it's only putting a minor dent in my debt because of high interest rates. I have never missed a payment and I will not miss any payments with Lending Club. Thank you for all your help. I really apreciate it. I feel this can be a beneficial move for all of us involved.

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,605.00	Public Records On File:	0
Revolving Line Utilization:	77.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
A few questions/requests: - What is your monthly budget? - How much do you save each month? - What are the balances / APRs on your credit cards and how much do you pay each month? - Do you have a plan for reducing your dependence on debt in the future? If so, what is it ? - Are you the sole wage earner in your household? If not, how much income does your spouse contribute?	Hello member 63492, I would be happy to answer your questions. My base salary is $43,000 a year but I earn an extra $5,000 in overtime at this point in my career. That translates into about $700 a week after taxes and my 401(k) contribution. I am a mutual fund accountant for a major company. Out of the $2,800 I take home each month, I pay $450 in rent, $290 for my car, $103 for car insurance, $70 for my cell phone, $120 for cable, $150 for electricity, and about $600-$700 on misc items (food, etc.) I have about $8,000 in total savings but I haven't been able to accumulate any more lately because I have been putting all my excess money towards credit cards. I have four credit cards, one from Chase with a balance of $200, One from Bank of America with a balance of $1,000, and two with Citicards: one at $1,900 and the other at $12,500. I will use this loan to pay off the two Citicard accounts because they recently raised my rate to 29.99% even though I've been a loyal customer for 6 years and have never missed a payment. The Chase card will be paid off soon and my Bank of America rate is at 13% so I will have that one paid off soon as well. To answer your question, I am currently paying about $900 each month for credit cards. The lending club payment of $475 a month will really help me get back on track to saving for a home. (I have more to this answer but the website will not allow me to submit it b/c of the length. Please send me the question again so I can finish the response)
I am the member who asked: Member_698679 Asked > A few questions/requests: - What is your monthly budget? - How much do you save each month? - What are the balances / APRs on your credit cards and how much do you pay each month? - Do you have a plan for reducing your dependence on debt in the future? If so, what is it ? - Are you the sole wage earner in your household? If not, how much income does your spouse contribute? Please finish your response. Thank you for going into so much detail.	Hello member 698679. It's my pleasure to go into detail with my responses. I want to give you all the assurance I can that this will be a good investment that will benefit the both of us. Here is the continuation of my response... (Continued)???I'm 29 years old and recently engaged. I live in an apartment now with my fianc??. We split the rent, which is why I only pay $450 a month (plus the cost of living in Dallas is very fair). We are planning to buy a house when our lease is up (this is why I don't want to drain my $8,000 in savings to put towards the credit cards). With this loan I will have one manageable low-interest payment that will allow me to continue to save. I've always used credit cards to build my credit but my balances have never been high like they are now. I accumulated this much debt when I moved from Boston to Dallas and was out of a job for four months (the only time I have been out of work in my seven-year professional career). Thank you for considering investing. I hope this message was helpful. Please feel free to ask me any follow-up questions you may have. Take care.
Just to confirm, the $2800 you take home each month is after-taxes, 401(k), etc., right? Also, what does your fiance do and how much does she earn each month? Thanks and good luck!	Hi nyctrinity, Yes, the $2,800 is what I take home each month after taxes, etc. My fiance works in commercial real esate and earns about 80K a year (before taxes). Thanks so much! Take care.

Member Payment Dependent Notes Series 542652

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542652	$3,600	$3,600	6.76%	1.00%	July 12, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542652. Member loan 542652 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	Ametek Aerospace and Defense	Debt-to-income ratio:	10.08%
Length of employment:	10+ years	Location:	Andover, MA

Home town:
Current & past employers:	Ametek Aerospace and Defense
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > loan app completed email verified bank account verified

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 542658

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542658	$3,500	$3,500	14.72%	1.00%	July 12, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542658. Member loan 542658 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	gaintfood	Debt-to-income ratio:	7.08%
Length of employment:	10+ years	Location:	columbia, MD

Home town:
Current & past employers:	gaintfood
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	1
Revolving Line Utilization:	0.00%	Months Since Last Record:	111
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 542659

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542659	$9,000	$9,000	15.58%	1.00%	July 12, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542659. Member loan 542659 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	National Public Media	Debt-to-income ratio:	4.60%
Length of employment:	< 1 year	Location:	Washington , DC

Home town:
Current & past employers:	National Public Media
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,465.00	Public Records On File:	0
Revolving Line Utilization:	89.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is National Public Media, what do you do there, and where did you work prior to that? Thank you in advance.	it's a media firm that is owned by npr, pbs and wgbh. I am the digital traffic manager for pbs...meaning I coordinate all the sponsorship/advertising efforts of the pbs.org site. Prior, I worked freelance for 9 months and prior to that, worked for APCO Worldwide (a strategic communications firm) for 2.5 years as the digital paid media manager. Thanks for your interest.
How do you plan to use this loan? If paying off credit card debt please list each credit card, current balance, APR, minimum monthly payment and whether or not that card will be paid off with this loan. Also, are you a single income household? Do you rent your place with a roommate or spouse? What do you do for National Public Media? Finally, what makes you a good investment? Thanks and good luck!	Hi, thanks for your interest. I'm planning on using this loan to pay off all my credit card debt, a dental health bill than my insurance couldn't cover and part of my student loan. I have Chase CC - $700 balance 19.22% apr, AMEX (joint cc) - $1500 11% APR, Capital One $750 balance 22% apr, BofA UPromise CC - $4800 9% apr. And $700 dental bill, no interest. I always pay above the minimum, but I really want to wipe the debt off and consolidate with 1 payment. I am a single income household but I love my roommate in a rental apt. I am the digital traffic manager for NPM, owned by NPR and PBS jointly. I think I'm a good investment because I'm working toward accomplishing the goal of being debt free. I always pay on time, and I intend on paying above the minimum. I just need a bit of help getting there. Thanks so much for your interest.
why would you pay off the AMEX card, which you say has a rate of 11%, using money from a loan that charges you 15.6%, and requires a fee? Perhaps you could discuss this with your roommate.	Because I want to consolidate all debt to 1 loan and the minimum payment is lower by combining all cards and debts.

Member Payment Dependent Notes Series 542678

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542678	$5,000	$5,000	13.98%	1.00%	July 9, 2010	July 20, 2015	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542678. Member loan 542678 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	pse&g	Debt-to-income ratio:	17.17%
Length of employment:	7 years	Location:	plainfield, NJ

Home town:
Current & past employers:	pse&g
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	32
Revolving Credit Balance:	$21,335.00	Public Records On File:	0
Revolving Line Utilization:	53.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what is your responsibility with your employer? Thank you	There aren't any interest rates.The reason for the loan is to pay off legal fee's with an issue concerning my daughter.I work at Public Service Electric & Gas.My title is service appliance technician.My job duties are: turning on or off gas and electric meters due to non payment or new tenants ,also repairing appliances such as : heat,air conditioning,ranges,dryer ,etc

Member Payment Dependent Notes Series 542709

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542709	$5,000	$5,000	11.49%	1.00%	July 13, 2010	July 20, 2015	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542709. Member loan 542709 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Virginia State Police	Debt-to-income ratio:	3.00%
Length of employment:	1 year	Location:	Hillsville, VA

Home town:
Current & past employers:	Virginia State Police
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > I am a dispatcher for the VSP, I also work for the Virginia Department of Forestry as a wildland firefighter on a part-time, on call basis. I volunteer my time with my local fire department as a firefighter/EMT, and I have been with the dept since Jan. of 06. I need this loan as the downpayment on a 4.43 acre tract of land. I have been looking at purchasing this land for over 2 years, and have had difficulty being able to come up with the funding. Due to the economy banks now require a downpayment or collateral of other real estate when purchasing land. I have been unable to save a downpayment due to family emergencies and some vehicle repairs that were unavoidable. My 2004 year model vehicle is paid for, but banks will not accept a vehicle for collateral anymore. My family is unable to lend me any money to help with a downpayment, due to the fact that a year and half ago my grandmothers home was destroyed in a fire, and we are having to help her financially. I plan to purchase this land, pay it off, and then use it as collateral for the contruction of a home on the property. I hope that with your help, I will be able to secure this parcel of land and start my dream of having a home of my own. I elected to use a 5 year term so that I can have more flexibility in payments, but my plans are to have the loan repaid in 48 months, if not sooner than that. I believe that I am a well qualified borrower, and that my credit history can attest to that.

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$172.00	Public Records On File:	0
Revolving Line Utilization:	0.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 542738

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542738	$2,000	$2,000	11.49%	1.00%	July 9, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542738. Member loan 542738 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,107 / month
Current employer:	DCT Systems Group	Debt-to-income ratio:	8.52%
Length of employment:	10+ years	Location:	mcdonough, GA

Home town:
Current & past employers:	DCT Systems Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	17
Revolving Credit Balance:	$56.00	Public Records On File:	0
Revolving Line Utilization:	0.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Balance is 143000, the market value from teh laststatement is 148000. Hope this answers yor question, Thank You, Richard

Member Payment Dependent Notes Series 542739

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542739	$3,000	$3,000	18.30%	1.00%	July 9, 2010	July 20, 2015	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542739. Member loan 542739 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Exterran	Debt-to-income ratio:	21.57%
Length of employment:	2 years	Location:	Tyler, TX

Home town:
Current & past employers:	Exterran
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > My plan is to improve my living enviroment starting with my home. I plan to fix my home to make it handicap friendly because my father had a stroke three years ago and I plan to make it easier to climb steps, take a shower easier, also make it convenient for him to live in. I plan to improve the kitchen in a way that my mother can be a little more comfortable to cook in. I also plan to improve my yard so that my two small siblings can have somewhere to play with and not freightened of snakes being in our yard. My job that I work at is a stable job. I am guaranteed 40 hrs. per week rain or shine. The pay check that I receive I can help pay for utilities and bills that I have on time. The reason I am considered a good borrower is that at my age my credit is real good. I have been responsible since I was in high school. I can manage my money in a way that if I get tempted to by something I don't need at the time I won't because I ask myself "do I need it, or do I want it." My monthly budget is not so high, as long as I pay my bills on time I am satisfied. I don't eat out very much plus my occupation provides me with a vehicle and a cell phone to have. Between my family and I we cooperate with buying food.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,630.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is Exterran and what do you do there?	It is a natural gas compression company that provides services to oil companies that are interested in natural has as well. We have a website and receive more information about my occupation. www.exterran.com

Member Payment Dependent Notes Series 542751

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542751	$6,000	$6,000	14.72%	1.00%	July 9, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542751. Member loan 542751 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,917 / month
Current employer:	Plano ISD	Debt-to-income ratio:	12.27%
Length of employment:	10+ years	Location:	carrollton, TX

Home town:
Current & past employers:	Plano ISD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > to build a new retaining wall for my house

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	25
Revolving Credit Balance:	$1,797.00	Public Records On File:	0
Revolving Line Utilization:	78.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage balance is $112,000 current market value is $138,000

Member Payment Dependent Notes Series 542793

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542793	$7,000	$7,000	14.84%	1.00%	July 12, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542793. Member loan 542793 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	Gavi International	Debt-to-income ratio:	2.13%
Length of employment:	4 years	Location:	GLENVIEW, IL

Home town:
Current & past employers:	Gavi International
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > I need to take a loan in order to hire two web programmers to help me finish the project. I have developed 75% of a one of kind e-commerce/shopping cart solution, utilizing Pay Pal and Google Checkout payment systems. The e-shopping cart will be distributed at about $100.00 base price plus $15-35.00 for additional widgets. I expect to begin collecting return on my investment by the end of 2010. What is more, my current income from my full-time job that I have held for over four years, provides for a full and comfortable repayment of the loan I am seeking to borrow.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,407.00	Public Records On File:	0
Revolving Line Utilization:	31.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Gavi International and what do you do there?	Hi, Gavi International is a marketing and web design agency and I work as Web Project Manager.
1. Monthly rent? 2. Employment equaling 5 years. 3. With Magento (free & pay versions), CS Cart, Virtuemart (open source), Squirrel Cart, Interspire Shopping Cart, WordPress shopping cart (plugin) and so many other 'carts' already available, what unique features (generalizing is fine) will set your platform apart from these and ultimately bring in a lot of $100 paying clients?	Hi Dr_Dave, 1. $750, 2. I worked as Web Project Manager and Senior Developer for Gavi International and Digital Check Corp on information-intensive database driven web projects (internet and intranet), 3. Five minutes easy installation (no need of developer), exceptionally user friendly, intended for users with no IT knowledge, skinnable/customizable, e-goods/downloadable enabled. Compared to the other solutions the FINAL cost ($100) is cheap. Currently, most of the e-carts are painful to install, customize and use and usually take between 10 to 40 hours to be installed and customized. Thank you for your time!

Member Payment Dependent Notes Series 542796

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542796	$9,250	$9,250	17.19%	1.00%	July 13, 2010	July 21, 2015	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542796. Member loan 542796 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Yale New Haven Hospital	Debt-to-income ratio:	14.92%
Length of employment:	3 years	Location:	west haven, CT

Home town:
Current & past employers:	Yale New Haven Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	44
Revolving Credit Balance:	$10,325.00	Public Records On File:	0
Revolving Line Utilization:	37.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Type your answer here. Hello Critical Miss, Here is my list, Discover card/balance 4800.00 (not sure about the % rate but this one is the lowest). Capital one/balance 500.00 24.9% Victoria's Secret/balance 810.00 24.9% Wells Fargo Visa/balance 1100.00 (not sure about this one either-have to look at statement at home-at work now, will send later today.) Credit one Visa/balance 550.00 23.9% Care Credit/balance 1200.00 29.9% American Express/balance 1000.00 (not sure about this one either, did not pay off full balance so im sure they've tacked on an apr.) They are all credit cards and I do plan to pay off all of them if I can get a loan. Thank you for your consideration. Lisa.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. According to Zillow its 196K, bought it for 200K last may. Not sure what the balance on the loan is. Im not sure what HELOC is. I dont have to pay mortgage insurance because my loan is a VA Loan. Dont know if this answers your second question. Along with my mortgage I pay the taxes and home owners insurance in with it as well. Thanks for your consideration... Lisa.
- What is your monthly budget? - How much do you save each month? - What are the balances / APRs on your credit cards and how much do you pay each month? - Do you have a plan for reducing your dependence on debt in the future? If so, what is it? - Are you the sole wage earner in your household? If not, how much income does your spouse contribute?	Type your answer here. Yes I am the sole wage earner. I am a single mom, bought a house last year. I am an xray tech at Yale New Haven Hopsital in CT. No I do not have a budget, I realize I should. Once I can get this dept squared away I plan on making one. I pretty much pay the minimum due every month. Its hard with one paycheck to pay my mortgage, buy food, pay utilities and on top of it pay on the cards. Discover 4800.00 (Not sure, will check later today) Capital one 500.00 24.9% Victoria's Secret 810.00 24.9% Wells Fargo Visa 1100.00 (not sure about apr, will check when I get home from work) Credit One Visa 500.00 23.9% Care Credit 1200.00 29.9% American Express 1000.00 (apr?) I have no money to save each month, my mortgage is 1650/month.
I am interested to help fund your $9,250 Debt Consol category loan. My questions are: Position (Job/What you do) currently for employer Yale New Haven Hospital? If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for TWO answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 07.09.2010	Type your answer here. I am an xray tech at Yale. If I can pay off the loan early, I will. But right now the 60 month option works best for me.
From one single mom to another, Lisa, I'm sending you some of my $$$. Good luck. to both of us.	Type your answer here. Wow, dont know what to say, thank you so much. Yes good luck to both of us. God bless you and your kids. :)

Member Payment Dependent Notes Series 542821

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542821	$6,000	$6,000	7.88%	1.00%	July 12, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542821. Member loan 542821 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	AEGIS Therapies-Occupational Therapist	Debt-to-income ratio:	13.01%
Length of employment:	7 years	Location:	Santa Rosa, CA

Home town:
Current & past employers:	AEGIS Therapies-Occupational Therapist
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > I'm an Occupational Therapist, looking to get a loan to purchase a used truck to use as a 2nd vehicle/for my husband.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,082.00	Public Records On File:	0
Revolving Line Utilization:	56.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 542854

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542854	$7,200	$7,200	11.12%	1.00%	July 12, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542854. Member loan 542854 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	the m resort	Debt-to-income ratio:	2.10%
Length of employment:	1 year	Location:	las vegas, NV

Home town:
Current & past employers:	the m resort
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,479.00	Public Records On File:	0
Revolving Line Utilization:	13.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	rent:1045.00 utilities:130.00 credit cards:100.00 insurance:200.00 food and others:500.00 phone &cable :130.00
As lenders we have hundreds of loan applications to consider - the more detailed your request the more appealing it is to potential lenders. As such, what is "yichien kung?" 1. What is "the m resort" and what do you do there? 2. If your gross income = $5417/mo, revolving credit balance = $2479, and loan request = $7200, why do you need a loan? 3. Monthly rent? 4. Contact Lending Club and request they expedite employment verification.	1:the m resort is a hotel and casino ; i'm a table game dealer .i also work at the hard rock hotel & casino, as a table games dealer ,too. 2:i have some credit card debts, i want to pay lower interest and we want to buy a house soon, need some cash for the down payment 3:1045.00 4

Member Payment Dependent Notes Series 542859

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542859	$3,325	$3,325	16.32%	1.00%	July 12, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542859. Member loan 542859 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Clickable	Debt-to-income ratio:	5.06%
Length of employment:	< 1 year	Location:	New York, NY

Home town:
Current & past employers:	Clickable
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > I am requesting funding so that I can pay down a credit card with a very high interest rate (29.99%). Not too long ago I had a balance of $6,000 that I managed to pay down with a quarterly commission check of $3,000. Today, I would like to pay it off completely so that I do not continue to accrue steep finance charges. I was hit with a high APR many years ago for missing one payment. Since then, I have paid twice the minimum amount monthly but I still I do not see my debt shrinking. As an Account Executive at a VC backed startup, I make a decent base salary, but the money is in the commission, which is paid out every three months. With your funding, I will be able make payments that truly matter. Once the card has been paid off (with your funding of course), I will keep the card open but will stop using it completely. I will continue to use debit/cash for payments and will stick to a very strict budget. Thanks in advance!

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	38
Revolving Credit Balance:	$5,350.00	Public Records On File:	0
Revolving Line Utilization:	79.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 542873

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542873	$4,050	$4,050	7.51%	1.00%	July 9, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542873. Member loan 542873 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Partridge Architects	Debt-to-income ratio:	7.00%
Length of employment:	5 years	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	Partridge Architects
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	53
Revolving Credit Balance:	$2,613.00	Public Records On File:	0
Revolving Line Utilization:	18.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 542898

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542898	$9,500	$9,500	19.04%	1.00%	July 13, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542898. Member loan 542898 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,920 / month
Current employer:	USPS	Debt-to-income ratio:	8.65%
Length of employment:	< 1 year	Location:	CONVERSE, TX

Home town:
Current & past employers:	USPS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > Trying to consolidate my bills into one payment since all of my due dates are scattered throughout the month. I currently have two jobs with USPS: Casual Mail Handler @ $12.00/hr 40hrs/week Rural Carrier Associate @ 18.30/hr 24hrs/week I receive $1275/month for GIBill

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,806.00	Public Records On File:	0
Revolving Line Utilization:	97.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	USAA Mastercard: $4991.94 15.9% Best Buy: $994.05 25.24% Chase Mastercard: $1931.08 10.24% Military Star Card: $1002.74 13.9% American Express Charge Card: $795.59 None I plan on paying off my USAA credit card since it was my emergency card when my grandmother passed away three months ago. Actually all of the debt will be paid off with the loan except my American Express charge card since it is attached to my bank account.
can you list the credit cards with balances and interest rates? What will you be doing with the extra $2700? thanks :)	USAA Mastercard: $4991.94 15.9% Best Buy: $994.05 25.24% Chase Mastercard: $1931.08 10.24% Military Star Card: $1002.74 13.9% American Express Charge Card: $795.59 None I honestly don't know which debt I left out on the sign-up, but those are my current balances. Everything will be paid off by the loan through Lending Club except my American Express Charge Card which is linked to my bank account that is paid automatically every due period. Whatever is left will replace my shattered sliding glass door and a section of my fence that was destroyed, both by the neighborhood kids.
If work hours indicated Loan Description you would earn $919.per week or $3983 per month (average 22.33 work days per month). Question: Why your self-entered Borrower Profile only show Gross Income Per Month as $1,920? Or are we lenders missing something in equation? Lender 505570 USMC-RETIRED Thursday 07.08.2010	I thought I would be able to enter in my second job in my profile, but I do not see an option to add another, nor will it let me revise my employment anywhere on the website. This is why I added my income in my loan description because I cannot find the link to edit my income.
- What is your monthly budget? - How much do you save each month? - What are the balances / APRs on your credit cards and how much do you pay each month? - Do you have a plan for reducing your dependence on debt in the future? If so, what is it? - Are you the sole wage earner in your household? If not, how much income does your spouse contribute?	USAA Mastercard: $4991.94 15.9% @$121/mo Best Buy: $994.05 25.24% @$45/mo Chase Mastercard: $1931.08 10.24% @$65/mo Military Star Card: $1002.74 13.9% @$50/mo American Express Charge Card: $795.59 None @Paid in full every month Monthly I typically spend roughly $2300 to pay for all my bills (CC, gas, insurance, phone, etc.) What I take home is around $1900. Every two weeks $250 is automatically deposited into my emergency fund which was exhausted a couple months ago due to a death in my family. I've also set aside $100 every month for college funding for my future children if we ever decide to get married and have children. My plan to reduce debt has already been decided. I've already shredded my Chase, Best Buy, and Military Star card. My USAA card has been given to my parents who live 2-hours away so I may only use it for emergencies only. It leaves me with only my American Express charge card and my debit card. The charge card allows me to use only what I have in my checking account wisely since it must be paid in full every billing cycle.
How secure are your 2 jobs with the USPS? Are they permanent positions? Since you rent, doesn't the owners insurance cover the vandalism to the property? Thanks for your answers.	My RCA job is turning permanent next month which will up my pay another $4/hr, my casual job is on a 180-day contract that I can renew after each contract. The insurance doesn't cover the broken fences as vandalism, it must be by cause of nature (tree falling on it).
The interest rate for this loan (~19%) is greater most of your credit card rates, with the exception of the Best Buy Store Card. Can you explain your reasoning for consolidating all your debt to a higher interest rate loan?	As I previously stated in another question, I don't mind paying a little bit higher interest rate as long as I only have to pay once monthly instead of scattered throughout the month.
Why would you want to trade these relatively low interest rates with a 19% interest loan? You'll end up paying more in interest on these than if you simply made the original payments. The Best Buy card appears to be the only interest rate worth replacing.	In all honesty, all the due dates scattered around the month is driving me crazy. I don't mind paying the interest as long as my debt is paid in one monthly payment. I cannot rely on automatic payment from my regular credit card bills ever since a few months ago when they withdrew way too much out of my bank account on accident. Now I rely on manual payments through the mail.
FYI no need to respond. The CC companies will change your "due date" to whenever you want it. Example: if you pay your rent on the first, ask the CC Co. to change your due date to the middle of the month ( common thing for them to do just call the number on the back of your card or bill) then you could pay all your revolving bills at one time. Again no need to respond, if you do it shows in the Q&A section of your loan request.	Hmmm...that's something I never knew. Thanks for the tip!
I%u2019m another veteran that used my GI Bill to get where I am at today. Get your degree it will open doors. I will fund your loan.	Thank you for your service and support. I'm currently trying to pursue my degree in nursing and possibly get back into the military as an officer in the nursing corps.

Member Payment Dependent Notes Series 542946

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542946	$3,000	$3,000	11.86%	1.00%	July 9, 2010	July 21, 2015	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542946. Member loan 542946 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,340 / month
Current employer:	Immigration & Customs Enforcment	Debt-to-income ratio:	6.95%
Length of employment:	10+ years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Immigration & Customs Enforcment
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	32
Revolving Credit Balance:	$1,233.00	Public Records On File:	0
Revolving Line Utilization:	39.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 543003

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543003	$4,000	$4,000	11.12%	1.00%	July 13, 2010	July 21, 2015	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543003. Member loan 543003 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$28,000 / month
Current employer:	Costco	Debt-to-income ratio:	1.63%
Length of employment:	1 year	Location:	Albuquerque, NM

Home town:
Current & past employers:	Costco
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,492.00	Public Records On File:	0
Revolving Line Utilization:	9.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. balance of mortgage is 155k value of the the home is 186k
Your income is 28 THOUSAND a MONTH?!	thats take home a year not a month.
If you make $28k/month, why do you need to borrow $4k?	thats 28k take home a year not a month
1. Can you provide a loan description? Are you buying things for a baby? Are you paying credit card bills? 2. Your profile shows that you have a recent (within the last 6 months). What were the circumstances of this inquiry? Did you take out a loan? 3. What is your monthly mortgage payment? 4. How much is your monthly car payment? 5. How much are your child care and/or tuition expenses?	paying bills for when we had the baby and the wife was not working (she is working again now). Took out a loan with wells fargo and was approved but not the amount I wanted so this loan would be first to pay off that loan and then credit card. $1221 mortgage and $213 car. No tuition we have everything for the child except food and diapers so only about $75 a month. So with household income we still are ahead by $1200 a month before bills $500 after so $87 loan payment to be even on all our bills is well within our budget.

Member Payment Dependent Notes Series 543029

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543029	$3,550	$3,550	11.49%	1.00%	July 9, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543029. Member loan 543029 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	Good Zone Auto	Debt-to-income ratio:	16.69%
Length of employment:	4 years	Location:	Philadelphia, PA

Home town:
Current & past employers:	Good Zone Auto
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,514.00	Public Records On File:	0
Revolving Line Utilization:	60.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 543114

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543114	$3,000	$3,000	13.23%	1.00%	July 9, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543114. Member loan 543114 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Banner Health SQL	Debt-to-income ratio:	3.58%
Length of employment:	1 year	Location:	Phoenix, AZ

Home town:
Current & past employers:	Banner Health SQL
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	40
Revolving Credit Balance:	$203.00	Public Records On File:	0
Revolving Line Utilization:	8.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 543130

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543130	$6,000	$6,000	15.21%	1.00%	July 12, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543130. Member loan 543130 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,875 / month
Current employer:	GSW	Debt-to-income ratio:	12.72%
Length of employment:	2 years	Location:	VALLEY COTTAGE, NY

Home town:
Current & past employers:	GSW
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > I want to consolidate my credit cards so balances can be paid off faster and I can begin saving and be more financially secure.

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	26
Revolving Credit Balance:	$4,942.00	Public Records On File:	0
Revolving Line Utilization:	55.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	The balances on my credit cards are as follows Express $385, APR 24.99%, NY & Company $248 APR 24.99%. Victoria's Secret $393 APR 24.99%. Jcrew $629 APR 24.99%. Chase $1129 APR 29.99%. Capital One $3020 APR 22.90%. The first 4 cards have been closed for months and I have been paying down the balances as best I could. I plan to pay off all the debts with this loan.
What is GSW? And could you please give a brief description of what it is you do there? Is this job stable? Your credit report shows that you had a delinquency 26 months ago. Could you please explain what this was from and the circumstances of the delinquency? Your credit report shows that you had a credit inquiry recently. Could you please explain what this was from and whether or not it resulted in your opening a new account? Since this is a "Debt Consolidation" loan, could you please list the debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held?	GSW is a global pharmaceutical advertising agency, we are a subsidary of Inventiv Health. I work on the account management side of the business where I, along with my team are responsible for developing the brand strategy for the specific pharmaceutical products we work on. I work closely with creative department in implementing the strategy into the advertising, as well as working with the client to ensure their vision is captured. Responsible for managing the finances of the account and how they are allocated for each project. This is a stable job. I had a deliquency 26 months ago in which a payment was 30 days late because this was around the time I was graduating college and moving back home and the statement got lost within my belongings. The following are the balances on my credit cards and what I plan to consolidate , Express $385, APR 24.99%, NY & Company $248 APR 24.99%. Victoria's Secret $393 APR 24.99%. Jcrew $629 APR 24.99%. Chase $1129 APR 29.99%. Capital One $3020 APR 22.90%. The first 4 cards have been closed for months and I have been paying down the balances.
What is it that you do at GSW? What was your previous job and how long were you there? Thanks; Art	GSW is a global pharmaceutical advertising agency. I work in the NYC office in the account management department. I, along with my team, are responsible for developing the strategy of the brand, work closely with the creative department to implement the strategy into the advertising, and also work closely with the client to ensure their vision is captured. I graduated from college in May of 2008 and started working at GSW in February of 2009. This is my first professional job out of college.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I do not own my home, I live at home with my parents who own the home that I live in. There was no 'other' option in the drop down menu.
- What is your monthly budget? - How much do you save each month? - What are the balances / APRs on your credit cards and how much do you pay each month? - Do you have a plan for reducing your dependence on debt in the future? If so, what is it ? - Are you the sole wage earner in your household? If not, how much income does your spouse contribute?	My monthly budget is $2400, I save on average $800 a month. The balances on my credit cards are as follows Express $385, APR 24.99%, NY & Company $248 APR 24.99%. Victoria's Secret $393 APR 24.99%. Jcrew $629 APR 24.99%. Chase $1129 APR 29.99%. Capital One $3020 APR 22.90%. The first 4 cards have been closed for months and I have been paying down the balanaces as best I could. I pay $250 a month to Chase, $100 to Capital One, and $75 to the first 4 cards mentioned a month. I do not want to depend on debt anymore. I am too young and this is my time to be saving. My plan is to just have one credit card for emergency use only and to live within my means. I am single and live my parents.

Member Payment Dependent Notes Series 543152

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543152	$6,000	$6,000	10.75%	1.00%	July 12, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543152. Member loan 543152 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	ups	Debt-to-income ratio:	22.76%
Length of employment:	4 years	Location:	SAINT CHARLES, MO

Home town:
Current & past employers:	ups
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	37
Revolving Credit Balance:	$7,764.00	Public Records On File:	0
Revolving Line Utilization:	38.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	1)usaa-credit card/4800/14% -pay off 1500 2)capital one-credit card/11%/1400-pay off 3)chase-credit card-19%/900-pay off 4)bankofamerica visa-credit card-19%-600-pay off 5)sallie mae-student loan/6%-700-pay off 6)zales-credit card-1600/0% for 5 more months then 20+%-pay off 500-600 now
Can you explain the delinquency on your record?	The only deliquency on my record is from Sallie Mae. As most people know after you graduate you are generally given a sixth month grace period before you are required to begin payments, but for whatever reason I was not given this grace period.
why would you pay off a loan at 6% with money from a loan that takes 10.75%?? Is this really in your best interest when you have other loans at higher rates?	Actually, the Sallie Mae loan is currently paid off until September 2011, so I won't be paying on it currently.

Member Payment Dependent Notes Series 543171

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543171	$3,000	$3,000	7.14%	1.00%	July 13, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543171. Member loan 543171 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	DaVita Rx	Debt-to-income ratio:	13.77%
Length of employment:	3 years	Location:	Keller, TX

Home town:
Current & past employers:	DaVita Rx
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > Bidding out work to redo update kitchen and master bath.

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	4
Revolving Credit Balance:	$11,895.00	Public Records On File:	0
Revolving Line Utilization:	48.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 543208

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543208	$7,800	$7,800	15.58%	1.00%	July 12, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543208. Member loan 543208 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,077 / month
Current employer:	UCSF	Debt-to-income ratio:	24.37%
Length of employment:	2 years	Location:	South San Francisco, CA

Home town:
Current & past employers:	UCSF
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > I plan to use the funds to pay off my credit cards and to use some of it for my vacation in my country in order to take care of my pension there. Based on my credit record, I have always paid my debts on time and most of all I have never missed my payments. With this loan I will be able to manage my monthly budget and save money instead of paying high APR with my credit cards. After I have received the loan, I will make it a point to pay in cash always whenever I make purchases instead of using the credit card and always plan my expenses. I have plans too in augmenting my income after I return from my vacation. My job right now is very stable since the number of employees in our department is at the minimum already and the facilities we are servicing are adding up with the opening of 2 new buildings this coming October of 2010. Borrower added on 07/07/10 > I plan to use the funds when I get my loan to pay my credit cards and to use some of it for my vacation in my country in order to take care of my pension. I have been a good borrower because I have never been late in the payment of my credits and most of all I have never missed my payments. I intend to manage my monthly budget with the release of this loan by making purchases in cash and I won't have to pay for the high APR with my credit cards. My job right now is very stable because the employees in our department is at its minimum and there will be 2 more facilities added to the present we are servicing. Borrower added on 07/11/10 > In addition to my answer to one of the investor's question, I will be using some of the money from the loan to cover for my fare expenses so I can take care of my pension which I will leave to my relatives.

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,804.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDER INTEREST A-N-D COMMITTED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Beach, VA Wednesday 07.07.2010	Type your answer here. No answer because this email asks no questions it is only for my information.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Credit Card VISA/Bal. 4,372.53/APR 21.85%-22.99% Credit Card MASTERCARD/Bal. 1,675.39/APR 19.24% Credit Card NORDSTROM/Bal. 758.55/APR 22.90%
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. I am living with my daughter who owns the house and I don't know how much the mortgage loan of my daughter. I do not pay any rent.
Your debt to income ratio is 24.37%, yet you pay no rent. What are your montly expenses (please detail)? Thank you.	I pay for the telephone and PG & E $150-$200, Gasoline $80-$100, Food & Other household expenses $400.00, Car loan & Insurance $500.00, Parking $100.00, Medical $70.00, Credit Cards $600.00 which is just about the minimum payment because most of which goes to the APR. With this loan instead of paying an APR of 22.9% average my APR would be much lower. Also, whatever money is left I send some of it to my relatives in the Philippines. Like last March 2010, my 2 month old granddaughter was diagnosed with a congenital heart disease (hole in the heart) and I have to help me son with the medical expenses. I know I have made a mistake by maximizing my credit cards, this is why I want to pay it off and start using cash only in purchases. I have paid close to $2,000.00 in charges only for the past 2 years and the balance is still the same. I am fortunate to come upon lending club because I now have the chance to make everything right. I hope you would give me this chance and to those who will invest and lend me the money, me and my family thank you.

Member Payment Dependent Notes Series 543225

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543225	$9,200	$9,200	7.88%	1.00%	July 12, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543225. Member loan 543225 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	US EPA	Debt-to-income ratio:	12.21%
Length of employment:	2 years	Location:	Denver, CO

Home town:
Current & past employers:	US EPA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > Making the sensible steps towards repaying my debt. I've learned that paying my dog's vet bills and car maintenance with credit cards isn't the wisest choice. Borrower added on 07/08/10 > Thanks for your support in lending. I currently pay ~$150 each to two Chase CC and because of the high interest rate, I'm not making any head way. I'm tired of giving all of my money to the banks. Getting this loan will help turn my financial life around.

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,149.00	Public Records On File:	0
Revolving Line Utilization:	83.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Chase CC - $4400 @ 19.24% - Paid in Full Chase CC - $3100 @ 21.24% - Paid in Full Discover CC - $3000 @ 9% - Partially Paid Car Loan - $5000 @ 9% - Not paid (monthly bill is $250) Student Loan ~$40000 @ 2% - Not paid (monthly bill is $223)
What are your other $ monthly costs (rent, car, utilities, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Rent (including water and garbage) - $710 Gas/Electric - $60 Cell Phone/Cable/Internet - $140 Gym - $75 Groceries/Food - $300 Dog - $100 Car and Student Loans were in the previous Q/A. No Kids

Member Payment Dependent Notes Series 543264

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543264	$2,500	$2,500	14.72%	1.00%	July 9, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543264. Member loan 543264 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,800 / month
Current employer:	University of California	Debt-to-income ratio:	12.79%
Length of employment:	10+ years	Location:	Goleta, CA

Home town:
Current & past employers:	University of California
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > and various household

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	30
Revolving Credit Balance:	$1,553.00	Public Records On File:	0
Revolving Line Utilization:	86.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi; Can you give use more info on your loan and list monthy exspensives, credit cards, rent, misc loans etc. How stable will your employment be at the UC? Thanks this will fund loan faster.	I have worked at the university for 13 years. My job is very secure. I am in management and we recently completed lay offs and a restructuring. My current expenses include a car loan and three credit cards. I have a dental expense that I am eager to pay for.

Member Payment Dependent Notes Series 543489

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543489	$4,500	$4,500	7.51%	1.00%	July 12, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543489. Member loan 543489 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Fitness Evolution	Debt-to-income ratio:	13.90%
Length of employment:	< 1 year	Location:	Brea, CA

Home town:
Current & past employers:	Fitness Evolution
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > I recently made the move from PA to CA. I got a job and needed to start very quick. I sold my car, and got renters for my house. With the move and job change I have some unbudgeted expenses, such as plane tickets back and forth for interviews, new furniture, a new car, an apartment deposit. I have great credit and never miss a payment! I have always held a stable job since college and continue to have stable income.

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$387.00	Public Records On File:	0
Revolving Line Utilization:	2.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Have you started looking for work yet in your new location? What type of work will you be seeking and how will the salary compare?	I have a new job lined up, as a personal trainer and strength and conditioning coach. I will make somewhere between $30-60k, depending on commission.

Member Payment Dependent Notes Series 543502

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543502	$3,500	$3,500	10.75%	1.00%	July 12, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543502. Member loan 543502 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Seminole County Public Schools	Debt-to-income ratio:	23.71%
Length of employment:	4 years	Location:	Orlando, FL

Home town:
Current & past employers:	Seminole County Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,173.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving across town or across country? Will you be looking for a new job after the move? Art	Hi. I am moving from Florida to Texas. Yes, I am looking for a new job and actually already have some interviews set up. Thank you.

Member Payment Dependent Notes Series 543550

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543550	$2,000	$2,000	11.49%	1.00%	July 12, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543550. Member loan 543550 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	TriNet	Debt-to-income ratio:	19.61%
Length of employment:	7 years	Location:	Reno, NV

Home town:
Current & past employers:	TriNet
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,377.00	Public Records On File:	0
Revolving Line Utilization:	74.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? If you were to provide a loan description, what would it say? Art	This would be for medical bills that I recently incurred. I am receiving a settlement in September and should be paying the loan off in full.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I bought my home as a foreclosure for 150,000 and currently owe 145,000. I tried looking it up on the site you listed however, it was not shown. I did however check the Washoe County Assessor site and it showed 141,000 for homes selling in the area.
Your "Major Purchase" or "Other" category loan is 1 of 329 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Thursday 07.08.2010	Loan is for Medical Bills that I have recently incurred. I am receiving a Settlement in September in which the loan is planned on being full paid.

Member Payment Dependent Notes Series 543572

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543572	$7,200	$7,200	10.38%	1.00%	July 12, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543572. Member loan 543572 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,173 / month
Current employer:	Bank of America	Debt-to-income ratio:	21.85%
Length of employment:	9 years	Location:	SIMI VALLEY, CA

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > This is for our wedding, we ran a little short due to unexpected expenses and our wedding being more expensive than we anticipated. We make plenty of money combined and are able to pay way more than the minimum payment. I have never been late on a payment in my 29 years of life. I plan on paying this loan off in full come February. Borrower added on 07/07/10 > This loan is for our wedding. We make plenty of money combined and can pay way more than the minimum payment. I have never been late on any type of payment in my life. My fiance went through a divorce which gave him less than perfect credit, however, we are very financially stable now and I will be able to pay this loan back in full come February. We have both been employed with the same company for over 9 years. Borrower added on 07/08/10 > Something else I want to clarify about my credit rating. Both family cars are in my name (because of his divorce - we got a better rate having the cars in my name), however that increased my debt to income ratio which in turn lowered my credit rating. Once again, we make plenty of money and have never been late on either of the cars (and almost have one of them paid off), however, my credit rating is brought down because I carry our debt. I manage the finances in the household and we are on a strict budget, however, I want this loan so things don't have to be as tight for our wedding, honeymoon, and Christmas. We both get our normal paycheck plus bonuses in February, however, even without bonuses we will be able to pay this loan off quickly after October. July - September we will make the normal monthly payment and then start paying more come November (our wedding is in October). Thanks!

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,229.00	Public Records On File:	0
Revolving Line Utilization:	47.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at BOA?	We are both in management functions. I am a manager over a regulatory group and my spouse is a manager over vendors. Thanks.

Member Payment Dependent Notes Series 543579

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543579	$5,600	$5,600	10.75%	1.00%	July 12, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543579. Member loan 543579 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	JPMORGAN CHASE	Debt-to-income ratio:	15.98%
Length of employment:	10+ years	Location:	GARLAND, TX

Home town:
Current & past employers:	JPMORGAN CHASE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > Paid off car and have had some recent unexpected expenses that needed immediate attention. Plenty to account for monthy payment and pay-off quickly, but needed quick turn-around. Have small house issues to address that will improve quality of life. Borrower added on 07/08/10 > I have excellent credit, always have. Recently paid off my vehicle and received substantial raise at my job. Have had to deal with changes to personal life in the last year and have had some recent events create the need for some savings stability which takes time to create and also to address the myriad of issues that popped up all at once. I have always been very proud of my credit and work history. Monthy payments are not an issue, but due to the changes in my personal life, liquid funds were. This loan will be paid off long before monthy term.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,948.00	Public Records On File:	0
Revolving Line Utilization:	65.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) Current balance of the mortgage is $60,000 2) Market value is $96,000 3) One outstanding heloc balance - $7,800 Thanks for your interst.
THIS DETAILS WHAT YOU DO TO ATTRACT LENDER INTEREST A-N-D COMMITTED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Thursday 07.08.2010	Thank you.
Your "Major Purchase" or "Other" category loan is 1 of 329 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Thursday 07.08.2010	Thank you again.
Thank you for updating your loan description! For clarification, please answer the following: 1. What is your position at the JP Morgan Chase? 2. Please list all of your monthly expenses. 3. Do you have a savings account/emergency fund? 4. When do you plan on paying this loan off by? Thank you!	Hello, I am an Executive Assistant (15 years with the company). Monthly expenses as follows: mortgage 542, credit card 198, credit union 426, cell phone 5o, medical procedure payment 163, daycare 242, cable/internet 200, electric/water etc 200. I do not currently have a savings account due to changes in my personal life. I receive an additional 740/mo in child support (not in a legal document yet), but don't include that as income, simply toward intended use. I plan to put some of this money in saving to create a cushion to be proactive not reactive to life while creating savings. Once have cushion will pay back lump some and continue to make large monthly payments. I would plan to have the loan paid back at a maximum of three years.

Member Payment Dependent Notes Series 543662

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543662	$4,800	$4,800	11.49%	1.00%	July 12, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543662. Member loan 543662 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Par Pharmaceuticals	Debt-to-income ratio:	20.42%
Length of employment:	< 1 year	Location:	ROANOKE, VA

Home town:
Current & past employers:	Par Pharmaceuticals
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > Will repay ASAP. Need short term loan in lieu of normal bonus check because of company reorg.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	46	Months Since Last Delinquency:	17
Revolving Credit Balance:	$13,428.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 543675

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543675	$10,000	$10,000	13.61%	1.00%	July 12, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543675. Member loan 543675 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Flexi Software	Debt-to-income ratio:	7.64%
Length of employment:	5 years	Location:	STRATFORD, CT

Home town:
Current & past employers:	Flexi Software
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > The purpose of this loan is to pay for a 60th wedding anniversary party for my parents, take a small vacation and do some minor home repairs. With my husband's salary, the household combined income is over $230,000/yr. plus investments and 1099 additional work. We haven't missed a payment on an account in over 10 years. Both of us have been at our current positions for over 5 years in secure companies that are growing, not downsizing in this economy.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	54
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would a bank make a $10K loan without a detailed loan description?	Detailed loan description - assumption is that you are looking for the reason for the loan. If so, here is the answer - I'm giving my parents a 60th wedding anniversary party, going on vacation and completing some home repairs.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and your monthly expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	I've updated the Loan Description section. If you need further information, please advise. Thank you.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My home is worth $295,000 and currently have one mortgage on the property, no lines of credit on it. The mortgage is a 10 yr. mortgage so that we gain equity and have it paid off faster. We include additional principal payment each month to shorten the payoff more. We currently owe approximately $245,000.
- What is your monthly budget? - How much do you save each month? According to your credit report, you have zero revolving debt. If you and your spouse pull in $230k / year, why do you need to borrow a sum as (relatively) small as $10k? Even after taxes, 401k, health insurance, etc, your net monthly income is probably around ~$12k (~65% for taxes/401k/health insurance, then divide by 12 months) - why could you not just save for 2-3 months and cover the costs yourself?	We have been proactively paying off debts and really don't desire to maintain a credit card balance with the higher interest rates. You are correct that if I had 2 or 3 months, I could save the money myself. However, my parent's anniversary is in August and therefore don't have the time to save it. Average monthly income is about $11,000 with scheduled expenses close to $8,000 including mortgage, cars, charity, utilities, etc. The additional is saved or applied to debt (additional paid in principal on mortgage, paying off cars).

Member Payment Dependent Notes Series 543702

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543702	$3,000	$3,000	14.72%	1.00%	July 12, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543702. Member loan 543702 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Jacobi Hospital	Debt-to-income ratio:	4.70%
Length of employment:	2 years	Location:	BRONX, NY

Home town:
Current & past employers:	Jacobi Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > "How you Plan to use the funds" - Im moving out of my Parents House into a new place. The funds will allow me to paid for my moving expenses...like Moving Van, 1 month Security deposit and furniture. I will also be closer to my Job as a Computer Tech. This position is very Stable and room for growth. Borrower added on 07/09/10 > Annoucnment: I dsupute the information in my report and found that 9 of the cedit items belong to someone else. My cedit score is no longer 582.... it's 663. my report won't show the new change untill the next 40 days. any other infor...contact me.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	11	Months Since Last Delinquency:	7
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide details of the 3 delinquencies in the last 2 years. Will you be seeking new employment after your move? Thanks for your answers.	I will not be seeking new employment after I moved. I'm moving closer to my job. I don't see any delinquent accounts? There are accounts listed in my report that do not belong to me.
Hello, Are you moving for a secured job offer? out of state?	No. I'm moving closer to my Job here in New York.
Me again. If the 3 delinquencies shown in your credit history don't belong to you, you should contact the 3 credit reporting agencies to have this corrected. This is hurting your credit score.	Thank you. Im already in the process of investgating these claims.

Member Payment Dependent Notes Series 543709

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543709	$3,500	$3,500	14.35%	1.00%	July 12, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543709. Member loan 543709 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	AMC Corp	Debt-to-income ratio:	4.89%
Length of employment:	5 years	Location:	Port Washington, NY

Home town:
Current & past employers:	AMC Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > I would like to use this money for a cosmetic surgery. Borrower added on 07/09/10 > Thank you all for considering me for a loan. When given the opportunity, I will be using this loan for a cosmetic surgery. I am currently working as a full time bookkeeper/ office manager for a commercial and residential property management office. My employers own commercial and residential properties in the New York Metropolitan area. I have been working for this company for 5 years now and I’m certain for more. I consider my employers as family members, as I to them. I am a responsible and reliable person. That’s why they trust me significantly. I also have a part time job as a personal assistant for the elders on the weekends. When it comes to my bills, I always take them as my priority and pay them on time if not early and sometimes more than the amount due. I am extremely generous to my family and relatives. However, I feel as though I also need to start taking care of myself. This loan will give me the opportunity to do just that, at the same time help my love ones, and maintain my timely payments for my current bills. It is much easier for me to pay off a small monthly bill as opposed to laying out the full cost of the surgery. Once again, I appreciate your time and efforts in considering me for a loan.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	70
Revolving Credit Balance:	$5,988.00	Public Records On File:	0
Revolving Line Utilization:	58.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" or "Other" category loan is 1 of 299 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Thursday 07.08.2010	To whom it may concern: I would like to use this loan to fund a cosmetic surgery. Teresa
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and your monthly expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	Dear Factoria_Funding: I'm sorry for the delay. Apparently, I was giving you too much detailed information that my response keeps getting rejected. First of, I would like to thank you for considering me for a loan. When given the opportunity, I will be using this loan for a cosmetic surgery. I am currently working as full time bookkeeper/ office manager at a commercial/ residential property management office. My employers own commercial and residential properties in the New York Metropolitan area. We manage these properties in the office. I also have a part time job as a personal assistant for the elders over the weekend. My total household income is $42,400.00 a year. My monthly expenses are as follows: 1) rent $400.00-$500.00, 2) car $400.00, 3) credit card bills $800.00, 4) my sister???s car who is currently in a third world country $250.00, and the rest are food, gas, and I occasionally give my parents some spending money. I am a very responsible person especially when it comes to my bills. I always take priority for my bills and pay them on time if not early and sometimes more than the amount due. I am extremely generous to my family/ relatives. I feel as though I also need to start taking care of myself. This loan will give me the opportunity to do just that, at the same time help my love ones, and maintain my timely payments for my bills. It is much easier for me to pay off a small monthly bill as opposed to laying out the full cost of the surgery. I hope I???ve explained my purpose for this loan. I appreciate your time and efforts in considering me for a loan. If you have any other questions or concerns, please do not hesitate to contact me. Yours Truly, Teresa

Member Payment Dependent Notes Series 543747

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543747	$5,000	$5,000	10.75%	1.00%	July 12, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543747. Member loan 543747 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	n/a	Debt-to-income ratio:	2.24%
Length of employment:	9 years	Location:	Boston, MA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > I am very blessed to have purchased my first home. It's a small one bedroom apartment. I got it via the affordable housing program. After EXTENSIVE paperwork (3 years personal and business taxes, bank statements for 6 months, all income verified, etc.), I was approved. The place is great! With any luck, it will be my last home until heaven! :-) Before me, there were two different owners - I'm 99% sure they were bachelors. I'd like to paint and replace the 10 year old carpet with hardwood floors. Many thanks for your consideration. Borrower added on 07/08/10 > I am very lucky to have purchased my VERY first home! I'm just over 50 so it's quite an accomplishment! I got it via an affordable housing program that went through my business financial reports as well as personal. I think they have everything but my dental records! :-) It's a small one bedroom apartment and it doesn't need much work. A fresh coat of paint and getting rid of the 10 year old carpet are the use of these funds. Many thanks for your consideration.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	63
Revolving Credit Balance:	$3,814.00	Public Records On File:	0
Revolving Line Utilization:	24.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your source of income? Who is your employer?	Thank you for your consideration. I'm must have done something wrong because I thought I noted my employment. I have been self-employed for 10 years. I recently purchased the property via an affordable housing program where they went through 3 years of business and personal financials. Best ~ Diane
Borrower Profile does not show either Employer or Length of Employment. What are sources of total $ reported Gross Income per month: Annuity? Civil Service? Disability? Investments? Military-VA? Pension? Rentals? Social Security? If self-employed, what is your occupation? If a small business owner, what is description of your primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 07.08.2010	Thank you for your consideration. I'm must have done something wrong because I thought I noted my employment. I have been self-employed for 10 years. My business teaches networking skills - the people kind vs technology. Recently I taught a group of veterans who are trying to network to get re-acclimated to civilian life. Amazing people as you well know! I recently purchased the property via an affordable housing program where they went through 3 years of business and personal financials. Best ~ Diane
Could you please describe your employment situation? Art	Dear Art - Thank you for your consideration. I'm must have done something wrong because I thought I noted my employment. I have been self-employed for 10 years. I recently purchased the property via an affordable housing program where they went through 3 years of business and personal financials. Best ~ Diane
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thank you for your question. I purchased the home through a city sponsored affordable housing program for first time buyers. The mortgage is $45,000. It's a co-op so the financials are different than a traditional mortgage. The value of the home is about the same as the price is set by the city as I am a part of this program. They went through 3 years of business & personal finances to qualify. Let me know if you have any more questions. Best ~ Diane
Buying a first home is always exciting, and the process can be exhausting too! It seems like painting and putting in hardwood floors (after preparing whatever is under the carpet first) might be more than the amount of this loan. However I could be totally wrong. I am assuming you are new to Lending Club - so you may not be aware that you can actually apply for a second loan after you have been current on the first one for a specific length of time - You could check with Lending Club for the requirements if your floors are more expensive than anticipated. I have found that the wood laminate floors, although less preferable than hardwood, are less expensive. I will be funding part of your loan shortly - good luck on 100% funding quickly and enjoy your new home!	Critical Miss - Thank you for your note and comments. I've got a quote from Empire Carpet for the wood laminate. It's $4300 and I'm having a "painting party" to help with that. It's a pretty small place ~ 650 sq. ft. I am indeed new to Lending Club and didn't know about the possibility of another loan. Thank you for the info! Warm regards ~ Diane

Member Payment Dependent Notes Series 543829

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543829	$7,000	$7,000	11.12%	1.00%	July 13, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543829. Member loan 543829 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	Greyhound LInes Inc.	Debt-to-income ratio:	9.06%
Length of employment:	10+ years	Location:	Frisco, TX

Home town:
Current & past employers:	Greyhound LInes Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > I plan to use these funds to consolidate my debt. I have always paid off my prior loans with other companies. I make $2350 every 2 weeks and only have a car and rent payment. I will easily be able pay this amount every month. I have worked for Greyhound Lines for 13 years now and I am in a very stable position that will not go away. Thank you very much.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	28	Months Since Last Delinquency:	2
Revolving Credit Balance:	$349.00	Public Records On File:	0
Revolving Line Utilization:	25.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Greyhopund? Your credit history shows very little debt. Specifically, where wil the loan proceeds go? (Itemize.)	Type your answer here. I am Sr. Manager of Revenue Development. I manage our company's reseveration system for US and Canada. I have 5 employees that work for me. We maintain all schedules, fares and agency information within the reservation system. I was divorced almost a year ago. All the debt was under her name and in the divorce paperwork this debt was split 50/50 and I was to find a way to get my portion in my name. My portion of a loan we had together is $12,000 and my credit card portion is $5,000.

Member Payment Dependent Notes Series 543840

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543840	$4,000	$4,000	7.51%	1.00%	July 13, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543840. Member loan 543840 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	IBT	Debt-to-income ratio:	21.27%
Length of employment:	7 years	Location:	Washington, DC

Home town:
Current & past employers:	IBT
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	3
Revolving Credit Balance:	$8,264.00	Public Records On File:	0
Revolving Line Utilization:	16.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I am interested in helping fund your loan, but I need your answers to these three questions first please: 1. What is the total balance of the mortgage and any HELOC loans you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure). 3. Please explain the delinquency from three months ago. Thank you.	1. 240,000 2. 215,000 3. I pay all of my bills online. The delinquency occurred when I thought there was going to be an automatic payment to a credit card and the automatic payment was not set up properly. It was taken care of promptly, and as you can see it has been the only one in three years. Thank you for your interest.

Member Payment Dependent Notes Series 543863

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543863	$6,300	$6,300	7.14%	1.00%	July 13, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543863. Member loan 543863 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,152 / month
Current employer:	Oceaneering International	Debt-to-income ratio:	21.13%
Length of employment:	3 years	Location:	BERWICK, LA

Home town:
Current & past employers:	Oceaneering International
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,349.00	Public Records On File:	0
Revolving Line Utilization:	21.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	Recently did some home renovations and used credit cards to purchase supplies. Llike many others on here; chase has raised my interest rate on one card without any cause so this loan is simply to consolidate. I won't really get into personal details like a lot of people do on here, my credit history/rating should speak for itself

Member Payment Dependent Notes Series 544106

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544106	$3,200	$3,200	11.49%	1.00%	July 13, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544106. Member loan 544106 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,125 / month
Current employer:	Maryvale UFSD	Debt-to-income ratio:	22.73%
Length of employment:	8 years	Location:	Buffalo, NY

Home town:
Current & past employers:	Maryvale UFSD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,102.00	Public Records On File:	0
Revolving Line Utilization:	74.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 544128

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544128	$4,000	$4,000	10.75%	1.00%	July 12, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544128. Member loan 544128 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	QW Transport	Debt-to-income ratio:	17.19%
Length of employment:	< 1 year	Location:	Fort Worth, TX

Home town:
Current & past employers:	QW Transport
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	75
Revolving Credit Balance:	$6,205.00	Public Records On File:	0
Revolving Line Utilization:	60.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi, Zillow says the value of my home is $119,500 but because of the terrible housing market, my current balance is $126,705. I do not owe any HELOC. I am current with my mortgage and have recently refinanced it to get the low 5.25% interest 30 year fixed.

Member Payment Dependent Notes Series 544170

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544170	$10,000	$10,000	11.86%	1.00%	July 12, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544170. Member loan 544170 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Ikon Office Solutions, Inc	Debt-to-income ratio:	21.13%
Length of employment:	4 years	Location:	Danbury, CT

Home town:
Current & past employers:	Ikon Office Solutions, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > What makes me a good borrower, I got 2 1/2 job right now, one as Video Conference Technician that pay me 40,000 a years and the other one as Houseman that pay me $15,000 a year and also I fixed computer in my spare time, never been late on my credit cars or car payment and credit score is good.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,260.00	Public Records On File:	0
Revolving Line Utilization:	35.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDER INTEREST A-N-D COMMITTED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Friday 07.09.2010	I don't see your question??.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Orchard Bank $1780.12 35.00 American Express $1620.37 15.00 Bank of America American Express $1411.58 60.00 Capital One $1338.49 25.00 Bank Of America MilesEdge $1197.65 35.00 Amazon Rewards $1069.49 45.00 Chase Platinum $847.55 40.00
There was NO question. Follow directions in previous email; complete Employment-Income verification process so loan can be "Approved" for issue when it funds.	I spoke to lending club and here is what they told me. Unless the Lending Club credit team has contacted you directly to request additional documentation to verify your income, you do not need to submit any other information. If your loan listing is under review and the Lending Club credit team has requested additional information such as proof of income, please follow the instructions in their email or phone request to append such information to your loan application. Ed.
Received your email. You're quoting from one size fits all FAQ's. If at 7-day listing loan is not fully funded (only 25 pct, 35 pct, 45 pct, etc.) that will determine whom correct. Browse loans listed; within 1 or 2 days time expiring, compare numbert loans employment-income Credit Review n-e-v-e-r completed and loan does n-o-t show "Approved" for issue status. When a loan only 35 pct funded with only 1 or 2 days time left chances are virtually ZERO it will make 60 pct minimum funding level and eligible for issue. Good luck.	Thank you, I was looking on my profile for employment-income verification but I don't see one, and credit review I give all my information to LendingClub, SS and other stuff that they needed to open the process for the loan, Regards, Ed.

Member Payment Dependent Notes Series 544191

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544191	$4,800	$4,800	15.95%	1.00%	July 12, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544191. Member loan 544191 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,302 / month
Current employer:	Enterprise School District	Debt-to-income ratio:	5.68%
Length of employment:	10+ years	Location:	REDDING, CA

Home town:
Current & past employers:	Enterprise School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > I have some medical bills (hip replacement surgery) and car repairs that need to be taken care of. My job is stable. This will be my 19th year teaching elementary school.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	51
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDER INTEREST A-N-D COMMITTED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Friday 07.09.2010	I read the information.
"Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Friday 07.09.2010	Pay bills and do car repairs.
What do you plan to use the loan for? If you were to provide a loan description, what would it say?	Pay bills and do car repairs.

Member Payment Dependent Notes Series 544330

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544330	$2,500	$2,500	13.61%	1.00%	July 13, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544330. Member loan 544330 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,792 / month
Current employer:	BNY Mellon	Debt-to-income ratio:	11.60%
Length of employment:	4 years	Location:	BRONX, NY

Home town:
Current & past employers:	BNY Mellon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > This money is needed to pay back some personal loans which i've taken from some friends, and they need it ASAP. At the moment i couldn't pay them fully. This is essentially a short-term loan for me, it wont take me 3 years to pay it back

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,432.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is the purpose of this loan? thanks.	Purpose of this loan is to pay off some personal debt that i have. The people who i owe want the whole sum so i would like to pay it off. The difference with this is that now i can make monthly installments which will be less stressfull, and my income will help me pay it off soon, i consider this s short-term loan

Member Payment Dependent Notes Series 544553

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544553	$8,000	$8,000	6.76%	1.00%	July 13, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544553. Member loan 544553 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	American Airlines	Debt-to-income ratio:	11.19%
Length of employment:	10+ years	Location:	Oswego, IL

Home town:
Current & past employers:	American Airlines
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/10/10 > The funds will be used to build a deck on the house we have lived in for 10 yrs.The kids are older,swing set goes,deck goes up. The cost of the deck is split 50/50,50% borrowed funds, 50 % my own. This leaves cash free for the inevitable project cost increases and unexpected consequences of construction. As an airline pilot I managed risk everytime I go to work. My safety record is impeccable. This attitude is also reflected in my credit history. Never late on a bill, and have and always will honor my debts. Respectfully submitted.

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,704.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Could you tell us a little about the deck? Are you investing some of your own cash or borrowing the entire amount? Your credit history shows $8,704 in credit card debt. Can you tell us a little about that? Wishing you well.	The investment in the deck is about 50/50. 50% my own cash and 50% borrowing. The credit card debt was a balance transfer from other cards. I pay about $500 a month to pay off the transfer prior to the 0% interest expiring. Thanks.
What is it you plan on using the requested funds for?	Building a deck. Thanks.

Member Payment Dependent Notes Series 544676

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544676	$5,000	$5,000	7.88%	1.00%	July 13, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544676. Member loan 544676 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	NYC Transit	Debt-to-income ratio:	8.94%
Length of employment:	10+ years	Location:	Amity Harbor, NY

Home town:
Current & past employers:	NYC Transit
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/10/10 > This loan is going to be used to pay off a high rate credit card. Chase Bank raised the interest rate through no fault of mine. When the credit crisis hit the banks they lowered my credit limit and raised the rate. Even though I've always paid at least 3 to 4 times the min. payment amount. This loan will save me approx. $250 monthly and much more in interest payments. As for employment I work for a NYC agency for 10+ years. I'm in a position that is very safe from any layoffs or downsizing.

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,853.00	Public Records On File:	0
Revolving Line Utilization:	26.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Type your answer here.My other monthly expenses are my mortgage ($1693). Car insurance ($300). I have a car lease ($308) Cell Phone ($120) Cable bill ($140) under my name. The monthly Car, Cell Phone, Cable bills are paid monthly by my fiance' even though these bill are under my name. The only reason for this is they were already under my name before we got engaged and we see no reason to change it. The only variable is the weekly food bill which we both share it could be from $50 to $75 each a week. My monthly household obligations are the first two listed above.
Hello. I am interested in helping fund your loan, but I need your answers to these two questions first please: 1. What is the total balance of the mortgage and any HELOC loans you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.Total owed is 190K. I had an appraisal done in feb. The value was $215K. NO OTHER Loans on the home. Its too bad. the value was 305K ...5 years ago. Its amazing whats happened to real estate values.

Member Payment Dependent Notes Series 545120

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545120	$3,200	$3,200	14.35%	1.00%	July 13, 2010	July 24, 2013	July 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545120. Member loan 545120 was requested on July 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Costco Wholesale	Debt-to-income ratio:	16.22%
Length of employment:	2 years	Location:	Renton, WA

Home town:
Current & past employers:	Costco Wholesale
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/10/10 > This loan is to finance a repair/rebuild of my 2003 Ford Escape's transmission. The vehicle is my primary mode of transportation, has been non-drivable since February, 2010, and I'm still making payments on it. So, I really need to get it fixed. Borrower added on 07/10/10 > Additionally, I have been paying on the Escape for 46 months (26 payments remain) - I have never missed a payment or paid late - dispite the fact that my employment changed during that time. Fortunately, I have been able to return to full time employment in my field (since Jan 2009), and my financial recovery is on pace. I appreciate the faith you will be placing in me and opportunity I will receive (even though the interest rate is too high). Thank you.

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,080.00	Public Records On File:	0
Revolving Line Utilization:	34.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for the information you've provided thus far. Would you be able to verify your income with Lending Club? To complete this you would need to submit proof of income via e-mail or mail. For the exact process, you can contact Lending Club here: support@lendingclub.com Toll free: (866) 754-4094 Fax: (866) 754-4094 Hours: 8:00am%u20135:00pm Pacific Time, Monday%u2013Friday	Yes. I will call tomorrow morning and complete the process.

Prospectus Supplement (Sales Report) No. 8 dated July 13, 2010